UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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Preliminary information statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive information statement

LIVEVOX HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

LiveVox Holdings, Inc.
655 Montgomery Street, Suite 1000
San Francisco, CA 94111
NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS
AND NOTICE OF APPRAISAL RIGHTS
AND
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
To our stockholders:
This notice of written consent of stockholders and notice of appraisal rights and the accompanying information statement is being furnished to the holders of Class A common stock, par value $0.0001 per share (the “Company Common Stock”), of LiveVox Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger (as amended and/or supplemented from time to time, the “Merger Agreement”), dated as of October 3, 2023, by and among the Company, inContact, Inc., a Delaware corporation (“Parent”), Laser Bridge Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and NICE Ltd., a company organized under the laws of the State of Israel (“NICE”), a copy of which is attached as Annex A to this information statement.
Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into the Company, with the Company surviving (the “Surviving Corporation”) as a wholly owned subsidiary of Parent (the “Merger”). Upon the terms and subject to the conditions set forth in the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that are held by the Company as treasury stock or owned by NICE, Parent, Merger Subsidiary or any other subsidiaries thereof, the Earnout Shares and the Lock-Up Shares (each as defined below), or any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with the Delaware General Corporation Law (the “DGCL”)), will be automatically cancelled, extinguished and converted into the right to receive $3.74 (the “Merger Consideration”), without interest thereon and less any required withholding taxes.
On October 3, 2023, the board of directors of the Company determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, declared the Merger Agreement and the transactions contemplated thereby advisable, adopted and approved the Merger Agreement and approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby and recommended that stockholders of the Company adopt and approve the Merger Agreement in accordance with the DGCL.
The adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby required the affirmative vote or written consent of the holders of Company Common Stock holding at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon pursuant to Section 228 and Section 251 of the DGCL.
On October 4, 2023, following the execution of the Merger Agreement, certain entities affiliated with Golden Gate Private Equity, Inc., a Delaware corporation (such entities collectively, “Golden Gate”), holding at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon, executed and delivered to the Company a written consent, adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger (the “Written Consent”).
As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated thereby. This notice and the accompanying information statement shall constitute notice to you from the Company of the Written Consent contemplated by Section 228(e) of the DGCL.
Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of record and certain beneficial owners of shares of Company Common Stock will have the right to exercise appraisal rights. This means that such holders and beneficial owners of shares of Company Common Stock may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of Company Common Stock (as determined by the Delaware Court of Chancery), exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, on the amount determined to be the fair value, instead of receiving the Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal to the Company no later than 20 days after the date of the giving of this notice and the accompanying information statement, which mailing date is on or about November 22, 2023 and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger.
We urge you to read the entire information statement carefully. If the Merger is completed, you will receive instructions regarding payment for your shares of Company Common Stock.
BY ORDER OF THE BOARD OF DIRECTORS,
John DiLullo
Chief Executive Officer
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.
This notice and the accompanying information statement are dated November 22, 2023 and are being mailed on or about November 22, 2023 to (i) holders of record of Company Common Stock as of October 4, 2023, pursuant to Section 228(e) of the DGCL and (ii) holders of record of Company Common Stock as of November 21, 2023 pursuant to Section 262 of the DGCL.

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ii

SUMMARY
This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the Merger, as hereinafter defined and as described below, contemplated by the Agreement and Plan of Merger (as amended and/or supplemented from time to time, the “Merger Agreement”), dated as of October 3, 2023, by and among LiveVox Holdings, Inc., a Delaware corporation (the “Company”), inContact, Inc., a Delaware corporation (“Parent”), Laser Bridge Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and NICE Ltd., a company organized under the laws of the State of Israel (“NICE”), and for a more complete description of the legal terms of the Merger, you should carefully read this entire information statement, the annexes attached to this information statement and the documents referred to or incorporated by reference in this information statement. We have included page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary. In this information statement, the terms “Company,” “LiveVox,” “we,” “us” and “our” refer to LiveVox Holdings, Inc. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. This information statement is dated November 22, 2023, and is being mailed to our stockholders of record as of October 4, 2023, and November 21, 2023, on or about November 22, 2023.
The Parties to the Merger Agreement (page 19)
The Company.   LiveVox is a next generation, cloud-based contact-center-as-a-service (“CCaaS”) platform focused on deployments in both mid-market and enterprise organizations. LiveVox’s mission is to help contact centers maximize their performance by seamlessly integrating omnichannel communications (voice, email, chat, SMS, etc.), artificial intelligence (“AI”), customer relationship management (“CRM”) and workforce engagement management (“WEM”), in an easy-to-implement and easy-to-optimize platform. Built on a scalable, public cloud infrastructure, LiveVox can serve as a self-contained, out-of-the-box solution, or as a foundational platform that connects to other services through application programming interfaces (“APIs”). Facilitating more than 14 billion transactions annually, LiveVox has built a differentiated approach to the contact center software market, complemented by an attractive financial model.
The Company’s principal executive offices are located at 655 Montgomery Street, Suite 1000, San Francisco, California 94111 and its telephone number is (415) 671-6000. The Company maintains a website at www.livevox.com. Additional information about the Company is included in documents incorporated by reference into this information statement and our filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 75.
The Company’s Class A common stock, par value $0.0001 per share (the “Company Common Stock”) is listed with, and trades on, The NASDAQ Global Select Market (the “Nasdaq”) under the symbol “LVOX”.
NICE.   NICE was founded on September 28, 1986, as Neptune Intelligent Computer Engineering Ltd., with the vision to digitize unstructured data previously captured using analog means. On October 14, 1991, the company was renamed NICE-Systems Ltd., expanding its mission to the Customer Service market, becoming a leading global provider of Workforce Optimization software applications, as well as adding solutions for the Public Safety sector. With the increased quantity of available data and the growing need to generate meaningful business insight, NICE launched Interaction Analytics solutions — allowing organizations to quickly understand and operationalize their interaction data. NICE’s principal executive offices are located at 13 Zarhin Street, P.O. Box 690, Ra’anana 4310602, Israel and its telephone number is +972-9-7753151.
Parent.   In 2016 NICE acquired Parent, a leading provider of cloud contact center software and agent optimization. Parent is a wholly owned subsidiary of NICE. Parent’s principal executive offices are located at 75 West Towne Ridge Parkway, Tower # 1, Sandy, Utah 84070 and its telephone number is (801) 320-3200.
Merger Subsidiary.   Merger Subsidiary was formed solely for the purpose of completing the Merger with the Company. Merger Subsidiary is a wholly owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Subsidiary will cease to exist. Merger Subsidiary’s principal executive offices are located at 13 Zarhin Street, P.O. Box 690, Ra’anana 4310602, Israel and its telephone number is +972-9-7753777.
The Merger (page 20)
Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into the Company, with the Company surviving (the “Surviving Corporation”) as a wholly owned subsidiary of Parent (the “Merger”). Upon the terms and subject to the conditions set forth in the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that are held by the Company as treasury stock or owned by NICE, Parent, Merger Subsidiary or any other subsidiaries thereof, the Earnout Shares and the Lock-Up Shares (each as defined below), or any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with the Delaware General Corporation Law (the “DGCL”)), will be automatically cancelled, extinguished and converted into the right to receive $3.74 (the “Merger Consideration”), without interest thereon and less any required withholding taxes.
“Earnout Shares” means an aggregate of 5,000,000 shares of Company Common Stock held in escrow for the benefit of LiveVox TopCo, LLC, a Delaware limited liability company, and an affiliate of Golden Gate (“LiveVox TopCo”). “Lock-Up Shares” means an aggregate of 2,543,750 shares of Company Common Stock held in escrow for the benefit of CFI Sponsor LLC, a Delaware limited liability company (“CFI Sponsor”), and certain other stockholders, as disclosed on the Company’s Annual Report on Form 10-K, filed with the SEC on March 2, 2023 (the “2022 Company 10-K”). On or about January 13, 2021, in connection with the deSPAC Transaction (as defined below), the Earnout Shares and Lock-Up Shares were placed in escrow accounts subject to release only if, during a seven-year period beginning on June 18, 2021, (i) the price per share of the Company Common Stock trading on the Nasdaq met or exceeded certain thresholds or (ii) the Company underwent a change of control that resulted in holders of Company Common Stock receiving a per share price equal to or in excess of such applicable thresholds. Such price thresholds include volume weighted average price per share targets equal to $12.50, $15.00 and $17.50. As of October 3, 2023, none of these thresholds had been met or exceeded and accordingly no Earnout Shares or Lock-Up Shares had been released from escrow. All Earnout Shares and Lock-Up Shares, as well as any shares of Company Common Stock that are held by the Company as treasury stock or owned by NICE, Parent or Merger Subsidiary, shall be cancelled at the Effective Time, and no payment shall be made with respect thereto.
If the Merger is consummated, it is expected that the Company Common Stock, the Company Warrants and the Company Units (each as defined below) will be delisted from the Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as promptly as practicable after the Effective Time in accordance with the Merger Agreement.
On October 3, 2023, the board of directors of the Company determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, declared the Merger Agreement and the transactions contemplated thereby advisable, adopted and approved the Merger Agreement and approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby and recommended that stockholders of the Company vote to adopt and approve the Merger Agreement in accordance with the DGCL.
The adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby required the affirmative vote or written consent of the holders of Company Common Stock representing a majority of the aggregate voting power of the outstanding shares of Company Common Stock entitled to vote thereon pursuant to Section 228 and Section 251 of the DGCL.
On October 4, 2023, following the execution of the Merger Agreement, Golden Gate, as the holder of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon, executed and delivered to the Company a written consent adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger (the “Written Consent”). As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated thereby. This notice and the accompanying information statement shall constitute notice to you from the Company of the Written Consent contemplated by Section 228(e) of the DGCL.
Unless otherwise set out in the Merger Agreement, because the Merger Consideration will be paid in cash, you will receive no equity interest in Parent in consideration for your shares of Company Common Stock, and after the Effective Time you will not own any shares of Company Common Stock.
The Merger Consideration (page 48)
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, the following will occur:
Treatment of Capital Stock
Each share of Company Common Stock (other than (i) the Lock-Up Shares and Earnout Shares, (ii) shares of Company Common Stock owned by (a) the Company as treasury stock, (b) Parent, (c) Merger Subsidiary, (d) NICE, (e) a Subsidiary of any of the foregoing, or (f) any stockholders of the Company who did not vote in favor of the Merger Agreement (or consent thereto in writing) and who have demanded and not withdrawn a demand for appraisal rights pursuant to the DGCL (such shares owned by such stockholders, the “Appraisal Shares”) ((i) and (ii), collectively, the “Excluded Shares”)) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $3.74 per share in cash, without interest and less any required withholding taxes, and will cease to be outstanding, be cancelled and cease to exist, and each certificate formally representing any such shares (each, a “Share Certificate”) or uncertificated shares represented by book-entry (each, a “Book-Entry Share”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement.
Each share of Company Common Stock that is a Lock-Up Share or Earnout Share or is owned by the Company as treasury stock, or owned by NICE, Parent or Merger Subsidiary, or is an Appraisal Share, in each case, issued and outstanding immediately prior to the Effective Time will be cancelled without payment of any consideration therefor and cease to exist (subject to the appraisal rights of any holders of Appraisal Shares under Section 262 of the DGCL).
Each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time will be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted without payment of any consideration therefor.
Treatment of Company Equity Awards
Each award of time-based restricted stock units (“RSU”) of the Company (each, a “Company RSU”) issued pursuant to the Company’s 2021 Equity Incentive Plan (the “Company Stock Plan”) that is (i) outstanding and vested as of immediately prior to, or the vesting of which will accelerate at, the Effective Time or (ii) outstanding as of immediately prior to the Effective Time and held by a non-employee director of the Company or a former service provider to the Company (whether vested or unvested) (each, a “Terminating Company RSU”), will, at the Effective Time, be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Terminating Company RSU as of immediately prior to the Effective Time and (y) the Merger Consideration.
Each Company RSU that is outstanding as of immediately prior to the Effective Time that is not a Terminating Company RSU (an “Unvested Company RSU”) will, at the Effective Time, be cancelled and converted into an award under the NICE share incentive plan of time-vesting restricted stock units with respect to a number of American Depositary Shares of NICE, each representing one share of NICE (the “NICE ADSs”), equal to the product of (i) the number of shares of Company Common Stock subject to such Unvested Company RSU and (ii) the Equity Award Exchange Ratio (as defined below), rounded to the nearest whole share (each, a “Converted NICE RSU”). Each Converted NICE RSU will remain subject to the same terms and conditions (including vesting, acceleration and payment schedule) as applied to the corresponding Company RSU immediately prior to the Effective Time.
For purposes of the Merger Agreement, the “Equity Award Exchange Ratio” is defined as the quotient obtained by dividing (i) the Merger Consideration by (ii) the volume-weighted average closing price of NICE ADSs reported on the Nasdaq for the ten full trading days ending on (and including) the trading day immediately preceding the date on which the Effective Time occurs, rounded to the nearest ten-thousandth.
Each award of performance-based RSUs of the Company (each, a “Company PSU”) issued pursuant to the Company Stock Plan that is outstanding as of immediately prior to the Effective Time, will, at the Effective Time, be cancelled in its entirety without the payment of any consideration with respect thereto.
Treatment of Company Warrants
Each redeemable warrant exercisable to purchase one share of Company Common Stock at an exercise price of $11.50 per share, as adjusted (a “Company Warrant”), that is outstanding and unexercised as of immediately prior to the Effective Time, will, at the Effective Time, become exercisable for the merger consideration that such holder would have received if such Company Warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the Effective Time, such amount being the Merger Consideration. Notwithstanding the foregoing, if a holder of a Company Warrant that is outstanding and unexercised as of immediately prior to the Effective Time properly exercises such Company Warrant within 30 days following the public disclosure of the consummation of the Merger, the exercise price in respect thereof shall be reduced by an amount (in dollars) equal to the difference of (i) the exercise price in effect prior to such reduction, minus (ii) (a) the Merger Consideration (but in no event less than zero) minus (b) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Company Warrant immediately prior to the consummation of the Merger based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) the provisions of Section 6 of the Warrant Agreement, dated March 7, 2019, between Crescent Acquisition Corp. and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) will be taken into account, (2) the price of each share of Company Common Stock will be the volume weighted average price of the Company Common Stock as reported during the 10 trading day period ending on the trading day prior to the Merger, (3) the assumed volatility will be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the Merger, and (4) the assumed risk-free interest rate will correspond to the U.S. Treasury rate for a period equal to the remaining term of the Company Warrant. Following the closing of the Merger, in accordance with the terms of Section 4.5 of the Warrant Agreement, the Surviving Corporation will give written notice of the Merger to each holder of a Company Warrant, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event.
Treatment of Company Units
The shares of Company Common Stock and Company Warrants that underlie the public units, each consisting of one share of Company Common Stock and one-half of one redeemable Company Warrant (the “Company Units”), will be treated in the same manner as the shares of Company Common Stock and Company Warrants, respectively, that do not underlie the Company Units.
We encourage you to read the Merger Agreement, which is attached as Annex A to this information statement, as it is the legal document that governs the Merger and the other transactions contemplated thereby.

Recommendation of the Board; Reasons for the Merger (page 29)
After consideration of various factors as discussed in the sections entitled “Recommendation of the Board” and “Reasons for the Merger” beginning on page 29, the Board of Directors of the Company (the “Board”):
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determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders;

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declared the Merger Agreement and the transactions contemplated thereby advisable;

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adopted and approved the Merger Agreement and approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein;

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recommended the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement by the stockholders of the Company; and

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directed that the Merger Agreement be submitted to the stockholders of the Company entitled to vote for its adoption, which could be by written consent of the requisite stockholders in lieu of a meeting in accordance with Section 228 of the DGCL.

Required Stockholder Approval for the Merger (page 32)
Under Delaware law and the Company’s certificate of incorporation, the adoption of the Merger Agreement required the affirmative vote or written consent of the holders of the Company Common Stock representing a majority of the aggregate voting power of the outstanding shares of Company Common Stock entitled to vote thereon. As of October 4, 2023, the record date for determining stockholders of the Company entitled to vote on or consent to the adoption of the Merger Agreement, there were 102,014,263 shares of Company Common Stock outstanding. Holders of Company Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.
On October 4, 2023, following the execution of the Merger Agreement, Golden Gate, holding at least a majority of the outstanding shares of Company Common Stock as of the record date, delivered the Written Consent to the Company in accordance with Section 228 of the DGCL. No further action by any other holder of Company Common Stock is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No further action by the stockholders of the Company is required to complete the Merger and all requisite corporate action by and on behalf of Merger Subsidiary required to complete the Merger has been taken.
When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent, which, in this case, is October 4, 2023. This information statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.
Opinion of Jefferies LLC (page 32 and Annex B)
The Company engaged Jefferies LLC (“Jefferies”) as its financial advisor in connection with the Merger. As part of this engagement, Jefferies delivered a written opinion, dated October 3, 2023, to the Board as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received by holders of Company Common Stock (other than holders of Company Common Stock that executed a written consent in connection with the Merger, parties to earnout or lockup arrangements in their capacities as holders of escrowed shares of Company Common Stock thereunder, and NICE, Merger

Subsidiary, and their respective affiliates) pursuant to the Merger Agreement. The full text of Jefferies’ opinion, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this information statement and is incorporated herein by reference.
Jefferies’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the Merger or other transactions contemplated thereby as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Merger or other transactions contemplated thereby. Jefferies’ opinion did not constitute a recommendation to the Board, and does not constitute a recommendation to any securityholder, as to how to vote or act with respect to the Merger or any other matter. The summary of Jefferies’ opinion set forth herein is qualified in its entirety by reference to the full text of Jefferies’ opinion.
Financing (page 60)
The Merger is not subject to a financing condition. Parent estimates that the total funds necessary to complete the Merger will be approximately $370 million, including estimated transaction fees and expenses. Parent intends to fund the amounts necessary to complete the Merger with readily available cash of Parent and NICE.
The Merger Agreement (page 48 and Annex A)
Conditions to Consummation of the Merger
The obligation of each party to effect the Merger is subject to the satisfaction or, to the extent not prohibited by applicable law, waiver of, at or prior to the Effective Time, of the following conditions:
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the requisite approval of the Company’s stockholders adopting the Merger Agreement (which was satisfied via the Written Consent delivered on October 4, 2023);

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the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Act (the “HSR Act”) (the applicable waiting period expired on November 6, 2023, at 11:59 pm ET);

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certain clearances relating to the review of the Merger by the Committee on Foreign Investment in the United States; and

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other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Merger.

The Written Consent was delivered to the Company on October 4, 2023, and, as a result, the closing condition relating to the adoption of the Merger Agreement by the stockholders described in the first bullet above has been satisfied.
The obligations of NICE, Parent and Merger Subsidiary to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:
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the representations and warranties of the Company being true and correct as of the date of the Merger Agreement and the closing date in the manner described in the Merger Agreement;

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the Company having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;

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the receipt by Parent of a certificate dated as of the Closing Date signed by an executive officer of the Company certifying that each of the first two conditions specified above has been satisfied; and

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the absence of any event, occurrence, or development of a state of circumstances or facts which, individually or in the aggregate, has had a Material Adverse Effect (as defined below) on the Company that is continuing or would reasonably be expected to have a Material Adverse Effect.

The obligation of the Company to effect the Merger is also subject to satisfaction or waiver by the Company at or prior to the Closing of the following conditions:
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the representations and warranties of NICE, Parent and Merger Subsidiary being true and correct as of the date of the Merger Agreement and the closing date in the manner described in the Merger Agreement;

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each of Parent and Merger Subsidiary having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; and

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the receipt by the Company of a certificate dated the Closing Date signed on behalf of Parent by an executive officer of Parent certifying that each of the two conditions specified above has been satisfied.

No Solicitation
Subject to certain exceptions as set forth hereinafter, neither the Company nor any of its Subsidiaries (as defined below) will, nor will the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors (in their capacities as representatives of the Company) to, directly or indirectly:

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solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal (as defined in the section entitled “The Merger Agreement — No Solicitation; Superior Proposal and Change of Recommendation” beginning on page 56);

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enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal;

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withdraw, modify or fail to make in a manner adverse to Parent the recommendation to the Company’s stockholders that such stockholders approve and adopt the Merger Agreement (or recommend an Acquisition Proposal);

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fail to enforce, or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, other than (i) in connection with a bona fide Acquisition Proposal or (ii) to the extent the Board (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law;

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approve any transaction under, or any person or entity becoming an “interested stockholder” under, Section 203 of the DGCL; or

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enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal.

“Subsidiary” means, with respect to the Company, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by the Company.
Superior Proposal and Change of Recommendation
Additionally, prior to the receipt of the Written Consent on October 4, 2023, the Company was allowed to:

•
(i) engage in negotiations or discussions with any third party and its representatives that, subject to the Company’s compliance with certain restrictions, made a bona fide, written Acquisition Proposal that the Board determined in good faith constituted, or would reasonably be expected to lead to, a Superior Proposal (as defined in the section entitled “The Merger Agreement — No Solicitation; Superior Proposal and Change of Recommendation” beginning on page 56) and (ii) furnish to such third party or its representatives non-public information relating to the Company or any of its

Subsidiaries, and afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries, pursuant to a confidentiality agreement with such third party with terms in all material respects no less favorable to the Company than those contained in the confidentiality agreement previously entered into between the Company and NICE;

•
subject to compliance with the Merger Agreement, (i) make an Adverse Recommendation Change (as defined in the section entitled “The Merger Agreement — No Solicitation; Superior Proposal and Change of Recommendation” beginning on page 56) following receipt of a Superior Proposal or in response to an Intervening Event and (ii) terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, where “Intervening Event” means any change, event, effect, occurrence or development that occurs, arises or becomes known to the Board after the date of this Agreement and prior to obtaining the approval of Company stockholders, to the extent that such change, event, effect, occurrence or development was unknown to the Board and was not reasonably foreseeable to the Board, in each case, as of the date of the Merger Agreement, other than any of the following events, occurrences or developments: (i) the receipt by the Company, the existence or the terms of an Acquisition Proposal or a Superior Proposal, (ii) changes in the trading price of the shares of Company Common Stock, or (iii) the Company and its subsidiaries exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that each of clauses (ii) and (iii) shall not prevent a party from asserting that any underlying change, event, effect, occurrence or development that may have contributed to such change or excess independently constitutes or contributes to an Intervening Event if not otherwise excluded hereunder)

However, the Company’s right to take the actions described above ceased upon obtaining the Written Consent on October 4, 2023, in accordance with the terms of the Merger Agreement.
Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger and any other transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by the mutual written consent of Parent and the Company.
In addition, the Merger Agreement may be terminated and the Merger and any other transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by either Parent or the Company:
•
if the Merger is not consummated on or before 5:00 p.m. (New York time) on the “outside date” of April 3, 2024;

•
if the required written consent of the Company’s stockholders is not obtained (as noted above, such consent was obtained via the Written Consent);

•
if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the Merger set forth in the Merger Agreement to not be satisfied and fails to cure such breach within the applicable time period set forth in the Merger Agreement; and

•
if any law or order prohibiting the Merger has become final and non-appealable. In addition, under certain circumstances that, as of October 4, 2023, have ceased to apply, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company in order to enter into a definitive agreement providing for a Superior Proposal and (y) the Merger Agreement may be terminated by Parent if the Board changes its recommendation.

Termination Fees and Expenses
If the Merger Agreement had been validly terminated under certain circumstances that, as of the date of this report, have ceased to apply, the Company would have been required to pay Parent a termination fee equal to $4 million.

The Support Agreement (page 66)
In connection with the Merger Agreement, Golden Gate entered into a support agreement with Parent (the “Support Agreement”) and agreed, among other things, to (i) waive certain claims they may have against the Company in connection with the Merger and (ii) not to solicit or engage in discussions or negotiations regarding any alternative business combination transaction. As of October 4, 2023, Golden Gate collectively owned approximately 70.63% of the shares of outstanding Company Common Stock (including the Earnout Shares) based on 102,014,263 outstanding as of that date (including the Earnout Shares and Lock-Up Shares).
Interests of Our Directors and Executive Officers in the Merger (page 40)
You should be aware that the Company’s executive officers and directors may have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described in the section entitled “Interests of Our Directors and Executive Officers in the Merger” beginning on page 40.
Material United States Federal Income Tax Consequences of the Merger (page 45)
The exchange of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder (as defined in the section entitled “Material United States Federal Income Tax Consequences of the Merger” beginning on page 45) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (x) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Company Common Stock.
A Non-United States Holder (as defined in “Material United States Federal Income Tax Consequences of the Merger”) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the United States, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.
Holders of Company Common Stock should read the section entitled “Material United States Federal Income Tax Consequences of the Merger” beginning on page 45 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the United States federal, state, local and non-United States tax consequences of the Merger.
Regulatory Approvals (page 47)
Under the Merger Agreement, the Company, NICE and Parent will use their reasonable best efforts to obtain and maintain all necessary governmental approvals, consents, registrations, permits, authorizations and other confirmations and, as promptly as practicable, make or cause to be made any necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents to consummate the transactions contemplated by the Merger Agreement.
Procedures for Receiving Merger Consideration (page 50)
Promptly after the Effective Time (and in any event within three business days), Parent will direct a nationally recognized bank or trust company reasonably acceptable to the Company to serve as the exchange agent (the “Exchange Agent”) to mail to each holder of record of shares of Company Common Stock at the Effective Time (i) a letter of transmittal and (ii) instructions as to how to surrender such holder’s shares of Company Common Stock (as defined in the section entitled “The Merger Agreement — Procedures for Receiving Merger Consideration” beginning on page 50) in exchange for the Merger Consideration.

Governing Law (page 65)
The Merger Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state that would result in the application of the laws of a jurisdiction other than the State of Delaware.
Appraisal Rights (page 66)
Pursuant to Section 262 of the DGCL, Company stockholders and certain beneficial owners who continuously hold of record, or beneficially own, as applicable, shares of Company Common Stock through the Effective Time, who did not execute the written consent and in either case who properly demand appraisal of their shares and do not withdraw their demands and otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Company Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders of record and beneficial owners of shares of Company Common Stock may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of Company Common Stock (as determined by the Delaware Court of Chancery), exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, on the amount determined to be the fair value, instead of receiving the Merger Consideration. The “fair value” of shares of Company Common Stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the Merger Consideration that stockholders or beneficial owners would otherwise be entitled to receive under the terms of the Merger Agreement if they did not seek appraisal of their shares of Company Common Stock. For purposes of Section 262 of the DGCL and the description of appraisal rights herein, “beneficial owner” means a person who is the beneficial owner of shares of stock held either in a voting trust or by a nominee on behalf of such person.
To exercise appraisal rights, Company stockholders or certain beneficial owners of shares of Company Common Stock must submit a written demand for appraisal to the Company and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. Such demand must reasonably inform the Company of the identity of the stockholder or beneficial owner, as applicable, making the demand and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares of Company Common Stock. Any demand for appraisal made by a beneficial holder of shares of Company Common Stock with respect to shares held of record in the name of a voting trust or nominee, such as a bank, broker or other nominee, on behalf of such person must (i) reasonably identify the holder of record of the shares for which the demand is made, (ii) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (iii) provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the verified list required by Section 262(f) of the DGCL. In addition, under Section 262 of the DGCL, the Delaware Court of Chancery will dismiss any appraisal proceedings as to all stockholders and beneficial owners who have perfected their appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock or (b) the value of the per share Merger Consideration for such total number of shares of Company Common Stock exceeds $1 million.
In view of the complexity of Section 262 of the DGCL, Company stockholders and beneficial owners that may wish to pursue appraisal rights are urged to consult their legal and financial advisors.
Transaction Litigation (page 44)
As of the filing of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.
Counsel to CFI Sponsor has sent various communications to the Company, the Board, counsel to NICE and Golden Gate claiming that it is entitled to consideration of $3.74 per Lock-Up Share and that it may pursue claims against Golden Gate, the Company, and the Board if CFI Sponsor is not provided with such consideration. For more information, see the section of this information statement entitled “Background of the Merger” beginning on page 20.

As of November 21, 2023, the Company had received three stockholder demand letters, which assert that certain information allegedly omitted from the Schedule 14C should be disclosed.
Market Information, Dividends and Certain Transactions in the Shares of Company Common Stock (page 66)
Shares of Company Common Stock are listed on the Nasdaq under the trading symbol “LVOX”. As of October 4, 2023, 102,014,263 shares of Company Common Stock were issued and outstanding. Since the date of our initial public offering we have not paid dividends on outstanding Company Common Stock. The terms of the Merger Agreement do not allow us to declare or pay a dividend between October 3, 2023, and the earlier of the Effective Time and the termination of the Merger Agreement.

QUESTIONS AND ANSWERS ABOUT THE MERGER
The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a holder of Company Common Stock. Please refer to the section entitled “Summary” beginning on page 1 and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this information statement, without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 75.
Q:
What is the proposed transaction and what effects will it have on the Company?

A:
The proposed transaction is the acquisition by Parent of all of the shares of Company Common Stock through the merger of Merger Subsidiary and the Company pursuant to the terms of, and subject to the conditions contained in, the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement, Merger Subsidiary will merge with and into the Company. The Company will be the surviving corporation of the Merger and will cease to be an independent publicly traded company.

Q:
What will I receive in the Merger?

A:
Upon completion of the Merger and subject to the terms and conditions in the Merger Agreement, and subject to your compliance with the letter of transmittal delivered to you by the Exchange Agent after the closing as further described in the section entitled “The Merger Agreement — Procedures for Receiving Merger Consideration” beginning on page 50, you will receive the Merger Consideration equal to $3.74 in cash, without interest and less any required withholding taxes, for each share of Company Common Stock that you own (other than any Excluded Shares). For example, if you own 100 shares of Company Common Stock (other than any Excluded Shares), you will receive $3.74 per share (and an aggregate of $374.00) in cash in exchange for your shares of Company Common Stock without interest and less any required withholding taxes. Upon completion of the Merger, subject to the rights of certain equity awards (each as described below), you will not own any equity in the surviving corporation.

Q:
What happens to Company Common Stock, Company RSUs, Company PSUs, Company Warrant Awards and Company Units if the Merger is completed?

A:
At the Effective Time, the Company Common Stock and equity awards will be treated as follows:

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon the Effective Time, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any Excluded Shares), will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration of $3.74, without interest thereon and less any required withholding taxes.
If the Merger is consummated, it is expected that the Company Common Stock, the Company Warrants and the Company Units will be delisted from the Nasdaq and deregistered under the Exchange Act, as promptly as practicable after the Effective Time in accordance with the Merger Agreement.
Each Terminating Company RSU will, at the Effective Time, be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Terminating Company RSU as of immediately prior to the Effective Time and (y) the Merger Consideration.
Each Unvested Company RSU will, at the Effective Time, be cancelled and converted into a number of Converted NICE RSUs, with such number equal to the product of (i) the number of shares of Company Common Stock subject to such Unvested Company RSU and (ii) the Equity Award Exchange Ratio, rounded to the nearest whole share. Each Converted NICE RSU will remain subject to the same terms and conditions (including vesting, acceleration and payment schedule) as applied to the corresponding Company RSU immediately prior to the Effective Time.
Each Company PSU that is outstanding as of immediately prior to the Effective Time, will, at the Effective Time, be cancelled in its entirety without the payment of any consideration with respect thereto.
Each Company Warrant, that is outstanding and unexercised as of immediately prior to the Effective Time, will, at the Effective Time, become exercisable for the merger consideration that such holder would have received if such Company Warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the Effective Time. Notwithstanding the foregoing, if a holder of a Company Warrant that is outstanding and unexercised as of immediately prior to the Effective Time properly exercises such Company Warrant within 30 days following the public disclosure of the consummation of the Merger, the exercise price in respect thereof shall be reduced in accordance with the terms of the warrant agreement governing such Company Warrant. See the section entitled “The Merger Agreement — Consideration to be Received in the Merger” beginning on page 48.
The shares of Company Common Stock and Company Warrants that underlie the Company Units, will be treated in the same manner as the shares of Company Common Stock and Company Warrants, respectively, that do not underlie the Company Units.
Each Excluded Share shall be cancelled in its entirety without the payment of any consideration with respect thereto.
Q:
When do you expect the Merger to be completed?

A:
We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement. Completion of the Merger is currently expected to occur in the first half of 2024, although the Company cannot assure completion by any particular date, if at all.

Q:
What happens if the Merger is not completed?

A:
If the Merger is not completed for any reason, stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger, and the Company RSUs, Company PSUs, Company Warrants and Company Units will remain outstanding and continue to be subject to the same terms and conditions applicable to them. Additionally, the Company will remain a publicly traded company, and the Company Common Stock, Company Warrants and Company Units will continue to be traded on the Nasdaq.

Q:
Why am I not being asked to vote on the Merger?

A:
Applicable Delaware law and the Company’s certificate of incorporation require the adoption of the Merger Agreement by the holders in the aggregate of a majority of the outstanding shares of Company Common Stock entitled to vote in order to effect the Merger. The Company’s certificate of incorporation permits stockholders to act by written consent in certain circumstances, including in connection with the approval of transactions such as the Merger. The requisite stockholder approval was obtained on October 4, 2023, when the Written Consent was delivered by Golden Gate, which owned shares of Company Common Stock constituting approximately 70.63% of the issued and outstanding shares of Company Common Stock on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:
Why did I receive this information statement?

A:
Applicable laws and securities regulations require us to provide you with notice of the Written Consent, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This information statement also constitutes notice to you of the availability of appraisal rights in connection with the

Merger under Section 262 of the DGCL, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Q:
Did the Board approve and recommend the Merger Agreement?

A:
Yes. The Board:

•
determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders;

•
declared the Merger Agreement and the transactions contemplated thereby advisable;

•
adopted and approved the Merger Agreement and approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein;

•
recommended the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement by the stockholders of the Company; and

•
directed that the Merger Agreement be submitted to the stockholders of the Company entitled to vote for its adoption, which could be by written consent of the requisite stockholders in lieu of a meeting in accordance with Section 228 of the DGCL.

Q:
What happens if I sell my shares before completion of the Merger?

A:
If you transfer your shares of Company Common Stock before consummation of the Merger, you will have transferred the right to receive the Merger Consideration and will lose your appraisal rights in respect of such transferred shares. In order to receive the Merger Consideration or exercise appraisal rights, you must hold your shares through the Effective Time of the Merger.

Q:
How do I surrender my Book-Entry Shares held by the Company’s transfer agent, Broadridge Issuer Corporate Solutions, Inc.?

A:
The Surviving Corporation will direct the Exchange Agent (as defined below) to mail to each holder of record of Book-Entry Shares not held through DTC instructions for use in effecting the surrender of Book-Entry Shares in exchange for the Merger Consideration. Upon the Exchange Agent’s receipt of an “agent’s message” (or such other evidence as the Exchange Agent may reasonably request), the holder of such Book-Entry Share will be entitled to receive the Merger Consideration in exchange for each share of Company Common Stock (other than any Excluded Shares) represented by such Book-Entry Share and such surrendered Book-Entry Share will be cancelled.

Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Company Common Stock for the Merger Consideration. If your shares of Company Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Do not send in your certificates now.

Q:
What happens to my shares of Company Common Stock held by my broker?

A:
Your broker generally will handle cashing out all shares of Company Common Stock that you hold in your brokerage account after the closing of the Merger has occurred. You should direct any specific questions on this to your broker.

Q:
Is the Merger subject to the fulfillment of certain conditions?

A:
Yes. Before the Merger can be completed, the Company, NICE, Parent and Merger Subsidiary must fulfill or, if permissible, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See the section entitled “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 62.

Q:
Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares?

A:
Yes. Under Section 262 of the DGCL, stockholders and certain beneficial owners who did not provide a consent to the adoption of the Merger Agreement are entitled to exercise appraisal rights in connection with the Merger with respect to their shares of Company Common Stock if they meet certain conditions and comply with the applicable statutory procedures for demanding and perfecting appraisal rights and do not subsequently validly withdraw or lose such rights. See the section entitled “Appraisal Rights” beginning on page 66.

Q:
What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:
Prior to the receipt of the Written Consent on October 4, 2023, the Company and its representatives were allowed, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited Acquisition Proposal that would reasonably be expected to lead to a Superior Proposal.

Additionally, prior to the receipt of the written consent on October 4, 2023, shortly following the execution of the Merger Agreement, the Board was allowed to make an Adverse Recommendation Change in response to an Intervening Event or an Acquisition Proposal, in each case, under certain specified circumstances and after complying with certain specified procedural requirements. However, the Company’s rights to engage in negotiations or discussions with third parties and to make an Adverse Recommendation Change as described above ceased upon obtaining the Written Consent on October 4, 2023, in accordance with the terms of the Merger Agreement.
Q:
Will I owe taxes as a result of the Merger?

A:
The exchange of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (x) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Company Common Stock.

A Non-United States Holder will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the United States, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.
Holders of Company Common Stock should read the section entitled “Material United States Federal Income Tax Consequences of the Merger” beginning on page 45 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the United States federal, state, local and non-United States tax consequences of the Merger.
Q:
Where can I find more information about the Company?

A:
We file periodic reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at (800) SEC-0330 for information about these facilities. This information is also available on the website maintained by the

SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section entitled “Where You Can Find More Information” beginning on page 75.
Q:
Who can help answer my other questions?

A:
If you have more questions about the Merger, please contact our Investor Relations Department at (415) 671-6000. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This information statement, and the documents to which we refer you in this information statement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, statements regarding forecasts and projections as described in “The Merger — Certain Company Financial Forecasts” beginning on page 38, which are subject to the “safe harbor” created by those sections. All statements other than statements of historical fact included in this information statement are forward-looking statements, and they are subject to risks and uncertainties. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We have used the words “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements.
All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:
•
risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents;

•
the failure to consummate or delay in consummating the Merger for other reasons;

•
the risk that a condition to closing of the Merger may not be satisfied;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•
potential litigation instituted against us or our directors challenging the proposed Merger;

•
failure to retain key management and employees of the Company;

•
issues or delays in the successful integration of the Company’s operations with those of NICE and Parent, including incurring or experiencing unanticipated costs and/or delays or difficulties;

•
unfavorable reaction to the Merger by customers, competitors, suppliers and employees;

•
unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and

•
additional factors discussed in the Company’s public periodic filings with the SEC.

We believe that the assumptions on which our forward-looking statements are based are reasonable. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this information statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this information statement or the date of any document incorporated by reference in this document. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
The following is a summary of some of the principal risks we face.
•
the business, operations and financial performance of the Company, including market conditions and global and economic factors beyond the Company’s control, such as a tight labor market, inflationary pressures, rising interest rates, volatility in foreign exchange rates, supply chain constraints, recessionary fears, and impacts from the invasion of Ukraine by Russia and conflicts in the Middle East;

•
the impact of COVID-19 and potential future pandemics and related significant market volatility in the Company’s business, our industry and the global economy;

•
the high level of competition in the cloud contact center industry and the intense competition and competitive pressures from other companies in the industry in which the Company operates;

•
the effect of legal, tax and regulatory changes;

•
the Company’s ability to maintain its listing on the Nasdaq, including its ability to comply with the requirement that the bid price for the Company Common Stock be above $1.00 for a period of 30 consecutive trading days;

•
the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

•
the future financial performance of the Company;

•
the outcome of any legal proceedings that may be instituted against the Company;

•
reliance on information systems and the ability to properly maintain the confidentiality and integrity of data;

•
the occurrence of cyber incidents or a deficiency in cybersecurity protocols; and

•
the ability to obtain third-party software licenses for use in or with the Company’s products.

THE PARTIES TO THE MERGER AGREEMENT
The Company
LiveVox Holdings, Inc.
655 Montgomery Street, Suite 1000
San Francisco, CA 94111
Phone: (415) 671-6000
LiveVox is a next generation, cloud-based contact-CCaaS platform focused on deployments in both mid-market and enterprise organizations. Our mission is to help contact centers maximize their performance by seamlessly integrating omnichannel communications (voice, email, chat, SMS, etc.), AI, CRM and WEM, in an easy-to-implement and easy-to-optimize platform. Built on a scalable, public cloud infrastructure, LiveVox can serve as a self-contained, out-of-the-box solution, or as a foundational platform that connects to other services through APIs. Facilitating more than 14 billion transactions annually, we have built a differentiated approach to the contact center software market, complemented by an attractive financial model. To learn more about LiveVox, please visit www.livevox.com. Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 75.
The Company Common Stock is listed with, and trades on, the Nasdaq under the symbol “LVOX”.
NICE
NICE Ltd.
13 Zarhin Street, P.O. Box 690
Ra’anana 4310602, Israel
Phone: +972-9-7753777
NICE is an enterprise software leader in cloud, analytics, digital and AI in both the Customer Engagement and Financial Crime and Compliance markets. NICE’s solutions help organizations of all sizes create extraordinary and trusted customer experiences, improve public safety and prevent financial crime.
NICE was founded in 1986, as Neptune Intelligent Computer Engineering Ltd. On October 14, 1991, the Company was renamed NICE-Systems Ltd. and on June 6, 2016, the Company was renamed NICE Ltd., which is its legal and commercial name.
Parent
inContact, Inc.
inContact, Inc. is a wholly owned subsidiary of NICE following its acquisition by NICE in 2016.
Merger Subsidiary
Laser Bridge Merger Sub Inc.
Merger Subsidiary was incorporated in the state of Delaware on September 29, 2023, solely for the purpose of completing the Merger with the Company. Merger Subsidiary is a wholly-owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Subsidiary will cease to exist.

THE MERGER
Background of the Merger
As part of the Company’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board and the Company’s senior management periodically review, consider and assess the Company’s operations, financial performance and long-range business plans, as well as overall industry, macroeconomic and geopolitical conditions, as they may affect those plans. This review at times includes, among other things, the consideration of potential opportunities for business combinations, acquisitions, and other financial and strategic alternatives. The Board has also regularly engaged with the Company’s stockholders to discuss and solicit their perspectives on the Company’s strategic direction.
In January 2023, the Company received multiple unsolicited inbound inquiries from potential acquirers and potential strategic partners. Specifically, on January 14, 2023, the Chairman of the Board, Stewart Bloom, received an email from representatives of NICE, and on January 23, 2023, Mr. Bloom was similarly contacted by a representative of a software company providing cloud-based products in the Company’s industry (“Company A”). Both messages expressed an interest in exploring an acquisition of the Company or a strategic partnership.
On or about January 26, 2023, Jefferies, which had served as the Company’s financial advisor in connection with the Company’s deSPAC Transaction (as defined below), introduced Mr. Bloom to representatives of a private equity firm which in a prior discussion with Jefferies had expressed potential interest in the Company. Mr. Bloom spoke with such representatives on January 31, 2023. Following such discussion, no further conversations between the Company and such firm were held.
On January 26, 2023 and February 3, 2023, Mr. Bloom had introductory conversations with Ofir Yaron, Head of Mergers and Acquisitions and Partners at NICE. During these conversations, Mr. Bloom conveyed that the Board was not actively seeking a sale of the Company, but Mr. Bloom directed Mr. Yaron to John DiLullo, the Company’s Chief Executive Officer, to explore channel partnership opportunities. Mr. Bloom also directed representatives of Company A to Mr. DiLullo for the same purpose.
On February 9, 2023, Mr. DiLullo had a phone call with Mr. Yaron, during which Mr. Yaron conveyed that NICE was interested in exploring an acquisition of the Company. Mr. DiLullo responded by noting that the Company was not currently exploring a sale.
On February 16, 2023, Mr. DiLullo met with a representative of Company A to explore strategic joint venture or partnership opportunities with Company A. During the discussion, the representative of Company A stated its preference to acquire the Company and own the Company’s intellectual property.
Also on February 16, 2023, the Board held a meeting, with members of the Company’s management and representatives of Kirkland & Ellis LLP (“Kirkland”), counsel to the Company, present. During the meeting, Mr. Bloom noted that the Company had received interest from third parties in a potential acquisition of the Company. As of the time the Board met, no third party had provided any proposals, whether formal or informal, regarding potential value, structure or timing of any proposed sale transaction. During the meeting, representatives of Kirkland provided an overview of the Board’s fiduciary duties. Given the apparently credible interest from third parties with respect to potential strategic partnerships or business combination transactions, the Board considered retaining a financial advisor to gather information and assist the Board in forming a view regarding the Company’s strategic goals and its intrinsic value. The Board considered that, as part of its mandate, a financial advisor could explore the viability of strategic alternatives that would significantly enhance value for the Company’s stockholders. Mr. Bloom suggested that Jefferies could serve in such role given its history of working on large transactions in the contact center software category, its familiarity with the third parties that had expressed interest in acquiring the Company, and its knowledge of and direct involvement with the Company in connection with the Company’s deSPAC Transaction. Mr. Robert Beyer, a member of the Board, abstained from the Board’s discussion given his position as a member of the board of directors of Jefferies’ parent company. Prior to the conclusion of the meeting, the Board approved formally engaging Jefferies as a financial advisor to the Company (subject to negotiation and agreement on the terms of such engagement, which subsequently occurred), but it was also noted that such an engagement would not indicate a decision to entertain offers or engage in a sale transaction.

Following the determination by the Board to engage Jefferies as the Company’s financial advisor, the Company’s management team held multiple meetings with Jefferies to discuss the Company’s business prospects, strategic alternatives and future plans (including the recent inbound inquiries from strategic buyers and financial sponsors). At this point, no conversations with strategic buyers or financial sponsors had progressed beyond preliminary discussions.
On March 2, 2023, the Company executed a confidentiality agreement with Company A. The confidentiality agreement executed with Company A did not include a standstill provision.
On March 3, 2023, Mr. Bloom again spoke with a representative of Company A, and on March 6, 2023, representatives of the Company provided representatives of Company A with an architectural overview and demonstration of the Company’s products at an in-person meeting.
On March 6, 2023, representatives of a financial sponsor with a portfolio company operating in the Company’s industry (“Firm 1”) contacted Mr. Bloom to discuss the potential for a merger between the portfolio company and the Company, with the surviving company remaining a public company.
On March 10, 2023, the Board held a telephonic meeting, with members of the Company’s management and representatives of Jefferies present. During the meeting, the Board requested Jefferies’ views on the Company’s standalone financial trajectory and other financial matters. Given the Board’s determination to explore the apparently credible interest from NICE and Company A, as well as Firm 1, the Board directed Jefferies to assist the Company in formulating a plan to respond to and engage with potential acquirers, including those that previously had expressed interest in acquiring the Company, with a view to understanding whether the Company could elicit a per share price in a sale transaction that would offer more value to the Company’s stockholders than the Company’s continued trajectory as a going concern.
Following the March 10, 2023 Board meeting, in March 2023, consistent with the Board’s directives, representatives of the Company and Jefferies met to design a plan for targeted outreach to potential acquirers. The Company, in consultation with Jefferies, considered 58 potential acquirers, 24 of which were strategic acquirers based on their activity in the contact center ecosystem, in-segment consolidation and whether they were actively seeking to expand their total addressable market, and financial wherewithal to support an attractive purchase price. The other 34 were financial sponsors considered based on their level of activity in the software industry, desire for contact center platform (or having relevant experience or complementary assets in their portfolio) and financial wherewithal to support an attractive purchase price. At the end of March and the beginning of April 2023, at the direction of the Company, Jefferies contacted eight of the 34 financial sponsors considered and five potential strategic acquirers in the software and technology industry of the 24 potential strategic acquirers considered, in each case, that the Company believed may have been interested in acquiring the Company and that satisfied the foregoing criteria. After preliminary conversations, seven financial sponsors and two potential strategic acquirers executed confidentiality agreements with the Company, including NICE on March 13, 2023. The confidentiality agreement with NICE did not contain a standstill provision. All of such other confidentiality agreements contained customary standstill provisions, which by their respective terms would cease to apply upon the earlier of (i) the one-year anniversary of the execution thereof and (ii) such time as the Company entered into a definitive agreement pursuant to which a third party would acquire 50% of the Company’s outstanding equity securities. In some cases, such provisions also would cease to apply in the event (a) the Company entered into a definitive agreement pursuant to which a third party would acquire assets of the Company representing more than 50% of the consolidated earning power of the Company (including with respect to the confidentiality agreement executed with Firm 3 (as defined below)), (b) the Company made an assignment for the benefit of creditors or (c) a third person made a tender offer that would result in a transfer of 50% of the Company’s voting securities (including with respect to the confidentiality agreement executed with Firm 2 and Firm 4 (as defined below)).
On March 15, 2023, at the direction of the Company, representatives of Jefferies held a discussion with representatives of NICE, during which discussion representatives of NICE indicated that it was exploring an expansion of its business in the United States, its customer base and its outbound capabilities.
Also on March 15, 2023, Mr. DiLullo met with a representative of a private equity firm (“Firm 2”). Firm 2 previously had met with representatives of the Company, including with current member of the

Board and former chief executive officer of the Company, Louis Summe. Also on March 15, 2023, the Company separately held a discussion with representatives of Company A regarding the Company’s technology architecture and engineering.
Also on March 15, 2023, Mr. Bloom held a conference call with Firm 1, and Mr. Bloom subsequently referred them to Jefferies. On March 16, 2023, at the direction of the Company, Jefferies held a conference call with representatives of Firm 1, during which the participants discussed the potential of a business combination between the Company and Firm 1’s portfolio company.
On March 20, 2023, members of the Company’s management team participated in an in-person meeting with representatives of Company A and provided such representatives with an overview of the Company’s products.
On March 21, 2023, members of the Company’s management team participated in a management presentation with representatives of NICE, which also involved a discussion of the Company’s business, products and technology.
On March 23, 2023, members of the Company’s management team participated in another in-person meeting with representatives of Company A. The purpose of this meeting was to discuss the Company’s financial profile.
On March 27, 2023, at the direction of the Company, Jefferies held a conference call with Firm 1 to further discuss a potential business combination between the Company and Firm 1’s portfolio company and to obtain additional information regarding Firm 1’s portfolio company. During the course of this discussion, Firm 1 expressed that a potential business combination transaction likely would not be attractive, but that Firm 1 was interested in exploring a business partnership between the Company and Firm 1’s portfolio company.
On April 5, 2023, Company A preliminarily indicated to representatives of the Company that it may not be able to pursue a transaction at a valuation the Company would find attractive.
Following the execution of confidentiality agreements with the respective counterparties, throughout April and May 2023, representatives of the Company conducted due diligence sessions, management presentations and product demonstrations. The Company exchanged certain non-public, confidential information of the Company with such potential acquirers and conducted management presentations for seven financial sponsors and due diligence meetings with two potential strategic acquirers. In particular, these meetings included: (i) a session on financial due diligence and other matters with NICE on April 10, 2023, a product demonstration and technology due diligence session on April 13, 2023 and a further “deep dive” session regarding product capabilities on May 16, 2023; (ii) a management presentation with Firm 2 on April 14, 2023, a financial due diligence session on April 20, 2023, an M&A due diligence call on April 26, 2023, a product and technology due diligence session on April 28, 2023, and a session on financial due diligence and other matters on May 4, 2023; (iii) a management presentation with a private equity firm (“Firm 3”) on April 16, 2023 and a financial due diligence call on April 26, 2023; and (iv) a management presentation with a private equity firm (“Firm 4”) on April 18, 2023, a due financial diligence call on April 25, 2023 and an in-person meeting with members of the Company’s management team on May 5, 2023. Representatives of Jefferies also attended these meetings.
On April 25, 2023, following the conclusion of NICE’s preliminary due diligence workstreams, Barak Eilam, Chief Executive Officer of NICE, made a verbal proposal to Mr. Bloom for NICE to acquire the Company at a $370 million enterprise valuation. When Mr. Bloom inquired as to whether NICE would have the ability to raise its proposed price, Mr. Eilam was non-committal, but indicated that NICE was open to entertaining a higher price pending the results of its due diligence and internal valuation models.
On May 1, 2023, at the direction of the Company, representatives of Jefferies held a discussion with Mr. Yaron regarding a potential merger between NICE and the Company, in which Mr. Yaron stated that NICE would be willing to pay either all cash or a combination of cash and equity of NICE as consideration in an acquisition transaction. However, Mr. Yaron noted that NICE would need to conduct more extensive due diligence, including with respect to the Company’s technology, before proceeding with a formal, written offer to acquire the Company.

On May 3, 2023, the Board held a telephonic meeting, with members of the Company’s management team and representatives of Jefferies and Kirkland present, to discuss, among other things, the current status of the Company’s outreach to potential financial and strategic buyers.
On May 4, 2023, representatives of Company A conveyed to Jefferies that it would be unable to proceed with an acquisition transaction at a valuation that would be attractive to the Company. Later on May 4, 2023, at the direction of the Company, Jefferies contacted each other party that remained interested in potentially acquiring the Company — specifically, six financial sponsors — to provide a process update and to direct such potential acquirers that an indication of interest must be submitted by May 16, 2023.
On May 16, 2023, the Company received non-binding indications of interest for a potential acquisition of the Company from Firm 2, Firm 3 and Firm 4. Firm 2 proposed a purchase price of $4.00 per share in cash; Firm 3 proposed a purchase price of $3.90 to $4.20 per share; and Firm 4 proposed a purchase price of $3.10 to $3.25 per share in cash.
On May 18, 2023, Mr. Eilam informed Mr. Bloom that NICE was not prepared to increase its proposed price. Mr. Bloom noted that other interested parties had provided written indications of interest at prices per share in excess of NICE’s proposal, and that NICE should consider increasing its proposed price to the “mid-$4.00” per share range. Mr. Eilam remained firm that NICE would not be able to increase its bid.
On May 19, 2023, the Board held a telephonic meeting, with members of management and representatives of Jefferies and Kirkland present. Jefferies provided an overview of the sale process to date and a comparison of the financial terms of Firm 2’s, Firm 3’s and Firm 4’s respective non-binding indications of interest, as well as the verbal indication of interest from NICE. The Board continued to deliberate, but no definitive determination was made during the meeting, with respect to potential next steps in the sale process.
On May 21, 2023, the Company received a non-binding indication of interest from NICE for a potential acquisition of the Company, which reaffirmed NICE’s proposed purchase price based on an enterprise value of $370 million from its prior verbal proposal.
On May 24, 2023, the Board held a telephonic meeting, with members of management and representatives of Jefferies and Kirkland, as well as representatives of Golden Gate, present. At the beginning of the meeting, Mr. Beyer and Todd Purdy, a director of the Company, noted that because of their interests in CFI Sponsor LLC (“CFI Sponsor”), which owned the Lock-Up Shares, they would have economic interests in any potential transaction that they would expect would need to be addressed, and they determined that recusal would be the most appropriate action for them. After Messrs. Beyer and Purdy exited the meeting, and with the benefit of NICE’s formal indication of interest, Jefferies again reviewed the four proposals that the Company had received from potential acquirors, including a comparison of the financial terms of each proposal. Jefferies discussed with the Board the broad and significant decline in stock prices among public company peers in the customer engagement space and public companies that entered the public markets through deSPAC transactions, and noted certain industry trends and market conditions that could impact the Company’s business. The Board also considered current market sentiment regarding potentially significant industry headwinds that could be caused by the proliferation of generative artificial intelligence. Jefferies then discussed with the Board certain preliminary financial information regarding the Company, an overview of the management team’s long-range plan and, based on such plan and various assumptions, certain information regarding the theoretical future performance of the Company’s stock price, which indicated, on an illustrative basis, that the implied present value of the Company’s theoretical future stock price could potentially remain below $3.00 per share through the beginning of calendar year 2025. Jefferies also provided a general market update and summarized certain challenges that the Company could face were it to remain a public company, including reporting costs and a lack of meaningful access to the public markets given its thinly traded public float. A discussion then ensued regarding the possibility that remaining an independent, standalone public company may not be a viable long-term strategy for the Company. Following an overview from representatives of Kirkland as to the Board’s fiduciary duties, the Board discussed with members of management and the Company’s advisors potential next steps given the indications of interest that had been received to date. Taking into account, among other things, the indications of interest received, the feedback from other potential acquirers that declined to submit indications of interest and the view that the most likely potential acquirers had been contacted, the Board directed Jefferies to respond to NICE, Firm 2 and Firm 3 and encourage such potential acquirers to work as quickly as possible to finalize and “refresh” their proposals. Based on the limited engagement of Firm 4 in the process, the Board determined to remove Firm 4 from consideration in a potential transaction.
On June 5, 2023, following the Company’s provision of extensive information regarding its business, as well as the meetings and discussions among representatives of the Company, Jefferies and Firm 2, Firm 2 notified Jefferies that it had determined not to proceed with a potential acquisition transaction given concerns from its investment committee regarding the potential impact of anticipated developments in artificial intelligence on a portion of the Company’s business. Firm 2 declined to submit a revised proposal even at a purchase price lower than as reflected in its proposal previously submitted on May 16, 2023.
On June 9, 2023, at the direction of the Company, Jefferies held a discussion with a financial sponsor that previously had not been contacted regarding a potential acquisition of the Company (“Firm 5”), which financial sponsor expressed interest in exploring a potential acquisition of the Company. In the past, the Company had conducted exploratory conversations with Firm 5 that had not progressed beyond a preliminary phase.
On June 11, 2023, the Company executed a confidentiality agreement with Firm 5, which contained customary standstill provisions that by their respective terms would cease to apply upon the earlier of (i) the one-year anniversary of the execution thereof and (ii) such time as the Company entered into a definitive agreement pursuant to which a third party would acquire 50% of the Company’s outstanding equity securities.
On June 13, 2023, the Company’s management team conducted a management presentation for Firm 5, and on June 15, 2023, representatives of Firm 5 held a due diligence session to address the Company’s products, technology and other matters.
On June 27, 2023, the Company sent Firm 3 a draft Merger Agreement prepared by Kirkland.
On June 30, 2023, the Company entered into a “clean team” agreement with Firm 3 pursuant to which certain representatives of Firm 3 and its counsel could review incremental due diligence information that could be considered sensitive.
On July 14, 2023, following the completion of detailed confirmatory due diligence on the Company, Firm 3 submitted a revised non-binding indication of interest to acquire the Company for $3.10 per share. This proposal was substantially lower than Firm 3’s initial indication of value, which was $3.90 to $4.20 per share. Along with the revised non-binding indication of interest, Firm 3 submitted a revised draft Merger Agreement as well as a summary of the rationale underpinning its lower offer price — namely, an increase in the number of fully diluted shares outstanding of the Company, a softening in the debt financing markets that directly impact the terms on which Firm 3 could obtain financing for a transaction, the fact that short-term drivers of the business may dissipate over time, a “stigma” associated with the Company’s collections business that could serve as a barrier to an attractive exit transaction, and perceived weakness in certain segments of the Company’s business. Firm 3 also requested two weeks of exclusivity to finalize its due diligence and negotiate definitive documentation with respect to a transaction.
On July 18, 2023, the Board held a telephonic meeting, with members of management and representatives of Jefferies and Kirkland present. The Board discussed Firm 3’s revised non-binding indication of interest, and representatives of Jefferies provided an update regarding ongoing discussions with NICE and Firm 5. Specifically, Jefferies noted that, at the direction of the Company, it was encouraging both NICE and Firm 5 to submit indications of interest at a purchase price of no less than $4.00 per share. Jefferies conveyed that NICE was continuing to conduct due diligence on the Company and that both NICE and Firm 5 appeared to be amenable to meeting the Company’s valuation expectations; however, Firm 5 had indicated that it likely needed an equity co-investor, and its financing plans were uncertain.
On July 21, 2023 and July 28, 2023, members of the Company’s management team held additional due diligence sessions with representatives of Firm 5. Jefferies also attended these sessions.
On August 2, 2023, the Board held a telephonic meeting, with members of management and representatives of Jefferies and Kirkland, as well as representatives of Golden Gate, present. Jefferies noted

that Firm 3’s revised proposal was below Firm 3’s initial proposal and that, while Firm 5 had been actively involved in due diligence, there were concerns regarding Firm 5’s timing and ability to underwrite an acquisition at an attractive value. Jefferies also conveyed that NICE continued to conduct in-depth due diligence on the Company, and that NICE indicated that it expected to submit a revised non-binding indication of interest within a few weeks. Prior to the conclusion of the meeting, Mr. Bloom encouraged Jefferies and Kirkland to make as much progress with the remaining potential acquirers as possible and noted that the Board would soon need to determine whether the Company’s resources and management’s time would be better served if the Company ceased engaging with potential acquirers. Following this meeting, in early August 2023, Firm 5 notified Jefferies that it would not be able to make an offer at a value that the Company would find attractive.
On August 10, 2023, NICE submitted a revised non-binding indication of interest to acquire the Company for $3.75 per share in cash, which Mr. Bloom circulated to the Board on August 11, 2023. The indication of interest provided that vested incentive equity of the Company would be cashed out and unvested incentive equity of the Company would be assumed by NICE (other than performance-based incentive equity with price vesting hurdles greater than $3.75 per share). The indication of interest did not include a financing contingency, and NICE requested that the parties enter into a 40-day period of exclusivity commencing at such time as NICE obtained access to a fully populated data room, which period of exclusivity would automatically extend for an additional 15 days if the parties continued to negotiate in good faith. Then, on August 11, 2023, NICE submitted a preliminary due diligence request list to the Company.
On August 14, 2023, the Board held a telephonic meeting, with members of management and representatives of Jefferies and Kirkland, as well as representatives of Golden Gate, present. Jefferies provided an overview of NICE’s revised non-binding indication of interest, and discussion ensued among the members of the Board and its advisors regarding the potential benefits and risks of entering into a transaction with NICE, as well as the directors’ respective views on proceeding with negotiations with NICE. Jefferies also conveyed that management had provided NICE with current information pertaining to, among other things, the Company’s capitalization and anticipated transaction expenses. The Board also discussed with the Company’s advisors their high level of confidence in NICE executing a transaction on the terms of the non-binding indication of interest, including that NICE had the financial wherewithal to support a transaction.
At the meeting, the Board and its advisors continued to deliberate the merits of a potential transaction with NICE. On the one hand, Mr. Beyer proffered that the Company remaining a public company may provide more value to the Company’s stockholders than the Merger, pointing to two reports with potential share price targets for the Company’s publicly traded common stock of $4.50 and $5.00, respectively. However, the capitalization information used to derive share price targets in such reports may not accurately reflect the Company’s fully diluted shares outstanding, thereby potentially inflating the share price targets. Mr. Beyer expressed concerns that it was the wrong time to sell the Company as the Company had approximately $60 million of cash on its balance sheet and a business plan about which the Board should be excited. On the other hand, the Board discussed management’s long-range plan and certain preliminary financial information regarding the Company utilizing such plan previously considered by the Board, all of which suggested that, assuming agreement on key deal points could be achieved, an acquisition transaction on the financial terms of NICE’s proposal would be an attractive opportunity for the Company and its stockholders. Representatives of Golden Gate also noted that its fundamental premise for evaluating NICE’s proposal should be the value of a potential transaction relative to expected outcomes for the Company remaining as a public company based on management’s long-range plan, and that $3.75 per share represented a higher per share value than the theoretical present value of potential future trading prices as a going concern. Representatives of Golden Gate further noted that the dramatic market reset for software businesses represented a markedly different climate for companies in similar situations as compared to expected outcomes at the time of the consummation of the Company’s deSPAC Transaction. At the conclusion of the Board’s discussion, the Board voted upon and approved the Company’s entry into a letter of intent with NICE that included the exclusivity period proposed by NICE. Mr. Beyer and Mr. Purdy voted against such proposal, and all other directors voted in favor. Following the meeting, the Company and NICE executed the letter of intent.
From and after the August 14, 2023 meeting of the Board, and in addition to the formal meetings of the Board, Mr. Bloom continued to send periodic updates to the Board to keep the Board apprised of the status and progress of the negotiations between the Company and NICE, as well as NICE’s due diligence review of the Company.
On August 17, 2023, the Company entered into a “clean team” agreement with NICE pursuant to which certain representatives of NICE and its counsel could review incremental due diligence information that could be considered sensitive.
Between August 17, 2023 and August 31, 2023, the Company’s management team held a series of due diligence calls with representatives of NICE. Such calls included the following areas of focus with respect to due diligence: (i) legal, compliance, litigation and disputes; (ii) human resources, culture and leadership; (iii) service operations; (iv) business and customers; (v) product overview and demonstration and technology; (vi) finance and accounting; (vii) operations and facilities; (viii) tax; (ix) marketing; (x) information security; (xi) insurance and treasury; and (xii) certain other aspects of the Company’s business, employees, finances and operations. Representatives of Jefferies also attended these calls.
Between September 5, 2023 and September 7, 2023, the Company’s management team held additional due diligence meetings over three days with NICE in San Francisco, California, which covered various technology and business topics. Representatives of Jefferies also attended these meetings.
On September 6, 2023, Davis Polk & Wardwell LLP (“Davis Polk”), legal counsel to NICE, sent an initial draft of the Merger Agreement to Kirkland reflecting the terms of NICE’s letter of intent. The draft Merger Agreement contemplated (i) that Golden Gate, as the holder of the Earnout Shares, and a significant stockholder of the Company with designees on the Board, would enter into a support agreement pursuant to which Golden Gate would waive its appraisal rights and certain potential claims against the Company in connection with the Merger, (ii) that by the terms of the Merger Agreement, the Earnout Shares and Lock-Up Shares would be cancelled for no consideration, (iii) that Golden Gate and CFI Sponsor would affirmatively agree to forfeit for no consideration all of the Earnout Shares and Lock-Up Shares held by them, (iv) that the Merger would be approved by the Company’s stockholders shortly after signing by delivery of a written stockholder consent, (v) a strict “bring-down” standard for certain of the Company’s representations and warranties, including with respect to capitalization, customers, partners, resellers and suppliers, related party transactions and employees, and (vi) that a to-be-determined number of key employees to be identified by NICE would enter into new employment agreements concurrently with the execution of the Merger Agreement (to be effective at the closing of the Merger).
On September 13, 2023, Kirkland sent a revised draft of the Merger Agreement to Davis Polk. Among other things, the revised draft of the Merger Agreement contemplated (i) that Golden Gate would enter into a support agreement in connection with the Merger but that, while the Earnout Shares and Lock-Up Shares would be cancelled in connection with the Merger, neither Golden Gate nor CFI Sponsor would affirmatively agree to forfeit such shares, (ii) that the Company would hold a meeting of its stockholders at which a vote would be taken to adopt the Merger Agreement, and that the Company would not seek to approve the Merger via written consent of its stockholders, (iii) a “bring-down” standard equal to 0.5% of the Company’s enterprise value implied in the Merger for the Company’s representation and warranty regarding its capitalization, (iv) a narrowed scope of representations and warranties that would be subject to a more strict “bring-down” standard than a “material adverse effect” standard, including the removal from such scope the representations and warranties regarding customers, partners, resellers and suppliers, related party transactions and employees and (v) that no employment agreements would be entered into with key employees concurrently with the execution of the Merger Agreement.
On September 18, 2023, Mr. Yaron and, at the direction of the Company, representatives of Jefferies discussed the material commercial matters arising from the revised draft of the Merger Agreement that Kirkland sent to Davis Polk on September 13, 2023. Both NICE and the Company were focused on execution risk and deal certainty with respect to the Merger. Mr. Yaron conveyed to representatives of Jefferies that NICE would cease pursuing the Company if the Company was unwilling to seek approval of the Merger via written consent promptly following the execution of the Merger Agreement. Similarly, in accordance with the Company’s directives, representatives of Jefferies conveyed the Company’s position that it would not accept the conditionality associated with the “bring-down” standard proposed by NICE or the requirement to negotiate employment agreements with multiple key employees.

On September 20, 2023, Davis Polk sent a revised draft of the Merger Agreement to Kirkland, which (i) provided that Golden Gate and CFI Sponsor, as the holders of the Earnout Shares and Lock-Up Shares, respectively, and each a significant stockholder of the Company with designees on the Board, would each enter into a support agreement pursuant to which Golden Gate and CFI Sponsor would waive their appraisal rights and certain potential claims against the Company in connection with the Merger, (ii) included a requirement for the Company to seek approval of the Merger via written consent promptly following the execution of the Merger Agreement, and (iii) did not reinsert the elements with respect to the “bring-down” standard or employment agreements that the Company viewed as introducing incremental execution risk to the Merger.
From September 20, 2023 through October 3, 2023, Kirkland and Davis Polk continued to exchange drafts of the Merger Agreement as the parties aligned on final legal and commercial terms. The material points that were resolved during this timeframe were as follows: (i) the threshold for the “bring-down” of the Company’s representation and warranty regarding its capitalization would be equivalent to approximately 0.2% of the Company’s enterprise value implied in the Merger and (ii) the “outside date” for the Merger, which was the date following which a non-breaching party could terminate the Merger Agreement, would be six months following the date of execution of the Merger Agreement. In addition, the parties negotiated the scope of permissible changes to employee compensation and benefits, and other employee matters, during the period between execution of the Merger Agreement and the Closing.
On September 24, 2023, Kirkland sent Davis Polk an initial draft of the disclosure schedules to the Merger Agreement, which were negotiated between the parties concurrently with the negotiation of the Merger Agreement.
On September 27, 2023, Davis Polk sent Kirkland an initial draft of the Support Agreement, which was negotiated between the parties concurrently with the negotiation of the Merger Agreement.
On September 28, 2023, Mr. DiLullo met in-person with Mr. Eilam in New Jersey. Mr. DiLullo and Mr. Eilam discussed their optimism for a near-term announcement of the execution of the Merger Agreement in light of the significant work that both parties and their respective advisors had completed to date.
On September 29, 2023, the Board held a telephonic meeting, with members of management and representatives of Jefferies and Kirkland present. Mr. Beyer and Mr. Purdy did not attend the meeting. At the meeting, representatives of Kirkland provided the Board with an overview of its fiduciary duties and a summary of the material terms of the Merger Agreement and related ancillary agreements. Following Kirkland’s presentation, Jefferies reviewed with the Board certain preliminary financial analyses regarding the proposed consideration payable in the Merger.
On October 1, 2023, Mr. DiLullo sent Messrs. Eilam and Yaron a note regarding the Company’s third quarter results, which in certain respects were below expectations. Around the same time, at the direction of the Company, representatives of Jefferies and Kirkland conveyed to representatives of NICE and Davis Polk, respectively, that the Company was continuing to reach out to representatives of CFI Sponsor as to whether it would enter into a support agreement in connection with the Merger but that the expectation was that CFI Sponsor would decline to do so.
On October 2, 2023, Mr. Bloom and Mr. Eilam discussed the status of the transaction. During the course of the conversation, Mr. Eilam noted his concerns with the Company’s third quarter financial results and other matters. Mr. Eilam and Mr. Bloom agreed that they would discuss these points internally with their respective boards and advisors, and in light of the foregoing considerations, a potential modest reduction in NICE’s proposed price was discussed.
Later on October 2, 2023, Mr. Eilam sent a note to Mr. Bloom stating that NICE had completed its due diligence and confirmed that negotiations between the Company and NICE with respect to the Merger Agreement were nearing completion. Mr. Eilam expressed a desire that the Company and NICE finalize all workstreams and be in a position to execute the Merger Agreement on October 3, 2023, and publicly announce the execution of the Merger Agreement before market open on October 4, 2023. However, Mr. Eilam noted that, given the Company’s “softer than projected” performance in the third quarter, NICE was reducing its proposed price to $3.74 per share.

Throughout the evening of October 2, 2023, and into the morning of October 3, 2023, Davis Polk and Kirkland negotiated the final terms of the Merger Agreement and related ancillary documentation. By then, the parties had acknowledged that CFI Sponsor was not prepared to execute a support agreement pursuant to which CFI Sponsor would waive its appraisal rights and certain potential claims against the Company in connection with the Merger, but that Golden Gate, however, which holds approximately two-thirds of the aggregate number of Earnout Shares and Lock-Up Shares, was willing to execute a support agreement and acknowledge the cancellation of, and waive its appraisal rights with respect to, the Earnout Shares and, by virtue of the same, acknowledge that such shares had no value in a transaction at the $3.74 per share proposed price given that the share price hurdles required for such shares to vest were significantly higher than such proposed price. The documentation that Davis Polk and Kirkland prepared reflected that understanding.
In advance of the meeting of the Board scheduled for 6:00 p.m. New York time on October 3, 2023, counsel to CFI Sponsor sent a letter to Kirkland, which was addressed to the Board. The letter stated that the Board owed the Company’s stockholders a fiduciary duty to “bargain for fair merger terms” and that such terms “necessarily must include a fair price for [the Lock-Up Shares].” According to the letter, CFI Sponsor believes that, notwithstanding the share price hurdles far in excess of the Merger Consideration, “at the very least, [it] should receive the same price promised to all other owners of [Company Common Stock].” CFI Sponsor also claimed that if it were to pursue legal remedies, it would be entitled to a larger amount in respect of the Lock-Up Shares. Counsel to CFI Sponsor simultaneously sent a similar letter to NICE’s counsel. Following further informal outreach to the Board and counsel to the Company by CFI Sponsor, on November 16, 2023, counsel to CFI Sponsor sent a letter to Golden Gate setting forth potential causes of action that CFI Sponsor believes it has against Golden Gate, the Company and the Board if CFI Sponsor is not provided with consideration of $3.74 per Lock-Up Share.
At 6:00 p.m. New York time, the Board held a telephonic meeting, with members of management and representatives of Jefferies, Kirkland, and Richards, Layton and Finger, P.A., Delaware counsel to the Company (“Richards Layton”), present. Mr. Beyer and Mr. Purdy did not attend the meeting. Kirkland provided the Board with an overview of its fiduciary duties and an update regarding the final negotiated terms of the Merger Agreement and related ancillary documents, specifically with respect to material changes since the prior meeting of the Board on September 29, 2023, including the reduction in the per share price to be paid in the Merger from $3.75 to $3.74. Mr. Bloom conveyed NICE’s rationale for the price reduction. Representatives of Kirkland then noted that it had received the letter from CFI Sponsor, which had been circulated to the Board prior to the meeting. The Board conducted an in-depth discussion regarding (i) as a threshold matter, whether to postpone its consideration of the Merger in light of CFI Sponsor’s letter and (ii) if it determined to proceed with a vote to approve the Merger Agreement, whether the letter altered the Board’s assessment of the Merger. The Board and its legal advisors discussed, among other things, the Board’s fiduciary duties, including the Board’s obligation to act in the best interests of all stockholders. The Board also discussed the benefits and considerations associated with the Merger as compared to the Company’s available alternatives, including remaining a public company. Ultimately, the consensus among the members of the Board present was that the Board should not postpone its consideration of the Merger in light of CFI Sponsor’s letter and that such letter did not alter the Board’s assessment of the Merger. At the request of the Board, Jefferies reviewed its financial analysis of the Merger Consideration with the Board and rendered an oral opinion, confirmed by delivery of a written opinion dated October 3, 2023, to the Board to the effect that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as set forth in such opinion, the Merger Consideration to be received in the Merger by holders of Company Common Stock (other than holders of Company Common Stock that executed a written consent in connection with the Merger, parties to earnout or lockup arrangements in their capacities as holders of escrowed shares of Company Common Stock thereunder, and NICE, Merger Subsidiary, and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The Board then approved the Company’s execution of the Merger Agreement by a unanimous vote of all directors then present.
Later in the evening of October 3, 2023, the Company, NICE, Parent and Merger Subsidiary executed the Merger Agreement. Concurrently with the execution of the Merger Agreement, Golden Gate and Parent executed the Support Agreement.

On October 4, 2023, Golden Gate delivered an executed written consent to the Company approving and adopting the Merger Agreement. Prior to market open on October 4, 2023, the Company and NICE issued a press release publicly announcing the execution of the Merger Agreement.
Recommendation of the Board
On October 3, 2023, the Board considered and evaluated the Merger Agreement and the transactions contemplated thereby, including the Merger, and after careful consideration:
•
determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders;

•
declared the Merger Agreement and the transactions contemplated thereby advisable;

•
approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein; and

•
recommended that the stockholders of the Company execute and deliver the Written Consent to adopt the Merger Agreement in accordance with the DGCL.

Reasons for the Merger
In evaluating the Merger, the Board consulted with the Company’s management and legal and financial advisors and, in the course of reaching the determination described above, the Board considered, the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
•
the Board’s understanding of the Company’s industry, business, operations, financial condition, earnings, strategy and prospects (including the risks involved in achieving such prospects), as well as the Company’s historical and projected financial performance;

•
the current and historical prices of the Company Common Stock, including the fact that the Merger Consideration of $3.74 represented:

•
a premium of approximately 14% over the closing price per share of the Company Common Stock on October 2, 2023 of $3.28, the trading day prior to the execution of the Merger Agreement on October 3, 2023 and two trading days before the public announcement of the transaction on October 4, 2023;

•
a premium of approximately 16% over the 30-day volume-weighted average closing price per share of the Company Common Stock ended on October 2, 2023 of $3.23, the trading day prior to the execution of the Merger Agreement on October 3, 2023 and two trading days before the public announcement of the transaction on October 4, 2023;

•
the multiples of the Company’s enterprise value implied by the Merger Consideration to (i) the Company’s adjusted EBITDA estimated by the Company’s management for the fiscal year ending December 31, 2023 of 54x and (ii) the Company’s EBITDA estimated by the Company’s management for the fiscal year ending December 31, 2024 of 51x; and

•
the multiples of the Company’s enterprise value implied by the Merger Consideration to (i) the Company’s forecasted revenue estimated by the Company’s management for the fiscal year ending December 31, 2023 of 2.7x and (ii) the Company’s forecasted revenue estimated by the Company’s management for the fiscal year ending December 31, 2024 of 2.4x;

•
the Board’s belief that it was unlikely that the trading price of the Company Common Stock would, in the foreseeable future, reflect a net present value greater than the Merger Consideration of $3.74 per share;

•
the risks and costs associated with remaining an independent, publicly traded company, including the Company’s challenges in retaining senior management as a public company;

•
the continuing uncertainty and volatility in the stock and equity markets;

•
the belief by the Board that the Merger Consideration was the highest price that could reasonably be obtained from Parent, that the terms set forth in the Merger Agreement were the most favorable terms Parent would be willing to agree to and that further negotiations would create a risk of causing Parent to abandon the transaction altogether or materially delay the entry into a definitive agreement for the transaction;

•
the belief by the Board that the Merger was the best strategic option reasonably available to the Company, including in comparison to remaining a standalone public company on a going-forward basis;

•
the Board’s belief that, given the Company’s business and prospects, the competitive landscape, current macroeconomic environment and results of outreach conducted by the Company, with the assistance of its advisors, there likely would not be a third party prepared to offer consideration with a value in excess of the Merger Consideration of $3.74 per share;

•
the difficulties in improving its stock price performance given the small public float of the Company Common Stock;

•
the Company’s future prospects if the Company did not enter into the Merger Agreement, including the competitive landscape, perceived industry headwinds, the current macroeconomic environment, the ability of the Company to enter into strategic relationships with third parties, the business, financial and execution risks and the Company’s relationships with customers, providers and suppliers and the potential impact of those factors on the Company’s results of operations, trading price of the Company Common Stock, and results of outreach conducted by the Company with the assistance of its advisors (which cannot be quantified numerically);

•
the fact that NICE and Parent have ready access to, and will as of the Effective Time, have sufficient available funds to consummate the Merger and make all required payments in connection therewith and that as a result the Merger is not conditioned upon the receipt or availability of any funds or financing;

•
the fact that the Company’s stockholders will receive cash for their shares (other than the Excluded Shares) and will therefore have immediate liquidity and receive certain value for their shares at $3.74 per share, particularly in light of the relatively limited trading volume of the Company Common Stock and the negative impact such limited trading volume likely had on the price of the Company Common Stock;

•
that the financial and other terms and conditions of the proposed transaction were the product of extensive negotiations that took place over the course of several weeks between the Board, with the assistance of the Company’s advisors, on the one hand, and Parent and its representatives, on the other hand;

•
the anticipated timing of the consummation of the Merger, which allows for a potential closing of the Merger in a relatively short timeframe;

•
the likelihood that the Merger would be completed, based on, among other things, the limited number and nature of the conditions to the completion of the Merger, including the fact that there is no financing condition;

•
the fact that the Company would only be obligated to pay Parent a termination fee of $4 million under limited circumstances and that the Board’s belief that the likelihood of such fee becoming payable was relatively low because the Board expected stockholders holding a majority of the Company’s outstanding shares entitled to vote thereon to deliver the written stockholder consent shortly after the execution of the Merger Agreement following which such limited circumstance could not arise;

•
that under the DGCL, stockholders and certain beneficial owners have the right to demand appraisal of their shares of the Company Common Stock, as discussed in the section entitled “Appraisal Rights” beginning on page 66 of this information statement;

•
the opinion, dated October 3, 2023, of Jefferies to the Board as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received by holders of Company Common Stock (other than holders of Company Common Stock that executed a written consent in connection with the Merger, parties to earnout or lockup arrangements in their capacities as holders of escrowed shares of Company Common Stock thereunder, and NICE, Merger Subsidiary, and their respective affiliates) pursuant to the Merger Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as further described under the heading “The Merger — Opinion of Jefferies LLC”;

•
NICE and Parent’s business reputation, experience and capabilities; and

•
the terms and conditions of the Merger Agreement, as discussed in more detail in the section entitled “The Merger Agreement” beginning on page 48 of this information statement.

In the course of reaching the determination described above, the Board also considered and balanced the positive factors against a variety of potentially negative factors, uncertainties and risks in its deliberations concerning the Merger Agreement and the Merger, including, among others:
•
that the Merger Agreement precludes the Company from (i) actively soliciting alternative acquisition proposals and (ii) engaging with a third party with respect to, or discussing or negotiating, any unsolicited alternative acquisition proposal and the Board from changing its recommendation with respect to a superior acquisition proposal or an intervening event after delivery of the Written Consent;

•
the risk that, while the Merger is expected to be completed, there can be no guarantee that all conditions to the parties’ obligations to complete the Merger will be satisfied, and, as a result, it is possible that the Merger may not be completed;

•
the risks and costs to the Company of the pendency of the Merger or if the Merger does not close, including the potential effect of the diversion of management and employee attention from the Company’s business, the substantial expenses which the Company will have incurred and the potential adverse effect on the relationship of the Company and its Subsidiaries with their respective employees, agents, customers and other business contacts;

•
the risk of litigation arising from stockholders in respect of the Merger Agreement or the transactions contemplated thereby;

•
the considerations raised by certain members of the Board, including, that it was not the right time for the Company to enter into the Merger Agreement, as more fully set forth in the section entitled “Background of the Merger” beginning on page 20;

•
the considerations set forth in the letter from counsel to CFI Sponsor regarding the treatment of Lock-Up Shares under the Merger Agreement, as more fully set forth in the section entitled “Background of the Merger” beginning on page 20;

•
that the receipt by stockholders of the Merger Consideration will be taxable transactions for U.S. federal income tax purposes as discussed in the section entitled “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 45 of this information statement; and

•
that certain of the Company’s officers and directors may have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders, including the interests of the Company’s directors and officers in being entitled to continued indemnification and insurance coverage from the Surviving Corporation under the Merger Agreement and the Company’s certificate of incorporation and other interests described in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 40 of this information statement.

The above discussion of the information and factors considered by the Board is not intended to be exhaustive but indicates the material matters considered. In reaching its determination and recommendation, the Board did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Board may have considered various factors differently. The Board did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. The Board based its recommendation on the totality of the information presented.
Required Stockholder Approval for the Merger
Under Delaware law and our certificate of incorporation, the adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon. As of October 4, 2023, the record date for determining stockholders of the Company entitled to vote on or consent to the adoption of the Merger Agreement, there were 102,014,263 shares of Company Common Stock outstanding. Holders of Company Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.
On October 4, 2023, following the execution of the Merger Agreement, Golden Gate, which on such date beneficially owned 72,052,784 shares of Company Common Stock representing approximately 70.63% of the then outstanding shares of Company Common Stock, delivered the Written Consent to the Company in accordance with Section 228 of the DGCL. No further action by any other holder of Company Common Stock is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No further action by the stockholders of the Company is required to complete the Merger and all requisite corporate action by and on behalf of Merger Subsidiary required to complete the Merger has been taken.
When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent.
Opinion of Jefferies LLC
The Company engaged Jefferies as its financial advisor in connection with the Merger. In connection with this engagement, the Board requested that Jefferies evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Company Common Stock (other than holders of Company Common Stock that executed a written consent in connection with the Merger, parties to earnout or lockup arrangements in their capacities as holders of escrowed shares of Company Common Stock thereunder, and NICE, Merger Subsidiary, and their respective affiliates) pursuant to the Merger Agreement. At a meeting of the Board held on October 3, 2023 to evaluate the Merger, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated October 3, 2023, to the Board to the effect that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as set forth in such opinion, the Merger Consideration to be received in the Merger by holders of Company Common Stock (other than holders of Company Common Stock that executed a written consent in connection with the Merger, parties to earnout or lockup arrangements in their capacities as holders of escrowed shares of Company Common Stock thereunder, and NICE, Merger Subsidiary, and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this information statement and is incorporated herein by reference.
Jefferies’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the Merger or other transactions contemplated thereby as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Merger or other transactions contemplated thereby. Jefferies’ opinion did not constitute a recommendation to the Board, and does not constitute a recommendation to any securityholder, as to how to vote or act with respect to the Merger or any other matter.
The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.
In arriving at its opinion, Jefferies, among other things:
•
reviewed an execution version, provided to Jefferies on October 3, 2023, of the Merger Agreement;

•
reviewed certain publicly available financial and other information relating to the Company;

•
reviewed certain information furnished to Jefferies by the management of the Company relating to the business, operations and prospects of the Company, including financial forecasts and estimates provided to or discussed with Jefferies by the management of the Company;

•
held discussions with members of the senior management of the Company regarding the business, operations and prospects of the Company and the other matters described in the second and third bullet points above;

•
reviewed the stock trading price history for the Company and the implied trading multiples of the Company and certain publicly traded companies that Jefferies deemed relevant in evaluating the Company;

•
reviewed, to the extent publicly available, financial terms of certain transactions that Jefferies deemed relevant in evaluating the Merger; and

•
conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available to Jefferies (including, without limitation, the information described above) or otherwise reviewed by Jefferies. Jefferies relied on assurances of the management and other representatives of the Company that they were not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In its review, Jefferies did not make or obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities, of the Company or any other entity and Jefferies assumed no responsibility to obtain or conduct any such evaluations, appraisals or physical inspections. Jefferies did not evaluate the solvency or fair value of the Company or any other entity under any laws relating to bankruptcy, insolvency or similar matters. Jefferies’ analyses and opinion also did not consider any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings to which the Company or any other entity were or in the future may be a party or subject.
With respect to the financial forecasts and estimates provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was advised, and Jefferies assumed, that the financial forecasts and estimates relating to the Company that Jefferies was directed to utilize for purposes of its analyses and opinion were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to, and were an appropriate basis upon which to evaluate, the future financial performance of the Company and the other matters covered thereby. Jefferies expressed no opinion as to any financial forecasts or estimates or the assumptions on which they were based.
Jefferies relied upon the assessments of the management of the Company as to, among other things, (i) the potential impact on the Company of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the technology industry, including the cloud contact-center-as-a-service sector thereof, or the operations of the Company, (ii) implications of the global COVID-19 pandemic on the Company, (iii) the products and platform solutions of, technology and intellectual property utilized in, and licensing arrangements for, the Company’s business, and (iv) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, partners, resellers, suppliers, third-party service providers and other commercial relationships of the Company. Jefferies assumed that there would not be any developments with respect to any such matters that would be meaningful in any respect to Jefferies’ analyses or opinion.
Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing, and which could be evaluated, as of the date of Jefferies’ opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after the date of its opinion. As the Board was aware, the credit, financial and stock markets, the industry in which the Company operates and the securities of the Company have experienced and may continue to experience volatility and Jefferies expressed no view or opinion as to any potential effects of such volatility on the Company or the Merger.
Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to the Company or the Merger and Jefferies assumed the correctness in all respects meaningful to its analyses and opinion of all legal, regulatory, accounting and tax advice given to the Company and/or the Board, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Company or the Merger and legal, regulatory, accounting and tax consequences to the Company or its securityholders of the terms of, and transactions contemplated by, the Merger Agreement and related documents. Jefferies assumed that the Merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect the Company or the Merger or that otherwise would be meaningful in any respect to Jefferies’ analyses or opinion. Jefferies also assumed that the final Merger Agreement, when signed by the parties thereto, would not differ from the execution version reviewed by Jefferies in any respect meaningful to Jefferies’ analyses or opinion.
In connection with its engagement, Jefferies was requested to, and it contacted, at the Board’s direction, selected third parties regarding their potential interest in a possible acquisition of the Company. Jefferies’ opinion did not address the relative merits of the Merger or other transactions contemplated thereby as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Merger or other transactions contemplated thereby or the terms of the Merger Agreement or related documents, including the form or structure of the Merger, the treatment of any warrants or units of the Company or any shares of Company Common Stock held in escrow or underlying any securities of the Company, or any term, aspect or implication of any written consents or support agreements or other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. Jefferies’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to holders of Company Common Stock (to the extent expressly specified in such opinion), without regard to individual circumstances of specific holders (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of the Company held by such holders, and Jefferies’ opinion did not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of the Company or otherwise. Jefferies was not asked to, and its opinion did not, address the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of the Company or any other party. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise. Jefferies also expressed no view or opinion as to the prices at which shares of Company Common Stock or any other securities of the Company (including warrants and units of the Company) may trade or otherwise be transferable at any time, including following announcement or consummation of the Merger. The issuance of Jefferies’ opinion was authorized by the Fairness Committee of Jefferies LLC.
In connection with rendering its opinion to the Board, Jefferies performed a variety of financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies and selected precedent transactions analyses summarized below, no company or transaction used as a comparison was identical or directly comparable to the Company or the Merger. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or transactions concerned.
Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.
The estimates of the future performance of the Company in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of the Company. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of the Company or securities.
The Merger Consideration payable pursuant to the Merger Agreement was determined through negotiations between the Company and NICE, and the decision by the Company to enter into the Merger Agreement was solely that of the Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the Merger Consideration and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the Merger or the consideration payable in the Merger.
The summary of the financial analyses described below under the heading “Financial Analyses” is a summary of the material financial analyses reviewed with the Board and performed by Jefferies in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses.
Financial Analyses
Selected Public Companies Analysis.   Jefferies reviewed publicly available financial, stock market and operating information of the Company and the following seven selected publicly traded companies in the customer engagement sector of the technology industry that Jefferies considered generally relevant for purposes of analysis (collectively, the “selected companies”):
•
8x8, Inc.

•
eGain Corporation

•
Five9, Inc.

•
LivePerson, Inc.

•
NICE Ltd.

•
RingCentral, Inc.

•
Verint Systems Inc.

Jefferies reviewed, among other information, enterprise values, calculated as fully diluted equity values based on closing stock prices on October 2, 2023 plus total debt, preferred equity and minority interests (as applicable) and less cash and cash equivalents and short-term and long-term marketable investments, as multiples of calendar year 2023 and calendar year 2024 estimated revenue. Financial data of the selected companies were based on Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of the Company was based on financial forecasts and estimates of the management of the Company, public filings and other publicly available information.
The overall low to high calendar year 2023 and calendar year 2024 estimated revenue multiples observed for the selected companies were 1.0x to 5.4x (with a median of 2.2x) and 0.9x to 4.6x (with a median of 2.0x), respectively. Jefferies then applied selected ranges of calendar year 2023 and calendar year 2024 estimated revenue multiples derived from the selected companies of 1.7x to 2.7x and 1.5x to 2.5x, respectively, to corresponding data of the Company.
This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the Merger Consideration:
Implied Per Share Equity Value Reference Ranges Based On:		Merger Consideration
CY2023E Revenue	CY2024E Revenue
$2.33 – $3.72	$2.28 – $3.80	$3.74
Selected Precedent Transactions Analysis.   Using publicly available information, Jefferies reviewed financial data relating to the following seven selected transactions announced since January 1, 2017 involving target companies with operations in the software industry, and with total enterprise values of less than $1 billion, latest 12 months revenue of $25 million to $500 million and latest 12 months revenue growth of less than 40%, that Jefferies considered generally relevant for purposes of analysis (collectively, the “selected transactions”):
Announced	Acquiror	Target
December 2021	8x8, Inc.	Fuze, Inc.
June 2019	Calabrio, Inc.	Teleopti Inc.
December 2018	Verint Systems Inc.	ForeSee, Inc.
September 2018	Vonage Holdings Corp.	New Voice Media, Inc.
April 2018	NICE Ltd.	Mattersight Corporation
February 2018	LogMeIn, Inc.	Jive Communications International Holdings, LLC
July 2017	Mitel Networks Corporation	ShoreTel, Inc.
Jefferies reviewed transaction values, based on the value of the consideration paid or payable in the selected transactions (or, to the extent sufficient information was publicly available, the implied enterprise value of the target company), as a multiple of the latest 12 months revenue of the target companies as of the announcement date of the applicable selected transaction. Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of the Company were based on financial forecasts and estimates of the management of the Company, public filings and other publicly available information.
The overall low to high latest 12 months revenue multiples observed for the selected transactions was 1.0x to 5.4x (with a median of 2.1x). Jefferies then applied a selected range of latest 12 months revenue multiples derived from the selected transactions of 2.0x to 3.0x to the latest 12 months (as of September 30, 2023) estimated revenue of the Company.

This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the Merger Consideration:
Implied Per Share Equity Value Reference Range	Merger Consideration
$2.74 – $4.10	$3.74
Discounted Cash Flow Analysis.   Jefferies performed a discounted cash flow analysis of the Company by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the fourth quarter of the fiscal year ending December 31, 2023 through the full fiscal year ending December 31, 2032 based on financial forecasts and estimates of the management of the Company. For purposes of this analysis, stock-based compensation was treated as a cash expense. Jefferies calculated terminal values for the Company by applying to the Company’s estimated standalone unlevered, after-tax free cash flows for the fiscal year ending December 31, 2032 a selected range of perpetuity growth rates of 3.5% to 5.5%. The present values (as of September 30, 2023) of the cash flows and terminal values were then calculated using a selected range of discount rates of 11.1% to 12.1%.
This analysis indicated the following approximate implied per share equity value reference ranges for the Company, both before and after taking into account the net present value (utilizing a discount rate of 11.9%) of potential tax savings from the Company’s net operating loss carryforwards per the management of the Company, as compared to the Merger Consideration:
Implied Per Share Equity Value Reference Range:		Merger Consideration
Before Potential NOL Tax Savings	After Potential NOL Tax Savings
$3.25 – $4.78	$3.42 – $4.95	$3.74
Certain Additional Information
Jefferies also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:
•
historical trading prices of Company Common Stock during the 52-week period ended October 2, 2023, which indicated low to high intraday prices for Company Common Stock during such period of $1.70 to $3.48 per share (with a median of $2.79 per share); and

•
implied premiums paid or proposed to be paid in selected mergers and acquisition transactions announced since October 2, 2013 involving all-cash acquisitions of U.S. domiciled target companies and approximate implied transaction enterprise values of $250 million to $750 million; applying a selected range of implied premiums of approximately 25% to 54% (reflecting the overall 25th and 75th percentile implied premiums derived from such transactions based on the closing stock prices of the target companies involved in such transactions one month prior to public announcement of such transactions) to the closing price of Company Common Stock on October 2, 2023 of $3.28 per share indicated an approximate implied equity value reference range for the Company of $4.10 to $5.05 per share.

Miscellaneous
The Company has agreed to pay Jefferies for its financial advisory services in connection with the Merger an aggregate fee currently estimated to be approximately $7.5 million, of which a portion was payable upon delivery of Jefferies’ opinion to the Board and approximately $6.65 million is payable contingent upon consummation of the Merger. In addition, the Company agreed to reimburse Jefferies for Jefferies’ expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against certain liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.
As the Board was aware, Jefferies and its affiliates in the past have provided, and in the future may provide, certain financial advisory or financing services to the Company unrelated to the Merger, for which services Jefferies and its affiliates have received and may receive compensation, including, during the approximate two-year period prior to the date of Jefferies’ opinion, having acted as financial advisor to the Company in connection with its predecessor’s merger with Crescent Acquisition Corp in 2021, for which service Jefferies and its affiliates received during such two-year period aggregate fees of approximately $4 million from the Company. As the Board also was aware, Jefferies and its affiliates in the past have provided, are currently providing and in the future may provide, certain financial advisory or financing services to Golden Gate, entities affiliated with which collectively are significant stockholders of the Company, and/or its affiliates or portfolio companies associated with Golden Gate and/or its affiliates, for which services Jefferies and its affiliates have received and may receive compensation, including, during the approximate two-year period prior to the date of Jefferies’ opinion, having acted or acting as (i) joint lead arranger and joint bookrunner, and as a lender under, a credit facility of a portfolio company associated with Golden Gate and/or its affiliates and (ii) joint lead arranger for a debt offering of a portfolio company associated with Golden Gate and/or its affiliates, for which services described in the foregoing clauses (i) and (ii) Jefferies and its affiliates received during such two-year period aggregate fees of approximately $8 million from Golden Gate. As the Board further was aware, Robert D. Beyer, a member of the Board, also is a member of the board of directors of Jefferies Financial Group Inc. Although Jefferies and its affiliates have not provided financial advisory or financing services to NICE during the two-year period prior to the date of Jefferies’ opinion for which Jefferies and its affiliates received compensation, Jefferies and its affiliates in the future may provide such services, for which services Jefferies and its affiliates would expect to receive compensation. Jefferies maintains a market in the securities of the Company and, in the ordinary course of business, Jefferies and its affiliates may trade or hold securities or financial instruments (including loans and other obligations) of the Company, NICE and/or their respective affiliates for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities or financial instruments.
Jefferies was selected as a financial advisor to the Company in connection with the Merger because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions and based on its familiarity with the Company and its business. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.
Certain Company Financial Forecasts
The Company does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations, other than for providing, from time to time, estimates of certain expected financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials.
The Company is especially wary of making financial forecasts or projections for extended earnings periods given the unpredictability of underlying assumptions and estimates and does not prepare long-term forecasts or projections in the ordinary course of business. However, in connection with its evaluation of the Merger, the Company’s management prepared and approved certain forward-looking financial projections with respect to fiscal years 2023 through 2032. Such financial projections also were provided to Jefferies for its use and reliance in connection with its financial analyses and opinion described under the heading “The Merger — Opinion of Jefferies LLC.” These financial projections were developed under the assumption of the Company’s continued standalone operation and did not give effect to any changes or expenses attributable solely to the proposed Merger or reflect any effects of the Merger or the effect of the failure of the Merger to be consummated.
The financial projections included in this information statement have been prepared by the Company’s management and are subjective in many respects. The financial projections were not prepared with a view to public disclosure and are included in this information statement only because such information was made available to the Board. The financial projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the financial projections do not take into account any circumstances or events that were not contemplated by the Company’s management prior to the date that the financial projections were prepared, including the Merger. The financial projections are not fact and should not be relied upon as necessarily predictive of actual future results, and readers of this information statement are cautioned not to place undue reliance on this information. Although this summary of the financial projections is presented with numerical specificity, the forecasts reflect numerous variables, assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the financial projections were prepared, taking into account the relevant information available to management at the time. However, such variables, assumptions and estimates are inherently uncertain and many are beyond the control of the Company’s management. Because the financial projections cover multiple years, by their nature, they become less predictive with each successive year. The financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, the financial projections may not be realized and actual results may be significantly higher or lower than projected. The financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.
As such, the financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the 2022 Company 10-K, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and the other reports filed by the Company with the SEC, as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this information statement. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The inclusion of this information should not be regarded as an indication that the Company, the Board, Parent, Merger Subsidiary, NICE, or any of their respective affiliates, officers, directors, advisors or representatives or any other recipient of this information considered, or now considers, the financial projections to be necessarily predictive of actual future results.
Except to the extent required by applicable federal securities laws, the Company does not intend, and expressly disclaims any responsibility, to update or otherwise revise the financial projections to reflect circumstances existing after the date when management prepared the financial projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the financial projections are shown to be inappropriate. None of the Company, the Board, Parent, Merger Subsidiary, NICE, or any of their respective affiliates, officers, directors, advisors or representatives has made or makes any representation to any Company stockholder regarding the ultimate performance of the Company compared to the information contained in the financial projections or that the financial projections will be achieved.
The following table presents a summary of the material prospective financial information of the Company contained in the Company’s financial projections for the fiscal years ending December 31, 2023 (“2023E”), through December 31, 2032 (“2032E”). As noted above, the financial projections do not take into account any circumstances or events that were not contemplated by the Company’s management prior to the date on which the financial projections were prepared, including the Merger and that bookings were lower than projected in the third quarter of 2023:
U.S. Dollars (in millions)	2023 E	2024 E	2025 E	2026 E	2027 E	2028 E	2029 E	2030 E	2031 E	2032 E
Revenue	$146	$162	$189	$230	$278	$329	$378	$423	$461	$489
Growth	8%	11%	17%	21%	21%	18%	15%	12%	9%	6%
Gross Profit	$102	$116	$138	$172	$208	$246	$283	$317	$346	$367
% Margin	70%	72%	73%	75%	75%	75%	75%	75%	75%	75%
Adjusted EBITDA(1)	$7	$8	$20	$43	$52	$62	$72	$80	$88	$93

U.S. Dollars (in millions)	2023 E	2024 E	2025 E	2026 E	2027 E	2028 E	2029 E	2030 E	2031 E	2032 E
% Margin	5%	5%	10%	19%	19%	19%	19%	19%	19%	19%
Stock-Based Compensation	$(14)	$(16)	$(15)	$(14)	$(14)	$(16)	$(19)	$(21)	$(23)	$(24)
% of Revenue	(9)%	(10)%	(8)%	(6)%	(5)%	(5)%	(5)%	(5)%	(5)%	(5)%
Capex	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)
% of Revenue	(0)%	(1)%	(1)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%
(Increase) / Decrease in Net Working Capital	$(1)	$(1)	$(2)	$(2)	$(2)	$(3)	$(3)	$(4)	$(4)	$(4)
% of Revenue	(0)%	(1)%	(1)%	(0)%	(0)%	(1)%	(1)%	(1)%	(1)%	(1)%
Unlevered Free Cash Flow(2)	$(0)	$(11)	$1	$20	$27	$33	$38	$43	$47	$50
NOL Tax Savings Cash Flow(3)	$(0)	$(0)	$0.6	$5.9	$7.9	$9.5	$4.1	—	—	—

(1)
Adjusted EBITDA is a non-GAAP financial measure defined as net income adjusted for interest and other expense, net, loss on extinguishment of debt, depreciation and amortization, provision for income taxes, stock-based compensation expense, restructuring expense and transaction related and other expense.

(2)
Unlevered Free Cash Flow is a non-GAAP financial measure defined as Adjusted EBITDA (i) less capital expenditures, (ii) less cash taxes and (iii) less net investment in working capital. 2023E consists of the fiscal fourth quarter only.

(3)
Illustrative cash flow from estimated federal net operating loss tax savings (“NOLs”); excludes the impact of any potential limitation due to Section 382 of the Code. 2023E consists of the fiscal fourth quarter only.

Financing
NICE and Parent have ready access to, and will as of the Effective Time, have sufficient available funds to consummate the Merger and make all required payments in connection therewith. The Merger is not conditioned upon the receipt or availability of any funds or financing.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Interests of Our Directors and Executive Officers in the Merger
You should be aware that the Company’s executive officers and directors may have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below. For purposes of the discussion below, the Company’s executive officers are John DiLullo (Chief Executive Officer and Director), Louis Summe (Former Chief Executive Officer and Director), Gregg Clevenger (Chief Financial Officer & Executive Vice President), Laurence Siegel (Executive Vice President of Products) and Aaron Ross (Chief Legal Officer).
For information regarding beneficial ownership of Company Common Stock generally by each of the Company’s directors and executive officers and all directors and executive officers as a group, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 73 of this information statement. Each of the Company’s directors and executive officers will be entitled to receive, for each vested share of Company Common Stock, the Merger Consideration in the same manner as other Company stockholders.

As noted below, all Company RSUs held by non-employee directors will be treated as Terminating Company RSUs and all Company RSUs held by executive officers of the Company will be treated the same as Company RSUs held by employees generally.
As of the date of this information statement, none of the individuals mentioned below has entered into an agreement with NICE, Parent or any of its affiliates to provide for different treatment with respect to his or her Company equity awards.
Effect on Capital Stock
Upon the terms and subject to the conditions set forth in the Merger Agreement, upon the Effective Time, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any Excluded Shares), will be automatically cancelled, extinguished and converted into the right to receive $3.74, without interest thereon and less any required withholding taxes.
If the Merger is consummated, it is expected that the Company Common Stock, the Company Warrants and the Company Units will be delisted from the Nasdaq and deregistered under the Exchange Act, as promptly as practicable after the Effective Time in accordance with the Merger Agreement.
Treatment of Company Equity Awards
Each Terminating Company RSU will, at the Effective Time, be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Terminating Company RSU as of immediately prior to the Effective Time and (y) the Merger Consideration.
Each Unvested Company RSU will, at the Effective Time, be cancelled and converted into a number of Converted NICE RSUs, with such number equal to the product of (i) the number of shares of Company Common Stock subject to such Unvested Company RSU and (ii) the Equity Award Exchange Ratio, rounded to the nearest whole share. Each Converted NICE RSU will remain subject to the same terms and conditions (including vesting, acceleration and payment schedule) as applied to the corresponding Company RSU immediately prior to the Effective Time.
Each Company PSU that is outstanding as of immediately prior to the Effective Time, will, at the Effective Time, be cancelled in its entirety without the payment of any consideration with respect thereto.
Treatment of Management Incentive Units
LiveVox TopCo established a Management Incentive Unit program in 2019 that provides for the grant of Units of LiveVox TopCo that are intended to constitute “profits interests” for U.S. federal income tax purposes (“Management Incentive Units” or “MIUs”). Upon the Effective Time, all unvested MIUs will accelerate and fully vest, provided that the holder continues to provide services to the Company through the Effective Time.
Quantification of Company Equity Awards
The following tables set forth (i) the number of shares of Company Common Stock subject to vested Company RSUs held by the Company’s non-employee directors and executive officers and (ii) the estimated value of the vested Company RSUs and MIUs in connection with the Merger. The values in the table below have been determined (a) based on the Merger Consideration of $3.74 per share, (b) assuming that the Merger will close on March 31, 2024, which is the assumed closing date only for purposes of this compensation-related disclosure, and (c) assuming that the individuals identified below do not receive any additional grants of Company equity awards or forfeit any Company equity awards. Each Company PSU that is outstanding as of immediately prior to the Effective Time, will, at the Effective Time, be cancelled in its entirety without the payment of any consideration with respect thereto.

Company RSUs
Name	Number of Vested RSUs	Estimated Value of Vested Outstanding RSUs
Executive Officers
John DiLullo	347,590	$1,299,986.60
Louis Summe	332,500	$1,243,550.00
Gregg Clevenger	28,902	$108,093.48
Aaron Ross	24,174	$90,410.76
Name	Number of Vested RSUs	Estimated Value of Vested Outstanding RSUs
Non-Employee Directors
Robert D. Byer	76,360	$285,586.40
Stewart Bloom	76,360	$285,586.40
Leslie C. G. Campbell	76,360	$285,586.40
Susan Morisato	76,360	$285,586.40
Bernard Nann	76,360	$285,586.40
Kathleen Pai	76,360	$285,586.40
Marcello Pantuliano	76,360	$285,586.40
Todd M. Purdy	76,360	$285,586.40
MIUs
Name	Estimated Value of MIUs
Executive Officers
Louis Summe	$9,353,000.00
Name	Estimated Value of MIUs
Non-Employee Directors
Stewart Bloom	$542,000.00
Bernard Nann	$542,000.00
Severance Entitlements
DiLullo Agreement
The Company entered into an offer letter with Mr. DiLullo, dated as of October 7, 2022, in connection with his then anticipated appointment as Chief Executive Officer of the Company (the “DiLullo Offer Letter”). The DiLullo Offer Letter has an indefinite term and provides that if Mr. DiLullo’s employment is terminated by the Company without “cause” or by him for “good reason” (each, as defined in the DiLullo Offer Letter), subject to his execution and delivery of a release of claims in favor of the Company and continued compliance with the restrictive covenants by which he is bound, he will be eligible to receive an amount equal to the sum of: (i) his target annual bonus for the calendar year of termination and (ii) 100% of his then-current base salary, with such sum payable in substantially equal installments over the 12-month period following his termination. In addition, if Mr. DiLullo’s employment is terminated by the Company without “cause” or by him for “good reason”, or due to his death or disability, in each case, prior to December 31, 2023, he will not be required to repay any portion of the special bonus in the amount of $375,000 paid around April 30, 2023.

The DiLullo Offer Letter further provides, among other things, that if (x) in connection with a “change in control” (as defined in the Company Stock Plan), the Inducement Award and/or the 2023 Restricted Stock Unit Award (each, as defined in the DiLullo Offer Letter) are assumed, continued or substituted in accordance with the Company Stock Plan, which would include the conversion of such awards to Converted NICE RSUs (such converted awards, the “Converted DiLullo RSUs”), and (y) Mr. DiLullo’s employment is terminated by the Company without “cause” or by him for “good reason,” in each case, within six months immediately following such “change in control,” then such Converted DiLullo RSUs will accelerate and fully vest, subject to his execution and delivery of a release of claims in favor of the Company and its affiliates and continued compliance with restrictive covenants by which he is bound.
Summe Agreement
Mr. Summe served as the Company’s Chief Executive Officer until his resignation from such position on November 1, 2022 and has served as a member of the Board since such time. During Mr. Summe’s service as a member of the Board he continues to vest in awards to purchase or to receive shares of Company Common Stock and MIUs previously granted to Mr. Summe (the “Equity Awards”), subject to their terms and conditions. Mr. Summe is party to a letter agreement with the Company, dated as of November 11, 2021, that provides that, if (i) in connection with a “change in control” (as defined in the Company Stock Plan), the Company RSUs granted pursuant to the award agreement dated as of August 18, 2021 are assumed, continued or substituted in accordance with the Company Stock Plan, which would include the conversion of such awards to Converted NICE RSUs (such converted awards, the “Converted Summe RSUs”), and (y) Mr. Summe’s service is terminated by the Company without “cause” (as defined in the Company Stock Plan) or by him for “good reason” (as defined in such letter agreement), in each case, within six months immediately following such “change in control,” then such Converted Summe RSUs will accelerate and fully vest, subject to his execution and delivery of a release of claims in favor of the Company and its affiliates.
Clevenger Agreement
Mr. Clevenger entered into an employment agreement with the predecessor entity of the Company, dated as of September 17, 2020 (the “Clevenger Employment Agreement”). The Clevenger Employment Agreement has an indefinite term and provides that if Mr. Clevenger’s employment is terminated by the Company without “cause” or in the event a change in control of the Company is consummated in which more than 50% of the Company’s stock is sold and Mr. Clevenger is not retained in a Chief Financial Officer position (or in an equivalent position acceptable to him), then Mr. Clevenger is entitled to a severance payment in the amount of six months of his base salary, subject to his execution and delivery of a customary release of claims.
In addition, Mr. Clevenger is party to a letter agreement with the Company, dated as of November 11, 2021, that provides that, if (i) in connection with a “change in control” (as defined in the Company Stock Plan), the Company RSUs granted pursuant to the award agreement dated as of August 18, 2021 are assumed, continued or substituted in accordance with the Company Stock Plan, which would include the conversion of such awards to Converted NICE RSUs (such converted awards, the “Converted Clevenger RSUs”), and (y) Mr. Clevenger’s employment is terminated by the Company without “cause” (as defined in the Company Stock Plan) or by him for “good reason” (as defined in such letter agreement), in each case, within six months immediately following such “change in control,” then such Converted Clevenger RSUs will accelerate and fully vest, subject to his execution and delivery of a release of claims in favor of the Company and its affiliates.
In addition, Mr. Clevenger is party to a deal bonus agreement with LiveVox TopCo, dated as of January 7, 2021, pursuant to which he is entitled to receive approximately $596,000 in connection with the Merger, subject to his continued employment through the Effective Time.
Ross Agreement
Mr. Ross entered into an employment agreement with the predecessor entity of the Company, dated as of October 22, 2021 (the “Ross Employment Agreement”). The Ross Employment Agreement has an indefinite term and provides that if Mr. Ross’s employment is terminated by the Company without “cause” (as defined therein) or in the event a change in control of the Company is consummated in which more than 50% of the Company’s stock is sold and Mr. Ross is not retained in a Chief Legal Officer position (or in an equivalent position acceptable to him), then Mr. Ross is entitled to a severance payment in the amount of six months of his base salary, subject to his execution and delivery of a customary release of claims.
Directors’ and Officers’ Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement — Indemnification and Insurance” beginning on page 59 for a description of such ongoing arrangements.
Other Interests
The following Company directors currently have, or have previously had, employment relationships or other compensation arrangements with Golden Gate and certain of its portfolio companies, which relationships and arrangements were disclosed to the Board prior to the Board’s approval of the transactions described in this information statement:
•
Mr. Bloom is an operating executive and independent advisor with Golden Gate, which he joined in 2006.

•
Mr. Chandna previously served as a Managing Director at Golden Gate from August 2002 through June 2022. He oversaw Golden Gate’s investments in the broader technology sector with an emphasis on enterprise software, technology enabled services, business services, and information services.

•
Mr. Nann is an operating executive and independent advisor with Golden Gate, which he joined in 2015.

•
Mr. Pantuliano previously served as a Managing Director at Golden Gate from 2009 to 2021 where he led the firm’s public equity effort and also focused on technology private equity.

Delisting and Deregistration of Company Common Stock and other Securities
If the Merger is completed, it is expected that the Company Common Stock and other securities will be delisted from the Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Company Common Stock and other securities.
Following completion of the Merger, Merger Subsidiary will have been merged with and into the Company, with the Company surviving the Merger as a subsidiary of Parent. The shares of Company Common Stock are currently listed on the Nasdaq and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the Company Common Stock and other securities and it is expected that, as promptly as practicable following the Effective Time and in compliance with applicable law, the Company’s securities will be delisted from the Nasdaq and deregistered under the Exchange Act.
Parent currently anticipates that the Company’s operations following completion of the Merger will initially be conducted substantially as they are currently being conducted (except that the Company will cease to be a public company and will instead be a subsidiary of Parent).
From and after the Effective Time, the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation and the directors of Merger Subsidiary immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until they are removed from office and/or their respective successors are duly elected or appointed and qualified in accordance with applicable law.
Transaction Litigation
As of the filing of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

Counsel to CFI Sponsor has sent various communications to the Company, the Board, counsel to NICE and Golden Gate claiming that it is entitled to consideration of $3.74 per Lock-Up Share and that it may pursue claims against Golden Gate, the Company, and the Board if CFI Sponsor is not provided with such consideration. For more information, see the section of this information statement entitled “Background of the Merger” beginning on page 20.
As of November 21, 2023, the Company had received three stockholder demand letters, which assert that certain information allegedly omitted from the Schedule 14C should be disclosed.
Material United States Federal Income Tax Consequences of the Merger
The following is a summary of the material United States federal income tax consequences of the Merger generally applicable to holders of Company Common Stock who exchange their shares of Company Common Stock for cash pursuant to the Merger. The summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. The discussion applies only to holders whose shares of Company Common Stock are held as capital assets (generally, property held for investment), and does not address the tax consequences that may be relevant to holders of Company Common Stock that are subject to special tax rules, such as insurance companies, United States expatriates, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations, broker-dealers, financial institutions, cooperatives, traders in securities that elect to mark to market, United States Holders (as defined below) whose functional currency is not the United States dollar, holders who hold Company Common Stock through pass-through entities for United States federal income tax purposes or as part of a straddle or conversion transaction, holders deemed to sell Company Common Stock under the constructive sale provisions of the Code, holders who exercise appraisal rights, or holders who acquired Company Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not address any Medicare tax or alternative minimum tax considerations or any aspect of state, local or non-United States taxation, and does not address any United States federal taxation other than income taxation.
For purposes of this information statement, a “United States Holder” means a beneficial owner of Company Common Stock that is:
•
a citizen or individual resident of the United States,

•
a corporation (or any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•
an estate, the income of which is subject to United States federal income tax regardless of its source, or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a United States person.

The term “Non-United States Holder” refers to any beneficial owner of Company Common Stock, other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes, that is not a United States Holder.
If a partnership or any other entity or arrangement treated as a partnership for United States federal income tax purposes is a holder of Company Common Stock, the United States federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships owning Company Common Stock and partners in such partnerships should consult their own tax advisors as to the particular United States federal income tax consequences of the Merger to them.
The United States federal income tax consequences set forth below are included for general informational purposes only and are based upon current law as of the date hereof. Because individual circumstances may differ, each holder of Company Common Stock should consult such holder’s own tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Merger, including the application and effect of United States federal, state, local and non-United States tax laws.
United States Holders.   The receipt of the Merger Consideration by a United States Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, for United States federal income tax purposes, a United States Holder who receives the Merger Consideration will recognize gain or loss in an amount equal to the difference between (x) the amount of cash the United States Holder receives (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Company Common Stock. A United States Holder’s adjusted tax basis generally will equal the price the United States Holder paid for such shares, and if applicable, will have been reduced by return of capital distributions. Gain or loss will be calculated separately for each block of Company Common Stock exchanged in the Merger (generally shares acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the Company Common Stock has been held for more than one year as of the Effective Time. Long-term capital gains of non-corporate United States Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is limited.
Non-United States Holders.   Subject to the discussion below regarding backup withholding, a Non-United States Holder that receives cash for shares of Company Common Stock pursuant to the Merger generally will not be subject to United States federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Company Common Stock at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Company Common Stock, and the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Company Common Stock. The Company believes it has not been a “United States real property holding corporation” for United States federal income tax purposes at any time during the five-year period preceding the Merger.
If you are a Non-United States Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain United States source capital losses.
If you are a Non-United States Holder and your gain is effectively connected with a United States trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States), you will be subject to United States federal income tax on any gain realized on a net basis in the same manner as United States Holders. Non-United States Holders that are corporations may also be subject to a branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.
Information Reporting and Backup Withholding.   Cash consideration received by a United States Holder or a Non-United States Holder in the Merger may be subject to information reporting and backup withholding. To avoid backup withholding, a United States Holder that does not otherwise establish an exemption should complete and return to the applicable Paying Agent an Internal Revenue Service (“IRS”) Form W-9, certifying that such United States Holder is a United States person, that the taxpayer identification number provided is correct and that such United States Holder is not subject to backup withholding. A Non-United States Holder generally may establish an exemption from backup withholding by certifying its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Holders should consult their tax advisors regarding the application of United States federal income tax laws and non-United States tax laws, including information reporting and backup withholding, to their particular situations.
Regulatory Approvals
Under the Merger Agreement, each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to obtain all approvals, consents, registrations, permits, authorizations, clearances and other confirmations and, as promptly as reasonably practicable, make or cause to be made any necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents that are necessary, proper or advisable to consummate the Merger and the transactions contemplated by the Merger Agreement under the Exchange Act, applicable federal or state securities laws or any other applicable law.
Each of the parties to the Merger Agreement has also agreed to give each of the other parties prompt notice of the making or commencement of any request or proceeding by or before any governmental authority with respect to the Merger or any other transactions contemplated by the Merger Agreement and to keep the other parties informed as to the status of any such request or proceeding. Each of the parties is also entitled to notice and an opportunity to participate in any substantive communication made to any domestic, foreign or supranational governmental authority regarding the Merger or any other transactions contemplated by the Merger Agreement and to promptly notify the other parties of any communication relating to the Merger or any other transactions contemplated by the Merger Agreement from any domestic, foreign or supranational governmental authority. Subject to applicable laws relating to the exchange of information, Parent and the Company have the right to review in advance, and each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or substantive written materials submitted or substantive communication made to any governmental authority in connection with the Merger or any other transactions contemplated by the Merger Agreement (other than this information statement).
Alternatives to the Merger
As noted above, in response to unsolicited inbound inquiries regarding a potential acquisition of the Company by third parties, the Board reviewed, with the assistance of Jefferies, certain considerations relating to the likelihood of whether a strategic buyer or financial sponsor might be interested in exploring an acquisition of the Company. The Board considered, among other matters, the likelihood of potential interest from strategic acquirers and financial sponsors in pursuing an acquisition of the Company, the challenges the Company faces in retaining senior management as a public company and the difficulties in improving its stock price performance given the small public float of the Company’s outstanding shares.
Prior to the receipt of the Written Consent on October 4, 2023, the Company and its representatives were allowed, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited Acquisition Proposal that would reasonably be expected to lead to a Superior Proposal. However, the Company’s rights to engage in negotiations or discussions with third parties ceased upon obtaining the Written Consent on October 4, 2023, in accordance with the terms of the Merger Agreement.
For more information on the alternatives to the Merger, see the sections of this information statement entitled “Background of the Merger” beginning on page 20, and “Recommendation of the Board” and “Reasons for the Merger” beginning on page 29.

THE MERGER AGREEMENT
This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this information statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this information statement and in the public filings the Company makes with the SEC, which may be obtained by following the instructions set forth in the section entitled, “Where You Can Find More Information” beginning on page 75.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, NICE, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional nonpublic information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Form of Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Subsidiary will be merged with and into the Company, and the separate corporate existence of Merger Subsidiary will cease, and the Company will continue as the Surviving Corporation.
Consummation and Effectiveness of the Merger
The Merger will become effective at the time when the certificate of merger has been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time as may be agreed by the parties in writing and specified in the certificate of merger. The closing of the Merger will take place on the date that is no later than the third business day after the satisfaction or waiver by the party entitled thereto of all conditions to the consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent waivable under applicable law and the Merger Agreement) of such conditions) unless otherwise mutually agreed between the Company and Parent.
Consideration to be Received in the Merger
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, the following will occur:
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Each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any Excluded Shares), will be automatically cancelled, extinguished and converted into the right to receive $3.74, without interest thereon and less any required withholding taxes;

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Each Earnout Share will be cancelled, and no payment will be made with respect thereto;

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Each Lock-Up Share will be cancelled, and no payment will be made with respect thereto;

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Each share of Company Common Stock held by the Company as treasury stock or owned by NICE, Parent, Merger Subsidiary or any subsidiary of the foregoing immediately prior to the Effective Time will be cancelled, and no payment will be made with respect thereto;

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Each Terminating Company RSU will, at the Effective Time, be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Terminating Company RSU as of immediately prior to the Effective Time and (y) the Merger Consideration;

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Each Company RSU that is outstanding as of immediately prior to the Effective Time that is an Unvested Company RSU will, at the Effective Time, be cancelled and converted into a number of Converted NICE RSUs, with such number equal to the product of (i) the number of shares of Company Common Stock subject to such Unvested Company RSU and (ii) the Equity Award Exchange Ratio, rounded to the nearest whole share. Each Converted NICE RSU will remain subject to the same terms and conditions (including vesting, acceleration and payment schedule) as applied to the corresponding Company RSU immediately prior to the Effective Time;

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Each Company PSU that is outstanding as of immediately prior to the Effective Time, will, at the Effective Time, be cancelled in its entirety without the payment of any consideration with respect thereto;

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Each Company Warrant, that is outstanding and unexercised as of immediately prior to the Effective Time, will, at the Effective Time, become exercisable for the merger consideration that such holder would have received if such Company Warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the Effective Time. Notwithstanding the foregoing, if a holder of a Company Warrant that is outstanding and unexercised as of immediately prior to the Effective Time properly exercises such Company Warrant within 30 days following the public disclosure of the consummation of the Merger, the exercise price in respect thereof shall be reduced by an amount (in dollars) equal to the difference of (i) the exercise price in effect prior to such reduction, minus (ii) (A) the Merger Consideration (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Company Warrant immediately prior to the consummation of the Merger based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) the provisions of Section 6 of the Warrant Agreement will be taken into account, (2) the price of each share of Company Common Stock will be the volume weighted average price of the Company Common Stock as reported during the 10 trading day period ending on the trading day prior to the Merger, (3) the assumed volatility will be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the Merger, and (4) the assumed risk-free interest rate will correspond to the U.S. Treasury rate for a period equal to the remaining term of the Company Warrant. Following the closing of the Merger, in accordance with the terms of Section 4.5 of the Warrant Agreement, the Surviving Corporation will give written notice of the Merger to each holder of a Company Warrant, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event; and

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The shares of Company Common Stock and Company Warrants that underlie the Company Units, will be treated in the same manner as the shares of Company Common Stock and Company Warrants, respectively, that do not underlie the Company Units.

Appraisal Shares
Appraisal Shares will not be converted into the right to receive the Merger Consideration and, if all procedures described in Section 262 of the DGCL are strictly complied with, holders of such Appraisal Shares will be entitled to receive payment of the fair value of such Appraisal Shares as determined by the

Delaware Court of Chancery in accordance with the provisions of Section 262 of the DGCL, as further described in the section titled “Appraisal Rights”. If any such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses his, her or its appraisal rights, such Appraisal Shares will then be treated as if they had been converted at the Effective Time into the right to receive the applicable portion of the Merger Consideration, without any interest thereon.
The Company will give Parent notice of any demands for appraisal of shares of Company Common Stock and Parent shall have the right to direct all negotiations and proceedings with respect to such demands for appraisal pursuant to the DGCL in respect of such Appraisal Shares. The Company will not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands, or agree to do any of the foregoing.
Procedures for Receiving Merger Consideration
Prior to the Effective Time, Parent shall appoint a nationally recognized bank or trust company reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Common Stock (the “Certificates”) that have been converted into the right to receive the Merger Consideration and uncertificated shares of Company Common Stock (the “Uncertificated Shares”) that have been converted into the right to receive the Merger Consideration. At or prior to Closing, Parent shall, and NICE shall cause Parent to, deposit (or cause to deposited) with the Exchange Agent by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock an amount of cash equal to the aggregate Merger Consideration to which such holders of Company Common Stock become entitled. Promptly after the Effective Time (and in any event within three business days), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Common Stock at the Effective Time (i) a letter of transmittal in customary form (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange and (ii) instructions for effecting the exchange.
Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.
If any portion of the Merger Consideration is to be paid to an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a governmental authority (each, a “Person”) other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.
After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates or Uncertificated Shares entitling the holder thereof to receive the Merger Consideration are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in the Merger Agreement.
Any portion of the Merger Consideration made available to the Exchange Agent pursuant to the Merger Agreement that remains unclaimed by the holders of shares of Company Common Stock entitled thereto one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with the Merger Agreement prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, in respect of such shares without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, NICE, Parent, the Surviving Corporation or any other party shall be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
Certificate of Incorporation; Bylaws
At the Effective Time, by virtue of the Merger (i) the certificate of incorporation of the Company will be amended and restated in its entirety to be in the form attached as an exhibit to the Merger Agreement, and (ii) the bylaws of the Surviving Corporation will be amended and restated in their entirety to be identical to the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time, except that references to Merger Subsidiary’s name will be replaced with references to the Surviving Corporation.
Representations and Warranties
The Merger Agreement contains representations and warranties of Parent, NICE and the Company, including representations and warranties relating to, among other things:
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corporate existence and power;

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corporate authorization;

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governmental authorization;

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non-contravention; and

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litigation.

In addition, the Merger Agreement contains the following representations and warranties of the Company relating to, among other things:
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capitalization;

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subsidiaries;

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SEC filings and the Sarbanes-Oxley Act;

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financial statements;

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disclosure documents;

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absence of certain changes;

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no undisclosed material liabilities;

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compliance with laws and court orders;

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properties;

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intellectual property, data privacy, and cybersecurity;

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taxes;

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employees and employee plan benefits;

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environmental matters;

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licenses and permits;

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material contracts;

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insurance;

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customers, partners, resellers, suppliers;

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CFIUS and national security matters;

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AML and anti-corruption compliance;

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economic sanctions & export controls compliance;

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related party transactions;

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finders’ fees;

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opinion of financial advisor; and

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antitakeover statutes.

In addition, the Merger Agreement contains the following representations and warranties of Parent and NICE relating to, among other things:
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disclosure documents;

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ownership of shares;

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financing;

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vote/approval required;

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brokers;

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stockholders and management arrangements;

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solvency; and

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non-reliance on Company estimates, projections, forecasts, forward-looking statements and business plans.

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Material Adverse Effect”. The Merger Agreement provides that a Material Adverse Effect means, with respect to any entity, a material adverse effect on (i) the financial condition, business, assets or results of operations of such entity and its subsidiaries, taken as a whole, excluding any fact, change, event, occurrence or effect resulting from (a) changes in the financial, equity, credit, debt, currency, capital or securities markets generally or general economic, regulatory, legislative or political conditions, including inflation, supply chain disruptions and labor shortages, in the United States or any other country or region in the world (except to the extent having a materially disproportionate adverse effect on such entity and its subsidiaries, taken as a whole, relative to comparable companies in the industry in which such entity and its subsidiaries operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred), (b) changes in GAAP or applicable law (or the official interpretation of any of the foregoing), (c) changes or conditions generally affecting the industry in which such entity and its subsidiaries operate (except to the extent having a materially disproportionate adverse effect on such entity and its subsidiaries, taken as a whole, relative to comparable companies in the industry in which such entity and its subsidiaries operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred), (d) geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), military actions, sabotage, terrorism, cybersecurity incident, data breach, cyberattack or cyberterrorism (but, in the case of any cybersecurity incident, data breach, cyberattack or cyberterrorism, except to the extent such cybersecurity incident, data breach, cyberattack or cyberterrorism has a materially disproportionate adverse effect on such Person and its subsidiaries, taken as a whole, relative to its effect on comparable companies in the industry in which such entity and its subsidiaries operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred), including any escalation or worsening of, or any applicable law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a governmental authority in response to, the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world (except to the extent having a materially disproportionate adverse effect on such entity and its subsidiaries, taken as a whole, relative to comparable companies in the industry in which such entity and its subsidiaries operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred), (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, pandemics (including COVID-19), epidemics or other outbreaks of disease, quarantine restrictions or other natural or man-made disasters (except to the extent having a materially disproportionate adverse effect on such entity and its subsidiaries, taken as a whole, relative to comparable companies in the industry in which such entity and its subsidiaries operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred), (f) certain COVID-19 measures or certain cybersecurity measures, (g) the announcement, pendency or consummation of the transactions contemplated by the Merger Agreement (including any loss of, or adverse change in, the relationship of such entity or any of its subsidiaries with its employees, customers, distributors, partners, suppliers or other business partners resulting therefrom); provided that this clause (g) shall not apply with respect to any representation or warranty, or any condition to consummation of the Merger to the extent related thereto, that by its terms expressly addresses the consequences of the announcement or consummation of the transactions contemplated by the Merger Agreement, (h) any failure by such entity and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that this clause (h) shall not prevent a party from asserting that any fact, change, event, occurrence or effect that may have contributed to such failure independently constitutes or contributes to a Material Adverse Effect if not otherwise excluded hereunder), (i) any actions taken or refrained from being taken by the Company as expressly approved, consented to or requested in writing (including by email) by Parent, (j) any actions taken as expressly required by the Merger Agreement, (k) the identity of NICE, Parent, Merger Subsidiary or their respective affiliates, or the respective actions, plans or intentions of Parent or Merger Subsidiary or their respective affiliates with respect to the Company or its business, (l) change in the price or trading volume of the Company Common Stock, Company Units or Company Warrants (it being understood that this clause (l) shall not prevent a party from asserting that any fact, change, event, occurrence or effect that may have contributed to such change independently constitutes or contributes to a Material Adverse Effect if not otherwise excluded hereunder), (m) the availability or cost of equity, debt or other financing to NICE, Parent or Merger Subsidiary, or (n) any transaction litigation or any demand or legal proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to Delaware law in connection herewith or (ii) such entity’s ability to consummate the Merger under the terms contemplated by the Merger Agreement.
Conduct of Business by the Company Prior to Consummation of the Merger
From October 3, 2023 until the earlier of the Effective Time and the termination of the Merger Agreement, except (x) as expressly contemplated by the Merger Agreement, (y) as required by applicable law, or (z) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course consistent with past practice, except as necessary in response to any COVID-19 Measures or any Cybersecurity Measures, (ii) preserve intact its present business organization in all material respects, (iii) maintain in effect all of its material foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations, (iv) keep available the services of its officers and other Key Employees and (v) maintain in all material respects its significant commercial relationships with third parties. Without limiting the generality of the foregoing, except (a) as expressly contemplated by the Merger Agreement, (b) as required by applicable law, (c) as necessary in response to any COVID-19 Measures or any Cybersecurity Measures, or (d) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from October 3, 2023, until the Effective Time or the termination of the Merger Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Subsidiaries to:
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amend its articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

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(i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends by any of its wholly owned Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company securities or any securities of any subsidiary of the Company (other than acquisitions of any such securities tendered by holders of Company RSUs or Company PSUs in the ordinary course of business consistent with past practice to satisfy obligations to pay the tax withholding obligations with respect thereto in accordance with their terms as in effect as of the date of settlement);
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(i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company securities or Company subsidiary securities, other than the issuance of (a) any Company subsidiary securities to the Company or any other subsidiary of the Company or (b) any shares of Company Common Stock upon the settlement of Company RSUs or Company PSUs and as required pursuant to the terms of the Company Stock Plan governing such awards as in effect as of the date of settlement or (ii) amend any term of any Company security (including, for the avoidance of doubt, the Earnout Shares or Lock-Up Shares) or any Company subsidiary security (in each case, whether by merger, consolidation or otherwise);

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incur any capital expenditures or any obligations or liabilities in respect thereof, other than capital expenditures or any obligations or liabilities in respect thereof in an amount not exceeding $150,000 in the aggregate;

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acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than acquisitions (not including acquisitions of securities, interests or businesses) in the ordinary course of business of the Company and its Subsidiaries in a manner that is consistent with past practice;

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sell, lease or otherwise transfer, or create or incur any Lien (other than Permitted Liens) on, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests or businesses, other than (i) sales of obsolete equipment in the ordinary course of business consistent with past practice, (ii) certain Intellectual Property Rights, (iii) sales, leases, licenses or other dispositions of assets in the ordinary course of business consistent with past practice that both (x) have a fair market value not in excess of $200,000 in the aggregate and (y) individually or in the aggregate, are not otherwise material to the business of the Company or its Subsidiaries as currently conducted or as proposed to be conducted, or (iv) pursuant to certain contracts in effect on October 3, 2023;

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make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) loans, advances or capital contributions to, or investments in, wholly owned Subsidiaries of the Company, (ii) advances to its employees in respect of travel or other related business expenses, (iii) participant loans under the Company’s 401(k) plan in the ordinary course of business consistent with past practice and pursuant to the terms of the Company’s 401(k) plan as in effect as of October 3, 2023 and (iv) extensions of credit to customers, in each case in the ordinary course of business consistent with past practice;

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create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof, other than with respect to available capacity pursuant to a revolving credit facility as in effect as of October 3, 2023;

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other than in the ordinary course of business consistent with past practice, enter into, amend or modify in any material respect or terminate any Material Contract or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries;

•
except as required by applicable law or the terms of an Employee Plan as in effect on October 3, 2023 or other certain customary exceptions, (i) grant or increase any severance, retention or termination pay to, or enter into or amend any retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former director, officer, employee of the Company or any of its Subsidiaries or any individual independent contractor directly retained by the Company or any of its Subsidiaries (each, a “Service Provider”), (ii) increase the compensation or benefits provided to any current or former Service Provider, except for merit or promotion increases in base salary in the ordinary course of business consistent with past practice for up to 50 current Service Providers in the aggregate with annual base cash compensation of not more than $140,000, but in no event to exceed 5% on an individual basis, (iii) grant any equity, equity-based or other incentive awards to, or discretionarily accelerate the vesting, performance achievement or performance-period end date, payment or exercisability of any such awards held by, any current or former Service Provider (or any Service Provider hired in accordance with clause (v) below) or amend or modify any such awards to provide for any “single-trigger” or “double-trigger” acceleration provisions, (iv) establish, adopt, enter into, materially amend or terminate any Employee Plan or Collective Bargaining Agreement, except for (a) changes made to welfare plans in the ordinary course of business consistent with past practice in conjunction with annual renewals of welfare benefits that do not materially increase the cost of maintain such plans or (b) the entry into offer letters or similar agreements in the ordinary course of business consistent with past practice in connection with hiring permitted by clause (v) below (provided that such offer letters and similar agreements shall be on a form consistent with that made available to Parent prior to October 3, 2023, and shall not otherwise provide for any severance, change in control or similar payments or benefits), or (v) hire or terminate (other than for cause) any Service Provider (other than the hiring to fill a vacancy of an existing position or termination in the ordinary course of business, in each case, of any Service Provider with annual base cash compensation of not more than $140,000);
•
transfer, sell, assign, lease, license, dispose of, or abandon or permit to lapse any material Owned Intellectual Property Rights, or fail to take any action necessary to maintain, defend, enforce or protect any such material Owned Intellectual Property Rights, in each case other than non-exclusive licenses granted in the ordinary course of business;

•
update, modify, revise or otherwise change (i) any external privacy policy of the Company or (ii) any internal policies or procedures of the Company relating to Personal Information or the collection, storage, use, sharing, disposal or other processing thereof, in each case, other than (a) to the extent required under Applicable Data Protection Laws, (b) to remediate any security issue, (c) to enhance data privacy, security, or integrity or (d) as recommended, directed or required by any Governmental Authority;

•
change the Company’s methods of accounting, except as required by applicable law or GAAP;

•
settle, or offer or propose to settle, any legal proceeding involving or against the Company or any of its Subsidiaries, other than any such settlement (i) involving only the payment of cash which amounts (including costs and expenses associated with such legal proceeding) are fully covered by insurance coverage maintained by the Company or any of its Subsidiaries (other than with respect to deductibles and ancillary costs and expenses), (ii) for an amount not materially in excess of the amount, if any, reflected or reserved in the Company Balance Sheet or (iii) involving only the payment of cash in an amount not exceeding $100,000 individually or $300,000 in the aggregate, and in each case of clauses (ii)  — (iii), which does not include any admission of liability of the Company or any of its Subsidiaries and pursuant to which the Company and its Subsidiaries receive a full release of claims;

•
enter into any new line of business;

•
make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any material amended Tax Returns that could reasonably be expected to increase the taxes payable by the Company or its Subsidiaries, enter into any material closing agreement, settle or compromise any material tax claim, audit, investigation, proceeding or assessment, surrender or settle any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitations period applicable to any tax claim or assessment; or

•
agree, resolve or commit to do any of the foregoing.

Notwithstanding the foregoing, nothing contained in the Merger Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of the Merger Agreement, control and supervision over its and its Subsidiaries’ respective operations.
Regulatory Filings; Efforts
Subject to the terms of the Merger Agreement, each of the parties thereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement.
NICE and the Company will both:
•
make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement as promptly as practicable and in any event within three Business Days of October 3, 2023 (such filings were made on October 6, 2023);

•
supply as promptly as practicable an appropriate response to any request for additional information and documentary material from any Governmental Authority pursuant to the HSR Act;

•
use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (the waiting period expired on November 6, 2023, at 11:59 pm ET); and

•
use their reasonable best efforts with respect to any CFIUS filing made in connection with the transactions contemplated by the Merger Agreement and obtain CFIUS Clearance in connection with the transactions contemplated by the Merger Agreement as promptly as reasonably possible after October 3, 2023 (the Company submitted a voluntary CFIUS filing on October 6, 2023).

NICE will control the timing and submission of information to governmental authorities in connection with efforts to obtain approvals, consents, registrations, permits, authorizations and other confirmations. However, each of NICE and the Company have agreed to (i) cooperate in all respects and consult with each other in connection with filings, including by providing each other with information as may reasonably be required to prepare any filings or submissions and by allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and by considering in good faith such other party’s views, (ii) to the extent not prohibited by applicable law, promptly inform the other party of any written or oral communication received by such party from, or given by such party to, governmental authorities, including by promptly providing copies to the other party of any such written communications and (iii) permit the other party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with governmental authorities, and to the extent not prohibited by a governmental authority, give the other party the opportunity to attend and participate in any in-person meetings with that governmental authority.
Written Consent
In accordance with the terms of the Merger Agreement, the Company was required to use its best efforts to obtain the Written Consent and deliver such Written Consent to Parent, which was delivered on October 4, 2023, shortly after the execution of the Merger Agreement.
No Solicitation; Superior Proposal and Change of Recommendation
Subject to certain exceptions as set forth hereinafter, neither the Company nor any of its Subsidiaries will, nor will the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors (in their capacities as representatives of the Company) to, directly or indirectly:
•
solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal;

•
enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal;

•
withdraw, modify or fail to make in a manner adverse to Parent the recommendation to the Company’s stockholders that such stockholders approve and adopt the Merger Agreement (or recommend an Acquisition Proposal) (any of the foregoing, an “Adverse Recommendation Change”);

•
fail to enforce, or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, other than (i) in connection with a bona fide Acquisition Proposal or (ii) to the extent the Board (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law;

•
approve any transaction under, or any person or entity becoming an “interested stockholder” under, Section 203 of the DGCL; or

•
enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal.

The Merger Agreement provides that the term “Acquisition Proposal” means, other than the transactions contemplated by the Merger Agreement, any bona fide written offer, proposal or inquiry relating to, or any third party written indication of interest in:
•
any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of the Company and its subsidiaries or 25% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Company;

•
any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Company; or

•
a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Company.

For the avoidance of doubt, the Merger and the other transactions contemplated by the Merger Agreement will not be deemed an Acquisition Proposal.
From and after the execution of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, the Company will, and will cause its subsidiaries and its and their respective representatives to:
•
cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party and its representatives with respect to any Acquisition Proposal; and

•
request that each third party, if any, that has executed a confidentiality agreement within the twelve-month period prior to the date hereof in connection with its consideration of any Acquisition Proposal and that is in possession of confidential information heretofore furnished to such person by or on behalf of the Company or any of its Subsidiaries to return or destroy all such confidential information (and those portion of all analyses and other materials prepared by or on behalf of such person that contains, reflects or analyzes that information).

The Company is required to notify Parent promptly (but in no event later than 48 hours) after receipt of any written or oral Acquisition Proposal, identifying the third party making, and the material terms and conditions of, any such Acquisition Proposal, indication or request.
Notwithstanding the foregoing restrictions, prior to the receipt of the Written Consent on October 4, 2023, the Company and its representatives were allowed, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited Acquisition Proposal that either constituted or would reasonably be expected to lead to a Superior Proposal (as defined below).

The Merger Agreement provides that the term “Superior Proposal” means a bona fide written Acquisition Proposal (with references to 25% being deemed replaced with references to 50%) obtained after October 3, 2023, and not in violation of the Merger Agreement that the Board determines in good faith, after considering the advice of its financial advisor and outside legal counsel, taking into account all terms of such Acquisition Proposal that the Board deems relevant (including any termination or break-up fees and conditions to consummation and the reasonable likelihood of consummation of such Acquisition Proposal), would be more favorable from a financial point of view to the Company’s stockholders (in their capacity as such) than the Merger.
Continuing Employee Matters
During the period beginning at the Effective Time and ending on the first anniversary of the Closing Date (or if earlier, until the date of any Covered Employee’s (as defined below) termination of employment), Parent shall, or shall cause its subsidiaries to, provide to each employee who is actively employed by the Company or its subsidiaries at the Effective Time (each, a “Covered Employee”), (i) a base salary or rate of pay that is at least equal to such Covered Employee’s base salary or rate of pay immediately prior to the Effective Time and (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits (other than equity compensation and other long-term incentives, change in control, retention, transition, stay or similar arrangements, severance protection, nonqualified deferred compensation or defined benefit pensions) that are provided to similarly situated employees of Parent or its affiliates. If the Closing occurs prior to such time as the annual cash bonuses in respect of the Company’s 2023 fiscal year are paid, then Parent shall cause the Surviving Corporation to pay such bonuses following the Closing in accordance with the Company’s policies in effect as of the date of the Merger Agreement (provided that the aggregate amount of such bonuses shall not exceed the amount provided for 2023 annual cash bonuses set forth in the Company’s budget for 2023).
When any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy or arrangement of Parent or any of its subsidiaries (each, a “Parent Plan”) following the Effective Time, Parent shall, or shall cause its subsidiaries, to use reasonable best efforts to: (x) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to such Covered Employee (and any eligible dependents thereof) under any Parent Plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under the plan such Covered Employee participated in immediately prior to coverage under such Parent Plan and (y) provide such Covered Employee with credit for any copayments, coinsurance and deductibles paid under a plan prior to such Covered Employee’s coverage under any Parent Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the plan such Covered Employee participated in immediately prior to coverage under such Parent Plan in satisfying any applicable deductible or out-of-pocket requirements under such Parent Plan.
As of the Effective Time, Parent shall, or shall cause its subsidiaries to, recognize all service of each Covered Employee prior to the Effective Time with the Company and its subsidiaries (or any predecessor entities of either to the extent the Company or one of its subsidiaries provides such past-service credit under a similar Employee Plan) for purposes of vesting and eligibility and for purposes of future vacation accrual and determining severance amounts (if any).
Unless otherwise directed by Parent in writing no later than five business days prior to the Closing Date, the Board shall adopt board consents (the form of which shall be subject to Parent’s reasonable prior review and comment) terminating the Company’s 401(k) Plan (the “Company 401(k) Plan”) effective as of the calendar day prior to the Closing Date. In connection with a termination of the Company 401(k) Plan, Parent shall permit each Covered Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in cash and notes associated with plan loans in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such Covered Employee from the Company 401(k) Plan to an “eligible retirement plan” (within the meaning of Section 401(a)(31) of the Code) of Parent or any of its Subsidiaries. Parent shall also allow Continuing Employees to participate under a 401(k) plan sponsored by Parent or its affiliates as soon as reasonably practicable following the Closing Date.

Indemnification and Insurance
For six years after the Effective Time, Parent will cause the Surviving Corporation and its subsidiaries to indemnify and hold harmless the present and former directors, officers, employees or agents of the Company or any of its subsidiaries (and any person who becomes a director, officer, employee or agent of the Company or any of its subsidiaries prior to the Effective Time) (each, an “Indemnified Person”) to the fullest extent permitted by Delaware Law, any other applicable law or provided under the Company’s certificate of incorporation and bylaws in effect on October 3, 2023, from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, employee or agent of the Company or such subsidiary; (ii) any action or omission, or alleged action or omission, taken in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its subsidiaries, or taken at the request of the Company or such subsidiary (including in connection with serving at the request of the Company or such subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)) prior to the Effective Time; and (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Subsidiary with respect thereto, except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to the Merger Agreement, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.
For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding exculpation, indemnification and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions of the Company’s and its subsidiaries’ organizational documents in existence on October 3, 2023.
Prior to the Effective Time, the Company shall, or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions or actions contemplated thereby); provided that the Company shall give Parent a reasonable opportunity to participate in the selection of such tail policy and the Company shall give reasonable and good faith consideration to any comments made by Parent with respect thereto; and provided further that in no event shall the Company expend for such policies an aggregate premium amount in excess of 300% of the amount per annum the Company paid in its last full fiscal year (the “Maximum Amount”). If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an aggregate premium amount in excess of the Maximum Amount; and provided further that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in the Merger Agreement.
Financing
The Merger is not subject to a financing condition. Parent estimates that the total funds necessary to complete the Merger will be approximately $370 million, including estimated transaction fees and expenses. Parent intends to fund the amounts necessary to complete the Merger with readily available cash of Parent and NICE.
Other Covenants and Agreements
The Merger Agreement contains other covenants and agreements:
Public Announcements
Parent, NICE and Merger Subsidiary shall consult with the Company in good faith before issuing any press release, having any communication with the press (whether or not for attribution) or making any other public statement in connection with the Merger Agreement and the transactions contemplated thereby. The Company shall not issue any press release, have any communication with the press (whether or not for attribution), make any other public statement (including any broad-based communication to employees, suppliers, customers, partners or vendors) or schedule any press conference or conference call with investors or analysts with respect to the Merger Agreement or the transactions contemplated thereby without the consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.
The restrictions on the Company set forth in the Merger Agreement shall not apply to any release or public statement (i) required by applicable law or any applicable listing authority (in which case the Company shall use reasonable best efforts to (x) consult with Parent prior to making any such disclosure and (y) cooperate (at Parent’s expense) in connection with Parent’s efforts to obtain a protective order), or (ii) made or proposed to be made by the Company in compliance with the Merger Agreement (or by Parent in response thereto). Notwithstanding the foregoing, the Company will not be obligated to obtain Parent’s consent with respect to communications that are (a) principally directed to its employees, suppliers, customers, partners or vendors so long as such communications are consistent with prior communications previously agreed to by Parent and the Company and do not add additional material information not included in such previous communication; (b) related to a Superior Proposal or Adverse Recommendation Change or, in each case, any action taken pursuant thereto; (c) with respect to any dispute or legal proceeding solely among the parties or their respective affiliates; or (d) substantively consistent with previous disclosures made by either party in compliance with the Merger Agreement and that do not add additional material information not included in such previous disclosure.
Notice of Certain Events
Each of the Company, on the one hand, and Parent and NICE, on the other hand, shall promptly notify the other of:
•
any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by the Merger Agreement;

•
any notice or other communication from any governmental authority in connection with the transactions contemplated by the Merger Agreement;

•
any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its subsidiaries or Parent or any of its subsidiaries, as the case may be, that, if pending on October 3, 2023, would have been required to have been disclosed pursuant to the Merger Agreement or that relate to the consummation of the transactions contemplated by the Merger Agreement;
•
any inaccuracy of any representation or warranty contained in the Merger Agreement that would reasonably be expected to cause any condition set forth in the Merger Agreement not to be satisfied; and

•
any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement that would reasonably be expected to cause any condition set forth in the Merger Agreement not to be satisfied.

Cooperation Regarding Termination of PNC Credit Agreement
The Company shall, and shall cause its subsidiaries and the Company’s and its subsidiaries’ representatives to, reasonably cooperate as may be requested by Parent in connection with discharging in full all obligations and terminating all liens granted under or in connection with that certain credit agreement, dated as of November 7, 2016, by and among the Company, PNC Bank National Association and the lenders and the other parties party thereto, as amended from time to time (as further described in the Merger Agreement, the “PNC Credit Agreement”) effective as of the Closing, including obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered on the Closing Date to allow for the payoff, discharge and termination in full on the Closing of the PNC Credit Agreement.
Access to Information
From the date of the Merger Agreement until the Effective Time and subject to applicable law, applicable confidentiality agreements and other provisions set forth in the Merger Agreement, upon reasonable written prior notice and subject to certain restrictions or limitations, the Company shall (i) give to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records and personnel of the Company and its subsidiaries for purposes that are reasonably necessary for the consummation of the Merger or for planning with respect to post-closing integration, operations or value creation, and (ii) promptly provide Parent, its counsel, financial advisors, auditors and other authorized representatives with all reasonably requested information regarding the business of the Company and such additional information, regarding the Company for purposes that are reasonably necessary for the consummation of the Merger or for planning with respect to post-closing integration, operations or value creation.
Stockholder Litigation
Until the earlier of the termination of the Merger Agreement in accordance with its terms or the Effective Time, the Company will promptly provide Parent with any pleadings and correspondence received by the Company relating to any transaction litigation and will keep Parent reasonably informed regarding the status of any such litigation or dispute. The Company will cooperate with and, to the extent reasonably practicable, give Parent the opportunity to consult and participate with respect to the defense or settlement of any such proceeding (at Parent’s expense), and the Company will not agree to any such settlement without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.
Company Warrants
In accordance with the provisions governing the Company Warrants, promptly after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, send, or cause to be sent, written notices required by the provisions governing the Company Warrants. Further, Parent shall cause the Surviving Corporation to make public disclosure of the consummation of the Merger by filing a Current Report on Form 8-K with the SEC. Following the closing of the Merger, in accordance with the terms of Section 4.5 of the Warrant Agreement, the Surviving Corporation will give written notice of the Merger to each holder of a Company Warrant, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event.
In addition, the Company will:

•
Section 16 Matters: Take all actions as may be necessary or appropriate to cause the transactions contemplated by the Merger Agreement and other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by the Merger Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law;

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Stock Exchange Delisting: Cooperate with Parent to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable laws and rules and policies of the Nasdaq to enable the de-listing by the Surviving Corporation of the Company Common Stock, Company Warrants and Company Units from the Nasdaq and the deregistration of the Company Common Stock, Company Warrants and Company Units under the Exchange Act as promptly as practicable after the Effective Time; and

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Filing of Information Statement: Prepare and file with the SEC this information statement, and promptly notify Parent of the receipt of any SEC comments to the information statement. The Company will cause this information statement to be mailed to the holders of Company Common Stock as promptly as possible after the later of receiving clearance from the SEC or the expiration of the 10 day period after filing in the event the SEC does not review the information statement.

Conditions to Consummation of the Merger
The respective obligation of each party to effect the Merger are subject to the satisfaction or, to the extent not prohibited by applicable law, waiver of, at or prior to the Closing Date, of the following conditions:
•
the Written Consent shall have been obtained;

•
no applicable law (whether temporary, preliminary or permanent) shall make consummation of the Merger illegal or otherwise prohibited;

•
any (i) applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated (the applicable waiting period expired on November 6, 2023, at 11:59 pm ET) and (ii) agreement with a Governmental Authority entered into not to consummate, or to delay consummation of, the Merger shall have expired or been terminated;

•
the CFIUS Clearance shall have been obtained and be in full force and effect; and

•
all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Merger, shall have been taken, made or obtained.

The Written Consent was delivered to the Company on October 4, 2023, and, as a result, the closing condition relating to the adoption of the Merger Agreement by the stockholders described in the first bullet above has been satisfied.
The obligations of NICE, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the Closing Date of the following further conditions:
•
the Company shall have performed in all material respects all of its obligations set forth in the Merger Agreement required to be performed by it at or prior to the Effective Time;

•
certain representations and warranties of the Company related to the Company’s capitalization as specified in the Merger Agreement shall be true at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with such exceptions that in the aggregate do not result in a net increase to the total amount of consideration to be paid by Parent pursuant by more than $800,000;

•
the fundamental representations identified in the Merger Agreement that are qualified by materiality or Material Adverse Effect shall be true in all respects and the fundamental representations that are not qualified by materiality or Material Adverse Effect shall be true in all material respects, in each case, at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all material respects only as of such time);
•
the other representations and warranties of the Company (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

•
Parent shall have received a certificate signed by an executive officer of the Company certifying that the conditions set forth in the first four bullets above have been satisfied; and

•
there shall not have occurred any event, occurrence, or development of a state of circumstances or facts which, individually or in the aggregate, has had a Material Adverse Effect on the Company that is continuing or would reasonably be expected to have a Material Adverse Effect.

The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the Closing Date of the following further conditions:
•
each of NICE, Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

•
the representations and warranties of NICE, Parent and Merger Subsidiary contained in the Merger Agreement or in any certificate or other writing delivered by Parent or Merger Subsidiary pursuant hereto (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s ability to consummate the Merger and the other transactions contemplated by this Agreement; and

•
the Company shall have received a certificate signed by an executive officer of the Parent certifying that the conditions set forth in the first two bullets above have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual written consent of Parent and the Company.
In addition, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company:
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if the Merger is not consummated on or before 5:00 p.m. (New York time) April 3, 2023, or such other date agreed by the parties in writing (the “End Date”), except that the right to terminate the Merger Agreement under this clause is not available to a party whose failure to comply with its obligations under the Merger Agreement has been the primary cause of the failure of the Closing to occur on or before the End Date (the “End Date Termination Right”);

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if there shall be any applicable law permanently preventing or prohibiting the consummation of the Merger in effect and such applicable law shall have become final and nonappealable; provided that the right to terminate shall not be available to any party (treating Parent and Merger Subsidiary as one party for this purpose) whose breach of any provision of the Merger Agreement is the primary cause of the issuance of such applicable law; or

•
if the Company fails to obtain stockholder approval, which was obtained on October 4, 2023.

The Merger Agreement also provides that Parent may terminate the Merger Agreement, if:
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prior to receipt of the Written Consent, which was obtained on October 4, 2023, the Board had effected an Adverse Recommendation Change;

•
the Company failed to obtain the Written Consent within 24 hours of the execution of the Merger Agreement, which Written Consent was obtained on October 4, 2023; or

•
a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in the Merger Agreement shall have occurred that would cause certain conditions not to be satisfied, and such condition is incapable of being satisfied by the End Date or, if curable, is not cured by the Company within 45 days of receipt by the Company of written notice of such breach or failure stating Parent’s intention to terminate the Merger Agreement; provided, that the Company shall not have the right to so terminate the Merger Agreement if, at the time of the delivery of such notice, the Company is in material breach of its representations, warranties, covenants or other obligations under the Merger Agreement.

The Merger Agreement also provides that the Company may terminate the Merger Agreement, if:
•
prior to receipt of the Written Consent, the Board shall have made an Adverse Recommendation Change in compliance with the terms of the Merger Agreement, in order to enter into a definitive, written agreement concerning a Superior Proposal; provided, that substantially concurrently with such termination, the Company shall enter into such definitive, written agreement; or

•
a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in the Merger Agreement shall have occurred that would cause certain conditions not to be satisfied, and such condition is incapable of being satisfied by the End Date or, if curable, is not cured by Parent within 45 days of receipt by Parent of written notice of such breach or failure stating the Company’s intention to terminate the Merger Agreement; provided, that neither Parent nor Merger Subsidiary shall have the right to so terminate the Merger Agreement if, at the time of the delivery of such notice, either Parent or Merger Subsidiary is in material breach of its representations, warranties, covenants or other obligations under the Merger Agreement.

Termination Fees and Expenses
Fees Payable by Company. The Company will pay Parent a termination fee of $4,000,000 (the “Company Termination Fee”) if Parent or the Company, as applicable, terminates the Merger Agreement for the following reasons:
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if, prior to receipt of the Written Consent, the Board had effected an Adverse Recommendation Change, and Parent had notified the Board, within 10 business days after receiving notice of such Adverse Recommendation Change, of its intention to terminate the Merger Agreement;

•
if the Written Consent had not been delivered and signed by Golden Gate within 24 hours of the execution of the Merger Agreement and Parent had, within two days following execution of the Merger Agreement, chosen to terminate the Merger Agreement; or

•
if, prior to receipt of the Written Consent, the Board had made an Adverse Recommendation Change in compliance with the terms of the Merger Agreement in order to enter into a definitive, written agreement concerning a Superior Proposal, and the Company terminated the Merger Agreement substantially concurrently with the entry into such definitive agreement.

However, because the Written Consent was delivered to the Company on October 4, 2023 and the termination rights described above are no longer exercisable, the Company can no longer be required to pay the Company Termination Fee.
Sole and Exclusive Remedy.   The Company Termination Fee, to the extent payable (as noted above, the Company can no longer be required to pay the Company Termination Fee), and the right to specific performance, as applicable, will be the sole and exclusive remedy of NICE, Parent, Merger Subsidiary and their related parties against the Company, its Subsidiaries and each of their respective affiliates and related parties.
Expenses.   Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including all fees and expenses of its representatives, will be paid by the party incurring such expenses, except that (i) any expenses incurred in connection with the filing fee for this information statement and printing and mailing such documents will be paid by the Company and (ii) NICE shall be responsible for all filing fees payable to any governmental authority under the HSR Act and/or any other antitrust law.
Amendment and Waiver
At any time prior to the Effective Time, the Merger Agreement may be amended, modified or waived if it is in writing and signed, in the case of an amendment or modification, by Parent, Merger Subsidiary and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. After the receipt of the Written Consent, no amendment of the Merger Agreement may be made that by applicable law requires further approval by the holders of shares of Company Common Stock without obtaining such further approval. Such Written Consent was delivered on October 4, 2023.
Jurisdiction; Specific Performance
By entering into the Merger Agreement, each party thereto, with respect to any dispute between the parties arising out of the Merger Agreement or transactions contemplated thereby, (i) expressly submitted to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction over such claim or cause of action or Action, the federal courts located in the State of Delaware or other Delaware state courts, (ii) expressly waived any claim of lack of personal jurisdiction or improper venue or claims that such courts are an inconvenient forum and (iii) agreed that all claims, actions or proceedings relating to the Merger Agreement or transactions contemplated thereby must be brought in such courts.
The parties to the Merger Agreement are entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement.
Governing Law
The Merger Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state that would result in the application of the laws of a jurisdiction other than the State of Delaware.

THE SUPPORT AGREEMENT
In connection with the Merger Agreement, certain entities affiliated with Golden Gate that are stockholders of the Company entered into a support agreement with Parent (the “Support Agreement”) and agreed, among other things, to (i) waive certain claims they may have against the Company in connection with the Merger and (ii) not to solicit or engage in discussions or negotiations regarding any alternative business combination transaction. As of October 4, 2023, Golden Gate collectively owned approximately 70.63% of the shares of outstanding Company Common Stock (including the Earnout Shares) based on 102,014,263 outstanding as of that date (including the Earnout Shares and Lock-Up Shares).
MARKET INFORMATION, DIVIDENDS AND CERTAIN TRANSACTIONS IN THE SHARES OF
COMPANY COMMON STOCK
On June 18, 2021 (the “Formation Closing Date” or “Formation Closing”), Crescent Acquisition Corp, a Delaware corporation (“Crescent”), consummated the previously announced business combination pursuant to an Agreement and Plan of Merger, dated January 13, 2021 (the “Formation Merger Agreement”), by and among Crescent, Function Acquisition I Corp, a Delaware corporation and direct, wholly owned subsidiary of Crescent (“First Formation Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Crescent (“Second Formation Merger Sub”), LiveVox Holdings, Inc., a Delaware corporation (“Old LiveVox”), and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact (in such capacity, the “Stockholder Representative”) of LiveVox TopCo, the sole stockholder of Old LiveVox as of immediately prior to Closing (the “LiveVox Stockholder”). Pursuant to the Formation Merger Agreement, a business combination between Crescent and Old LiveVox was effected through (a) the merger of First Formation Merger Sub with and into Old LiveVox, with Old LiveVox continuing as the surviving corporation (the “First Formation Merger”) and (b) immediately following the First Formation Merger and as part of the same overall transaction as the First Formation Merger, the merger of Old LiveVox with and into Second Formation Merger Sub, with Second Formation Merger Sub continuing as the surviving entity (the “Second Formation Merger”, and collectively with the other transactions described in the Formation Merger Agreement, the “Formation Merger”). On the Formation Closing Date, Crescent changed its name to “LiveVox Holdings, Inc.” and Second Formation Merger Sub changed its name to “LiveVox Intermediate LLC” (the transactions described in this paragraph, the “deSPAC Transaction”).
On June 22, 2021, the Company’s ticker symbols on the Nasdaq for the Company Common Stock, Company Warrants to purchase Company Common Stock and Company Units were changed to “LVOX,” “LVOXW” and “LVOXU,” respectively.
Since June 22, 2021, we have not paid dividends on outstanding Company Common Stock. The terms of the Merger Agreement do not allow us to declare or pay a dividend between October 3, 2023 and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the Merger there will be no further market for the Company’s securities, which will be delisted from the Nasdaq and de-registered under the Exchange Act.
PROVISIONS FOR STOCKHOLDERS
No provision has been made (i) to grant the stockholders access to the corporate files of the Company, any other party to the Merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, or any other such party or affiliate.
APPRAISAL RIGHTS
General
Under the DGCL, you have the right to demand appraisal and to receive payment in cash for the fair value of your shares of Company Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. Stockholders and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.
This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. All references in Section 262 of the DGCL and in this summary to “stockholder” are to the record holder of the shares of Company Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted. All references within Section 262 of the DGCL and this summary to “beneficial owner” mean the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Company stockholder or beneficial owner should exercise its right to seek appraisal under Section 262 of the DGCL.
If the Merger is consummated, subject to certain exceptions specified in Section 262 of the DGCL and summarized below, stockholders and beneficial owners of shares of Company Common Stock who: (i) submit to the Company a proper written demand for appraisal of such shares; (ii) continuously remain the record holders or beneficial owners, as the case may be, of such shares through the Effective Time; and (iii) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger) instead of the Merger Consideration. Any such Company stockholder or beneficial owner awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the Merger Consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, that which Company stockholders will receive pursuant to the Merger Agreement.
When a merger agreement is approved by written consent without a meeting pursuant to Section 228 of the DGCL, as is the case with the Merger Agreement, Section 262 requires that either a constituent corporation before, or the surviving corporation within 10 days after, the effective date of the merger notify each of its stockholders who is entitled to appraisal rights, that appraisal rights are so available and must include in each such notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. Such notice, if given on or after the effective date of the merger, must also notify the stockholders of the effective date of the merger. THIS INFORMATION STATEMENT CONSTITUTES OUR NOTICE TO THE COMPANY’S STOCKHOLDERS OF THE AVAILABILITY OF APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER IN COMPLIANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL AND A COPY OF THE APPLICABLE STATUTORY PROVISIONS IS ACCESSIBLE AT THE FOLLOWING PUBLICLY AVAILABLE WEBSITE WITHOUT SUBSCRIPTION OR COST: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
STOCKHOLDERS OR BENEFICIAL OWNERS WHO WISH TO EXERCISE APPRAISAL RIGHTS OR WHO WISH TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING SUMMARY AND THE APPLICABLE STATUTORY PROVISIONS CAREFULLY. FAILURE TO COMPLY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN ADDITION, THE DELAWARE COURT OF CHANCERY WILL DISMISS APPRAISAL PROCEEDINGS IN RESPECT OF THE COMPANY UNLESS CERTAIN STOCK OWNERSHIP CONDITIONS ARE SATISFIED BY THE COMPANY STOCKHOLDERS AND BENEFICIAL OWNERS SEEKING APPRAISAL. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL, STOCKHOLDERS AND BENEFICIAL OWNERS WHO WISH TO EXERCISE APPRAISAL RIGHTS ARE URGED TO CONSULT WITH THEIR OWN LEGAL AND

FINANCIAL ADVISORS IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. A COMPANY STOCKHOLDER WHO LOSES HIS, HER, THEIR OR ITS APPRAISAL RIGHTS WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION.
How to Exercise and Perfect Your Appraisal Rights
If you are a Company stockholder or beneficial owner and wish to exercise the right to seek an appraisal of your shares of Company Common Stock, you must satisfy each of the following conditions:
•
you must deliver to the Company a written demand for appraisal within 20 days after the date of the Company giving this notice. The demand must reasonably inform us of the identity of the stockholder of record or beneficial owner, as applicable, holding the shares for which appraisal is demanded, the intention of the person to demand appraisal of his, her or its shares and, in the case of a demand made by a beneficial owner, reasonably identify the stockholder of record of such shares and must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be and must provide an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. A stockholder’s and beneficial owner’s failure to make a written demand for appraisal on or before the expiration of such 20-day period will result in the loss of that holder’s appraisal rights. For clarity, such 20-day period will begin to run on the date of mailing of this information statement;

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you must not consent to, or vote in favor of, the Merger;

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you must continuously hold (in the case of a stockholder demanding appraisal) or beneficially own (in the case of a beneficial owner demanding your appraisal) your shares of Company Common Stock from the date of making the demand through the Effective Time. You will lose your appraisal rights if you are a stockholder of record and transfer the shares, of if you are a beneficial own and cease to beneficially own such shares, before the Effective Time;

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any stockholder or beneficial owner who has complied with the requirements of Section 262 of the DGCL or the Company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Company is under no obligation to file any petition and has no present intention of doing so; and

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you must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Company Common Stock.
In addition, because the Company Common Stock is listed on a national securities exchange and is expected to continue to be listed on such exchange immediately prior to the consummation of the Merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of Company Common Stock, unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal or (b) the value of the consideration provided in the Merger for such total number of shares entitled to appraisal exceeds $1 million. We refer to conditions (a) and (b) as the “ownership thresholds.” At least one of the ownership thresholds must be met in order for Company stockholders to be entitled to seek appraisal with respect to such shares of Company Common Stock.
Who May Exercise Appraisal Rights
A demand for appraisal must be executed by or on behalf of the stockholder of record or beneficial owner of the shares. The demand should set forth, fully and correctly, the name of the stockholder holding the shares in record name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform the Company of the identity of the record holder, or beneficial owner, as applicable, of the shares and that the stockholder or beneficial owner intends to demand appraisal of his, her or its common stock. In addition, if a demand is made by a beneficial owner, the demand must (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the verified list required by Section 262(f) of the DGCL. A holder of record, such as a bank, broker or other nominee, who holds shares of Company Common Stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the holder of record.
If you own shares of Company Common Stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as an agent.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand for appraisal to the following address:
LiveVox Holdings, Inc.
Attention: Investor Relations
655 Montgomery Street
Suite 1000
San Francisco, CA 94111
(415) 671-6000
Surviving Corporation’s Actions After Completion of the Merger
If the Merger is consummated, the Surviving Corporation will give written notice of the Effective Time within ten days after the Effective Time to all of the Company’s stockholders and beneficial owners that are entitled to appraisal rights, provided, however, that if such notice is sent more than 20 days following the sending of this information statement, such notice need only be sent to each holder and beneficial owner who is entitled to appraisal rights and who has demanded appraisal of his, her or its shares of Company Common Stock in accordance with Section 262. At any time within 60 days after the Effective Time, any person entitled to appraisal who did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration set forth in the Merger Agreement for his, her or its shares of Company Common Stock. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery, which approval may be conditioned on the terms the Delaware Court of Chancery deems just (including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made with respect to the allocation of the expenses of the proceeding); provided, however, that this provision will not affect the right of any Company stockholder or beneficial owner that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s or beneficial owner’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. Within 120 days after the Effective Time, either a record holder or a beneficial owner of Company Common Stock, provided such person has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or the Surviving Corporation must commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding an appraisal of the value of the shares of Company Common Stock held by all persons who have properly demanded appraisal. The Surviving Corporation is under no obligation to file an appraisal petition and has no present intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the Effective Time, any stockholder or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Company Common Stock with respect to which Company has received demands for appraisal, and the aggregate number of holders or beneficial owners holding or owning those shares (for which purpose the record holder of shares held by a beneficial owner who has made a demand for appraisal shall not be considered a separate stockholder holding such shares). The Surviving Corporation must give this statement to you within the later of (a) ten days after receipt by the Surviving Corporation of the request therefor or (b) ten days after expiration of the period for delivery of demands for appraisal.
If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of Company Common Stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all holders and beneficial owners who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the Surviving Corporation. After notice to persons who demanded appraisal of their shares of Company Common Stock as may be required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal thereunder. The Delaware Court of Chancery will then determine which stockholders and beneficial owners are entitled to appraisal rights and may require the persons demanding appraisal for their shares represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any such person who fails to comply with this direction. The Delaware Court of Chancery will also dismiss proceedings as to all Company stockholders and beneficial owners if neither of the ownership thresholds described above is met. Where proceedings are not dismissed, the appraisal proceeding will be conducted as to the shares of Company Common Stock for which the applicable stockholders and beneficial owners thereof are entitled to appraisal, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of such shares of Company Common Stock at the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the Surviving Corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person entitled to appraisal. Notwithstanding the foregoing or anything herein to the contrary, if the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (a) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (b) interest theretofore accrued, unless such interest was paid at the time the voluntary cash payment is made. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, less any amounts already paid in a voluntary cash payment, with interest thereon, if any, to the persons entitled to receive the same. Payment shall be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”
The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known, or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has recently indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that absent deficiencies in the sale process the transaction price may be given “considerable weight.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
You should be aware that the fair value of your shares of Company Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.
Moreover, neither the Company nor Parent anticipates offering more than the Merger Consideration to any Company stockholder or beneficial owner exercising appraisal rights and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.
If no party files a petition for appraisal within 120 days after the Effective Time or if neither of the ownership thresholds above has been satisfied in respect of such shares, then all Company stockholders and beneficial owners will lose the right to an appraisal and will instead receive the Merger Consideration described in the Merger Agreement, without interest thereon.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of any person whose name appears on the verified list filed by the surviving corporation who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Company Common Stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such and award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. In the absence of such an order, each party to the appraisal proceeding bears its own expenses of its attorneys and experts.
If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, on or after the Effective Time, vote the shares subject to the demand or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Company Common Stock as of a record date prior to the Effective Time.
If a person who has made a demand for an appraisal in accordance with Section 262 shall deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares of Company Common Stock in accordance with subsection (e) of Section 262, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery shall not be dismissed as to any person without the approval of the court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the court made under subsection (j) of Section 262; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within 60 days after the Effective Time. If you fail to perfect, successfully withdraw your demand for appraisal, or lose the appraisal right, your shares of Company Common Stock will be converted into the right to receive the Merger Consideration, without interest thereon.
Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights will result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Company Common Stock in accordance with the Merger Agreement without interest. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Company stockholder or beneficial owner and are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal and financial advisor.
HOLDERS AND BENEFICIAL OWNERS OF COMPANY COMMON STOCK CONSIDERING SEEKING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES OF COMPANY COMMON STOCK AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES OF COMPANY COMMON STOCK. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 WILL RESULT IN A LOSS OF STATUTORY APPRAISAL RIGHTS. THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES COMPLIANCE WITH THE PREREQUISITES OF SECTION 262 OF THE DGCL.
CONSEQUENTLY, AND IN VEIW OF THE COMPLEXITY OF THE PROVISIONS OF SECFTION 262, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU ARE URGED TO CONSULT WITH YOUR OWN LEGAL AND FINANCIAL ADVISORS IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL.
TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Company Common Stock as of October 31, 2023 unless otherwise indicated below, by:
•
each person known by us to beneficially own more than 5% of our outstanding shares of Company Common Stock;

•
each of our directors;

•
each of our named executive officers; and

•
our directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days of October 31, 2023. The percent of common stock calculations are based on the 102,014,289 shares of Company Common Stock outstanding as of October 31, 2023.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.
Name of Beneficial Owner(1)	Shares Beneficially Owned
	Number	Percentage
5% Stockholders:
Entities affiliated with Golden Gate Private Equity, Inc.(2)	72,052,784	70.63%
Named Executive Officers and Directors:
John DiLullo(3)	328,072	*
Louis Summe(2)(4)	378,366	*
Gregg Clevenger(2)(5)	90,733	*
Aaron Ross(6)	59,414	*
Robert D. Beyer(7)	3,353,056	3.29%
Stewart Bloom(2)	173,287	*
Leslie C. G. Campbell	103,056	*
Doug Ceto	—	*
Rishi Chandna	—	*
Susan Morisato	103,056	*
Bernhard Nann(2)	210,475	*
Kathleen Pai	103,056	*
Marcello Pantuliano	103,056	*
Todd M. Purdy(7)	3,353,056	3.29%
All directors and executive officers as a group (15 individuals)	5,227,643	5.12%

*
Less than 1%.

(1)
Unless otherwise noted, the address of the principal business office of each of Messrs. DiLullo, Summe, Clevenger, and Ross and Mses. Campbell, Morisato and Pai is c/o LiveVox, 655 Montgomery Street, Suite 1000, San Francisco, California, 94111.

(2)
As reported on a Schedule 13D/A filed on October 4, 2023. The address of the principal business office of Golden Gate Private Equity, Inc., or Golden Gate, is One Embarcadero Center, 39th Floor, San Francisco, California, 94111. The shares reported include: (i) 71,670,701 shares held by LiveVox TopCo,

LLC, and (ii) 382,083 shares acquired on December 15, 2021 by GGC Public Equities Opportunities, L.P., each of which holds their respective securities on behalf of a private investor group, including funds managed by Golden Gate and Messrs. Summe, Clevenger, Bloom and Nann. Although Messrs. Summe, Clevenger, Bloom and Nann do not have voting or dispositive power over the 71,670,701 shares owned by LiveVox TopCo, each owns interests of LiveVox TopCo with varying rights to participate in distributions at the discretion of Golden Gate with respect to such shares held by LiveVox TopCo. Interests shown include the 5,000,000 Earnout Shares because LiveVox TopCo maintains voting power over such shares. As disclosed elsewhere in this information statement, the Earnout Shares shall be cancelled at the Effective Time, and no payment shall be made with respect thereto.
(3)
Includes 278,072 shares of Company Common Stock issuable upon the vesting of Company RSUs within 60 days.

(4)
Includes 12,500 shares of Company Common Stock issuable upon the vesting of Company RSUs within 60 days.

(5)
Includes 9,412 shares of Company Common Stock issuable upon the vesting of Company RSUs within 60 days.

(6)
Includes 12,087 shares of Company Common Stock issuable upon the vesting of Company RSUs within 60 days.

(7)
The shares reported include: (i) 103,056 shares of Company Common Stock issued to and held directly by each of Messrs. Beyer and Purdy and (ii) 3,250,000 shares held by CFI Sponsor LLC, or CFI Sponsor, of which Messrs. Beyer and Purdy may be deemed to have or share beneficial ownership. As reported on a Schedule 13G filed on February 13, 2023, CFI Sponsor is the record holder of the 3,250,000 shares included herein, which includes, 762,500 shares of Company Common Stock held outright by CFI Sponsor and the 2,487,500 Lock-Up Shares with respect to which CFI Sponsor holds voting power. As disclosed elsewhere in this information statement, the Lock-Up Shares shall be cancelled at the Effective Time, and no payment shall be made with respect thereto. Beyer Family Interests LLC and TSJD Family LLC are managing members of CFI Sponsor. Mr. Beyer is a managing member of Beyer Family Interests LLC. Mr. Purdy is a managing member of TSJD Family LLC. As such, each of Beyer Family Interests LLC, TSJD Family LLC and Messrs. Beyer and Purdy may be deemed to have or share beneficial ownership of the Class A common stock, or Company Common Stock, held directly by CFI Sponsor. The business address of each of Messrs. Beyer and Purdy is c/o Crescent Capital Group, 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements, and other documents with the SEC. These reports contain additional information about the Company. Stockholders may read and copy any reports, statements or other information filed by the Company at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “SEC Filings” section of the Company’s website at https://investors.livevox.com/sec-filings. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this information statement, and therefore is not incorporated herein by reference.
The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this information statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this information statement.
The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this information statement and before the Effective Time. The Company also incorporates by reference in this information statement the following documents filed by it with the SEC under the Exchange Act:
Company Filings:	Periods:
Annual Report on Form 10-K	Fiscal Year ended December 31, 2022, as filed on March 2, 2023
Quarterly Reports on Form 10-Q	Fiscal Quarter ended March 31, 2023, as filed on May 9, 2023
Fiscal Quarter ended June 30, 2023, as filed on August 8, 2023
Fiscal Quarter ended September 30, 2023, as filed on November 9, 2023
Definitive Proxy Statement on Schedule 14A (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022)	As filed on June 15, 2023
Current Reports on Form 8-K	As filed on January 17, 2023 and as amended on March 2, 2023, as filed on April 5, 2023, as filed on June 15, 2023 and as filed on October 4, 2023
The Company undertakes to provide without charge to each person to whom a copy of this information statement has been delivered, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this information statement incorporates. You may request a copy of these filings by telephone at (800) 559-9358 or by writing to us at:
LiveVox Holdings, Inc.
Attention: Investor Relations
655 Montgomery Street
Suite 1000

San Francisco, CA 94111
(415) 671-6000
IR@Livevox.com
Parent and Merger Subsidiary have supplied, and the Company has not independently verified, the information in this information statement relating to Parent and Merger Subsidiary.
Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated November 22, 2023. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

ANNEX A
Agreement and Plan of Merger

Execution Version

AGREEMENT AND PLAN OF MERGER
dated as of
October 3, 2023
among
LIVEVOX HOLDINGS, INC.,
NICE LTD.,
INCONTACT, INC.
and
LASER BRIDGE MERGER SUB INC.

A-i

A-ii

SCHEDULES
Company Disclosure Schedule

A-iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 3, 2023 among LiveVox Holdings, Inc., a Delaware corporation (the “Company”), inContact, Inc., a Delaware corporation (“Parent”), Laser Bridge Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and NICE Ltd., a company organized under the laws of the State of Israel (“NICE”).
W I T N E S S E T H :
WHEREAS, on the terms and subject to the conditions set forth herein, Parent will acquire the Company by means of a merger of Merger Subsidiary with and into the Company in accordance with Delaware Law, with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, the Board of Directors of the Company has, upon the terms and subject to the conditions set forth herein, (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby in accordance with Delaware Law and (iii) subject to the terms and conditions of this Agreement, resolved to recommend that the Company’s stockholders approve and adopt this Agreement;
WHEREAS, the respective Boards of Directors of NICE, Parent and Merger Subsidiary have, upon the terms and subject to the conditions set forth herein, (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of NICE, Parent and Merger Subsidiary and their respective stockholders and (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby;
WHEREAS, following the execution and delivery of this Agreement, and as a condition to Parent’s and Merger Subsidiary’s willingness to enter into this Agreement, the Company has agreed to use its best efforts to obtain the written consent of Company Stockholders holding at least a majority of the outstanding shares of Company Stock pursuant to which such Company Stockholders will adopt this Agreement and approve the transactions contemplated hereby, including the Merger, in accordance with Section 228 and Section 251(c) of Delaware Law (the “Written Consent”); and
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to Parent’s and Merger Subsidiary’s willingness to enter into this Agreement, certain shareholders of the Company are entering into a support agreement with Parent.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
Definitions
Section 1.01    Definitions.
(a)   As used herein, the following terms have the following meanings:
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any bona fide written offer, proposal or inquiry relating to, or any Third Party written indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of the Company and its Subsidiaries or 25% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning 25% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Company, or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Company.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.
“Antitrust Law” means collectively, the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other federal, state, local or foreign laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.
“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.
“Business Day” means a day, other than Friday, Saturday, Sunday or other day on which commercial banks in New York, New York, San Francisco, California or Tel Aviv, Israel are authorized or required by Applicable Law to be closed.
“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity.
“CFIUS Clearance” means any of the following shall have occurred: (i) the parties shall have received a written determination from CFIUS stating it has concluded that neither the Merger, nor any portion thereof, constitutes a “covered transaction” subject to review under the DPA; (ii) the parties shall have received a written determination from CFIUS stating it has completed its review of the notification provided to CFIUS pursuant to the DPA with respect to the Merger and has concluded all action under the DPA with respect to the transactions contemplated hereby; or (iii) CFIUS shall have sent a report to the President of the United States (the “President”) requesting the President’s decision and either (A) the President has announced a decision to not take any action to suspend or prohibit the Merger, or any portion thereof, or (B) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after 15 days from the earlier of the date the President received such report from CFIUS or the end of the investigation period related to the notification provided to CFIUS pursuant to the DPA with respect to the Merger or any portion thereof.
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means any agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries and any labor organization or other authorized employee representative representing Service Providers.
“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022.
“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2023.
“Company Balance Sheet” means the consolidated balance sheet of the Company as of June 30, 2023, and the footnotes thereto set forth in the Company 10-Q.
“Company Balance Sheet Date” means June 30, 2023.
“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

“Company PSU” means each restricted stock unit with respect to Company Stock granted under the Company Stock Plan that is subject to any performance-based vesting conditions.
“Company RSU” means each restricted stock unit with respect to Company Stock granted under the Company Stock Plan that is subject to only time-based vesting conditions.
“Company Stock” means the common stock, $0.0001 par value, of the Company.
“Company Stock Plan” means the Company’s 2021 Equity Incentive Plan.
“Company Stockholder” means a holder of the Company Stock as of the date of this Agreement.
“Company Termination Fee” means an amount equal to $4,000,000.00.
“Company Warrants” means the redeemable warrants exercisable to purchase one share of Company Stock at an exercise price of $11.50 per share, as adjusted, listed on the NASDAQ under the trading symbol LVOXW.
“Contract” means any legally binding written contract, agreement or arrangement.
“COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions, mutations or variants of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.
“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Applicable Law, directive, protocol or guideline promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention or the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act, the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020, and the Consolidated Appropriations Act, 2021, Pub. L. 116-260, in each case, together with any administrative or other guidance published with respect thereto by any Governmental Authority.
“Cybersecurity Measures” means any measures enacted or regulations promulgated by a Governmental Authority relating to cybercrime, cyberterrorism, ransomware, malware, privacy or the protection of personally identifiable information.
“Delaware Law” means the General Corporation Law of the State of Delaware.
“Department of Labor” means the United Stated Department of Labor.
“DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations thereunder, including those codified at 31 C.F.R. Part 800.
“Earnout Shares” means the 5,000,000 shares of Company Stock held in escrow for the benefit of the Persons (and in the respective amounts) set forth on Schedule A-1.
“Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) employment, individual consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation (including, without limitation, the Company Stock Plan) or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written (x) that is sponsored, maintained, administered, contributed to or entered into by the Company or any of its Subsidiaries for the current or future benefit of any current or former Service Provider or (y) with respect to which the Company or any of its Subsidiaries is a party or for which the Company or any of its Subsidiaries has or may have any direct or indirect liability (contingent or otherwise), in each case excluding any plan or program maintained by a Governmental Authority.

“Environmental Laws” means any Applicable Laws or any agreement with any Governmental Authority or other Third Party, relating to human health and safety, the environment or to Hazardous Substances.
“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating to, the business of the Company or any of its Subsidiaries as currently conducted.
“Equity Award Exchange Ratio” means the quotient obtained by dividing (i) the Merger Consideration by (ii) the volume-weighted average closing price of NICE ADSs reported on the NASDAQ Global Select Market for the ten full trading days ending on (and including) the trading day immediately preceding the Closing Date, rounded to the nearest ten-thousandth.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any entity or trade or business that, together with the Company or any of its Subsidiaries, is or would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934.
“Fraud” means intentional and willful fraud (and not constructive fraud or negligent misrepresentation) with respect to a representation or warranty set forth in this Agreement with the intent to induce another party to rely upon such representation or warranty. For the avoidance of doubt, no party shall be liable for or as a result of any other Person’s Fraud, including through equitable claims (such as unjust enrichment) not requiring proof of wrongdoing committed by the subject of such claims.
“Fundamental Representations” means the representations and warranties of the Company contained in Section 4.01, Section 4.02, Section 4.04(i), the first and third sentences of Section 4.06(c) and Section 4.27.
“GAAP” means generally accepted accounting principles in the United States.
“Government Contract” means any Contract between the Company or any of its Subsidiaries, on the one hand, and (i) a Governmental Authority, (ii) any prime contractor or reseller to a Governmental Authority in its capacity as a prime contractor or reseller of the Company’s products and services or (iii) any subcontractor with respect to any agreement described in clauses (i) or (ii) above, on the other hand.
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof or any arbitrator.
“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any regulations promulgated thereunder.
“Intellectual Property Rights” means any and all intellectual property rights throughout the world, including in and to any and all (i) trademarks, service marks, brand names, corporate names, rights in logos, certification marks, trade dress, domain names, social media identifiers and accounts, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, (ii) inventions and discoveries, whether patentable or not, in any jurisdiction, patents, applications for patents, and divisionals, continuations, provisionals, non-provisionals, continuations-in-part, renewals, extensions, reissues, supplemental protection certificates, and the equivalents of any of the foregoing in any jurisdiction and all inventions disclosed in any of the foregoing, (iii) Trade Secrets, (iv) works of authorship, whether copyrightable or not, in any jurisdiction, and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, including all derivative works, reversions or restorations associated with such copyrights, now or hereafter provided by Applicable Law, regardless of the medium of fixation or means of expression (v) rights in Software, (vi) rights to Personal Information, (vii) databases and data collections and (viii) moral rights, database rights, design rights, industrial property rights, publicity rights and privacy rights.
“International Plan” means any Employee Plan that is not a US Plan.
“Intervening Event” means any change, event, effect, occurrence or development that occurs, arises or becomes known to the Board of Directors of the Company after the date of this Agreement and prior to obtaining the Company Stockholder Approval, to the extent that such change, event, effect, occurrence or development was unknown to the Board of Directors of the Company and was not reasonably foreseeable to the Board of Directors, in each case, as of the date of this Agreement, other than any of the following events, occurrences or developments: (i) the receipt by the Company, the existence or the terms of an Acquisition Proposal or a Superior Proposal, (ii) changes in the trading price of the shares of Company Stock, or (iii) the Company and its Subsidiaries exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that each of clauses (ii) and (iii) shall not prevent a party from asserting that any underlying change, event, effect, occurrence or development that may have contributed to such change or excess independently constitutes or contributes to an Intervening Event if not otherwise excluded hereunder).
“IRS” means the Internal Revenue Service.
“IT Assets” means computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data centers, data communications lines and all other information technology, network and communications equipment, and all associated documentation, owned or used by, leased or licensed to the Company or any of its Subsidiaries and used in the conduct of the business of the Company or any of its Subsidiaries.
“Key Employee” means each employee of the Company or any of its Subsidiaries at the level of Vice President or above.
“knowledge” means (i) with respect to the Company, the actual knowledge of the individuals set forth on Section 1.01(a)(i) of the Company Disclosure Schedule after reasonable inquiry of such individuals’ direct reports and (ii) with respect to Parent, the actual knowledge of Parent’s officers after reasonable inquiry of such individuals’ direct reports.
“Legal Proceeding” means any claim, action, charge, lawsuit, litigation, investigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, option, restriction, right, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. A non-exclusive license of Intellectual Property Rights granted to customers in the ordinary course of business shall not be deemed to be a Lien. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.
“Lock-Up Shares” means the 2,543,750 shares of Company Stock held in escrow for the benefit of the Persons (and in the respective amounts) set forth on Schedule A-2.
“Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the financial condition, business, assets or results of operations of such Person and its Subsidiaries, taken as a whole, excluding any fact, change, event, occurrence or effect resulting from (A) changes in the financial, equity, credit, debt, currency, capital or securities markets generally or general economic, regulatory, legislative or political conditions, including inflation, supply chain disruptions and labor shortages, in the United States or any other country or region in the world (except to the extent having a materially disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, relative to comparable companies in the industry in which such Person and its Subsidiaries operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred), (B) changes in GAAP or Applicable Law (or the official interpretation of any of the foregoing), (C) changes or conditions generally affecting the industry in which such Person and its Subsidiaries operate (except to the extent having a materially disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, relative to comparable companies in the industry in which such Person and its Subsidiaries operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred), (D) geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), military actions, sabotage, terrorism, cybersecurity incident, data breach, cyberattack or cyberterrorism (but, in the case of any cybersecurity incident, data breach, cyberattack or cyberterrorism, except to the extent such cybersecurity incident, data breach, cyberattack or cyberterrorism has a materially disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, relative to its effect on comparable companies in the industry in which such Person and its Subsidiaries operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred), including any escalation or worsening of, or any Applicable Law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Authority in response to, the foregoing or any threats thereof, in each case, in the United States or any other country or region in the world (except to the extent having a materially disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, relative to comparable companies in the industry in which such Person and its Subsidiaries operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred), (E) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, pandemics (including COVID-19), epidemics or other outbreaks of disease, quarantine restrictions or other natural or man-made disasters (except to the extent having a materially disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, relative to comparable companies in the industry in which such Person and its Subsidiaries operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred), (F) COVID-19 Measures or Cybersecurity Measures, (G) the announcement, pendency or consummation of the transactions contemplated by this Agreement (including any loss of, or adverse change in, the relationship of such Person or any of its Subsidiaries with its employees, customers, distributors, partners, suppliers or other business partners resulting therefrom); provided that this clause (G) shall not apply with respect to any representation or warranty, or any condition to consummation of the Merger to the extent related thereto, that by its terms expressly addresses the consequences of the announcement or consummation of the transactions contemplated by this Agreement, (H) any failure by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that this clause (H) shall not prevent a party from asserting that any fact, change, event, occurrence or effect that may have contributed to such failure independently constitutes or contributes to a Material Adverse Effect if not otherwise excluded hereunder), (I) any actions taken or refrained from being taken by the Company as expressly approved, consented to or requested in writing (including by email) by Parent, (J) any actions taken as expressly required by this Agreement, (K) the identity of NICE, Parent, Merger Subsidiary or their respective Affiliates, or the respective actions, plans or intentions of Parent or Merger Subsidiary or their respective Affiliates with respect to the Company or its business, (L) change in the price or trading volume of the Company Stock, Units or Company Warrants (it being understood that this clause (L) shall not prevent a party from asserting that any fact, change, event, occurrence or effect that may have contributed to such change independently constitutes or contributes to a Material Adverse Effect if not otherwise excluded hereunder), (M) the availability or cost of equity, debt or other financing to NICE, Parent or Merger Subsidiary, or (N) any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Stock pursuant to Delaware Law in connection herewith or (ii) such Person’s ability to consummate the Merger under the terms contemplated by this Agreement.
“NICE ADSs” means the American Depositary Shares of NICE, each representing one share of NICE Stock.
“NICE Equity Plan” means NICE’s 2016 Share Incentive Plan, as may be amended from time to time.
“NICE Stock” means the ordinary shares, par value one New Israeli Shekel per share, of NICE.
“Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Permits” means all permits, licenses, registrations, concessions, grants, certificates, approvals, waivers, variances, filings, consents and franchises issued by any Governmental Authority, and any other authorizations issued by or exemption of, or filings or registrations with, or issued by any Governmental Authority.
“Permitted Lien” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and, if required by GAAP, for which adequate reserves have been established in the Company Balance Sheet, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar statutory Liens imposed by operation of Applicable Law and arising in the ordinary course of business with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings, (iii) Liens imposed by Applicable Law (other than laws in respect of Tax), (iv) pledges or deposits to secure obligations pursuant to workers’ compensation law or similar legislation or to secure public or statutory obligations, (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business, (vi) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property, (vii) to the extent arising in the ordinary course of business, statutory, common law or contractual Liens (or other encumbrances of any type) securing payments not yet due, including Liens of landlords pursuant to the terms of any lease or Liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries, (viii) matters that would be disclosed by an accurate survey or inspection of the Leased Real Property and (ix) any other Liens that, individually or in the aggregate, do not, and would not be reasonably expected to, materially interfere or materially impair with any present or intended use, of such property or assets.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.
“Personal Information” means “personal information,” “personally identifiable information,” “personal data,” and any terms of similar import, in each case as defined under Applicable Laws relating to data privacy, data protection, cybersecurity and/or the processing of such information or data.
“PNC Credit Agreement” means that certain Credit Agreement, dated as of November 7, 2016, by and among LiveVox Intermediate LLC, LiveVox, Inc., PNC Bank, National Association and the lenders and the other parties party thereto, as amended by that certain (i) First Amendment to Credit Agreement, dated as of February 28, 2018, (ii) Second Amendment to Credit Agreement, dated as of May 6, 2019, (iii) Third Amendment and Waiver to Credit Agreement, dated as of December 16, 2019, (iv) Fourth Amendment to Credit Agreement, dated as of December 20, 2019, (v) Fifth Amendment to Credit Agreement, dated as of January 13, 2021, (vi) Sixth Amendment to Credit Agreement, dated as of February 5, 2021, (vii) Seventh Amendment to Credit Agreement, dated as of August 2, 2021, (viii) Eighth Amendment to Credit Agreement, dated as of March 31, 2023 and (ix) Ninth Amendment to Credit Agreement, dated as of May 31, 2023, and as may be further amended, restated, modified or supplemented from time to time in accordance with the terms thereof and hereof.
“Representatives” means, with respect to any Person, such Person’s Affiliates and such Person’s and its Affiliates’ respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.
“Sanctioned Person” shall mean any Person that is the subject or target of sanctions or restrictions under Sanctions and Export Control Laws, including any Person (i) listed on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Authority, (ii) located, organized, or resident in a Sanctioned Country, Russia or Lebanon, (iii) in the aggregate, greater than 50% owned, directly or indirectly, or controlled by one or more Persons described in clause (i) or (ii) above or (iv) any national of a Sanctioned Country with which U.S. Persons are prohibited from dealing.
“Sanctions and Export Control Laws” means all U.S. and non-U.S. laws, regulations, rules, statutes and orders relating to (i) economic or trade sanctions, including the laws, regulations, rules, statutes and orders administered and enforced by the United States (including by the Office of Foreign Assets Control of the U.S.

Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union and any other applicable non-U.S. Governmental Authorities and (ii) all applicable export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import laws and orders administered by the U.S. Customs and Border Protection, the EU Dual Use Regulation, the State of Israel (including the Export Control Agency of the Ministry of Economy and Industry and the Defense Exports Control Agency of the Ministry of Defense) and any other applicable non-U.S. Governmental Authorities.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Service Provider” means any director, officer, employee of the Company or any of its Subsidiaries or any individual independent contractor directly retained by the Company or any of its Subsidiaries.
“Software” means any and all (i) software, computer programs, applications, systems, specifications and embedded versions thereof (including operating systems and all software implementation of algorithms (including those for artificial intelligence technologies (including generative artificial intelligence technologies), machine learning technologies, data analytics technologies, large language models and deep learning technologies), models and methodologies, development and design tools, compilers and assemblers, whether in source code, object code, human readable form or other form, including statements in human readable form such as comments and definitions, which are generally formed and organized according to the syntax of a computer or programmable logic programming language, and such statements in batch or scripting languages), (ii) databases, data files and compilations, including any and all libraries, data and collections of data, whether machine readable, on paper or otherwise, (iii) text, diagrams, descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, microcode and implementations, development tools, templates, menus, buttons and icons and (iv) documentation, media and other works of authorship, including programmers’ notes and source code annotations, user manuals and other training documentation relating to or embodying any of the foregoing or on which any of the foregoing is recorded.
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.
“Superior Proposal” means a bona fide written Acquisition Proposal obtained after the date hereof and not in violation of Section 6.04 that the Board of Directors of the Company determines in good faith, after considering the advice of its financial advisor and outside legal counsel, taking into account all terms of such Acquisition Proposal that the Company’s Board of Directors deems relevant (including any termination or break-up fees and conditions to consummation and the reasonable likelihood of consummation of such Acquisition Proposal), would be more favorable from a financial point of view to the Company’s stockholders (in their capacity as such) than the Merger (taking into account any proposal by Parent to amend the terms of this Agreement pursuant to Section 6.04(d)); provided that for purposes of this definition, all references to “25%” in the definition of “Acquisition Proposal” shall be deemed to be “50%.”
“Tax” means any U.S. or non-U.S. tax, governmental fee, impost, custom, duty or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (a “Taxing Authority”).
“Tax Asset” means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or Tax attribute that could be carried forward or back to reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).
“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.
“Tax Sharing Agreements” means all existing agreements or arrangements (whether or not written) binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability (excluding customary Tax sharing or indemnification provisions contained in an agreement entered into in the ordinary course of business the primary subject matter of which does not relate to Taxes).
“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its Affiliates.
“Trade Secrets” means trade secrets and confidential information, including any and all procedures, processes, rules of thumb, techniques, results of experimentation and testing, methods, formulae, algorithms, templates, specifications, pricing and cost information, business and marketing plans and customer and supplier information, and rights in any jurisdiction to limit the use or disclosure thereof by any Person.
“Transaction Litigation” means any Legal Proceeding commenced or threatened against a party hereto or any of its Subsidiaries or Affiliates (or their respective directors or officers) by or on behalf of any stockholder of the Company (including derivative claims by or on behalf of the Company).
“Units” means the public units each consisting of one share of Company Stock and one-half of one Company Warrant, listed on the NASDAQ under the trading symbol LVOXU.
“US Plan” means any Employee Plan that covers current or former Service Providers located primarily within the United States.
“Vested Company RSU” means a Company RSU that is outstanding as of immediately prior to the Effective Time and that became vested prior to, or the vesting of which will accelerate at, the Effective Time, in either case, as required by the terms of the applicable award agreement as in effect as of the date hereof.
“WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law.
“Warrant Agreement” means that certain Warrant Agreement, dated as of March 7, 2019, by and between Crescent Acquisition Corp, a Delaware corporation, and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).
(b)   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Adverse Recommendation Change	6.04
Agreement	Preamble
Applicable Data Protection Law	4.15(l)
Applicable Data Protection Requirements	4.15(l)
Certificates	2.03
CFIUS Filing	8.01(e)
Closing	2.01(b)
Closing Date	2.01(b)
Company	Preamble
Company Board Recommendation	4.02(b)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)

Term	Section
Company Stockholder Approval	4.02(a)
Company Stockholder Meeting	6.03(g)(i)
Company Subsidiary Securities	4.06(c)
Confidentiality Agreement	6.04(b)(i)
Covered Employee	7.03
Data Breach	4.15(n)
D&O Insurance	7.02(c)
Effective Time	2.01(c)
e-mail	11.01
End Date	10.01(b)(i)
Equity Award Schedule	4.05(b)
Exchange Agent	2.03
Indemnification Agreements	7.02(e)
Indemnified Person	7.02(a)
Information Statement	6.02(c)
Insurance Policies	4.21
Leased Real Property	4.14(b)
Material Contract	4.20(a)(xviii)
Material Permits	4.19(a)
Maximum Amount	7.02(c)
Merger	2.01(b)
Merger Consideration	2.02(a)
Merger Subsidiary	Preamble
NASDAQ	4.07(i)
Negotiation Period	6.04(d)
NICE	Preamble
Owned Registered Intellectual Property Rights	4.15(a)
Parent	Preamble
Parent Plan	7.03(b)
Preferred Stock	4.05(a)
Proxy Statement	6.03(a)
Surviving Corporation	2.01(b)
Takeover Statute	4.29
Terminating Company RSU	2.04(a)
Terminating Company RSU Consideration	2.04(a)
Uncertificated Shares	2.03
Section 1.02    Other Definitional and Interpretative Provisions.   The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections, and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or

“including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements have been made available to Parent on or prior to the date of this Agreement. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. References to “$” are to United States dollars. References to anything having been “made available” to Parent shall include information filed or furnished on the SEC’s Edgar system or the posting of such information or material, prior to 5:01 p.m. (New York time) on the date hereof, in an electronic data room to which Parent (or its Representatives) has been provided access.
ARTICLE 2
The Merger
Section 2.01   The Merger.
(a)   At the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).
(b)   Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts) as soon as possible, but in any event no later than three Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree. The date on which the Closing occurs is referred to herein as the “Closing Date”.
(c)   At the Closing, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).
(d)   From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.
Section 2.02   Conversion of Shares.   At the Effective Time:
(a)   except as otherwise provided in Section 2.02(b), Section 2.02(c), Section 2.02(d), Section 2.02(g) or Section 2.05, each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $3.74 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration, in each case to be issued or paid in accordance with Section 2.03, without interest and less applicable Tax withholding;
(b)   each share of Company Stock held by the Company as treasury stock or owned by NICE, Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

(c)   each Earnout Share shall be canceled, and no payment shall be made with respect thereto;
(d)   each Lock-Up Share shall be canceled, and no payment shall be made with respect thereto;
(e)   each Unit that is outstanding immediately prior to the Effective Time shall be treated in accordance with its constituent parts, with the share of Company Stock in each Unit converted into the Merger Consideration in accordance with Section 2.02(a) and each one-half of the Company Warrant in each Unit treated in accordance with Section 2.06;
(f)   each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and
(g)   each share of Company Stock held by any Subsidiary of either the Company, NICE or Parent (other than the Merger Subsidiary) immediately prior to the Effective Time shall be converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.
Section 2.03   Surrender and Payment.
(a)   Prior to the Effective Time, Parent shall appoint a nationally recognized bank or trust company reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock (the “Certificates”) that have been converted into the right to receive the Merger Consideration and (ii) uncertificated shares of Company Stock (the “Uncertificated Shares”) that have been converted into the right to receive the Merger Consideration. At or prior to Closing, Parent shall, and NICE shall cause Parent to, deposit (or cause to deposited) with the Exchange Agent by wire transfer of immediately available funds, for payment to the holders of shares of Company Stock as set forth in Section 2.02, an amount of cash equal to the aggregate Merger Consideration to which such holders of Company Stock become entitled pursuant to Section 2.02. Promptly after the Effective Time (and in any event within three Business Days), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time (x) a letter of transmittal in customary form (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange and (y) instructions for effecting the exchange.
(b)   Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.
(c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d)   After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares entitling the holder thereof to receive the Merger Consideration are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e)   Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03 that remains unclaimed by the holders of shares of Company Stock entitled thereto one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, in respect of such shares without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, NICE, Parent, the Surviving Corporation or any other party shall be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
Section 2.04   Treatment of Equity Awards.
(a)   At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and that (x) is a Vested Company RSU or (y) is held by a non-employee director of the Company or any former Service Provider as of immediately prior to the Effective Time (whether vested or unvested, solely to the extent, in the case of any former Service Provider, such Company RSU was outstanding as of immediately prior to the Effective Time in accordance with its existing terms in effect as of the date hereof) (each, a “Terminating Company RSU”) shall, without any required action on the part of any holder of such Company RSU, be automatically canceled and converted into the right to receive (without interest) an amount in cash, subject to applicable withholding, equal to the product of (i) the Merger Consideration and (ii) the total number of shares of Company Stock subject to such Company RSU as of immediately prior to the Effective Time (the “Terminating Company RSU Consideration”), subject to the terms and conditions set forth in Section 2.04(d) below.
(b)   At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time that is not a Terminating Company RSU shall, without any required action on the part of the holder of such Company RSU, be automatically canceled and converted into an award under the NICE share incentive plan of time-vesting restricted stock units with respect to a number of NICE ADSs equal to the product of (i) the number of shares of Company Stock underlying such Company RSU immediately prior to the Effective Time and (ii) the Equity Award Exchange Ratio, rounded to the nearest whole share (each, a “Converted NICE RSU”). Each such Converted NICE RSU shall continue to have, and shall be subject to, the same terms and conditions (including vesting, acceleration and payment schedule) as applied to the corresponding Company RSU immediately prior to the Effective Time.
(c)   At the Effective Time, each Company PSU that is outstanding as of immediately prior to the Effective Time shall, without any required action on the part of the holder of such Company PSU, be forfeited and canceled in its entirety without the payment of any consideration with respect thereto.
(d)   The Terminating Company RSU Consideration shall be paid as soon as reasonably practicable following the Effective Time and in no event later than ten Business Days following the Effective Time and shall be reduced by any withholding Taxes required to be paid by or collected on behalf of the recipients of the Terminating Company RSU Consideration. Notwithstanding anything to the contrary in Section 2.04(a), with respect to any Company RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Company Stock Plan and the applicable award agreement thereunder that will not trigger a Tax or penalty under Section 409A of the Code.
(e)   At or prior to the Effective Time, the Company, the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, as applicable, shall adopt resolutions and take any other actions as are reasonably necessary to effectuate the provisions of this Section 2.04.
(f)   NICE shall take all corporate action necessary to reserve for issuance a sufficient number of NICE ADSs for delivery upon settlement of the Converted NICE RSUs in accordance with Section 2.04(b). As soon as reasonably practicable after the Effective Time, if and to the extent necessary to cause a sufficient number of NICE ADSs to be registered and issuable under Converted NICE RSUs, NICE shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the NICE ADSs subject to the Converted NICE RSUs and shall use its commercial best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Converted NICE RSUs remain outstanding.
Section 2.05   Dissenting Shares.   Notwithstanding Section 2.02, shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing (including by execution of the Written Consent) and who has (or for which the “beneficial owner” (as defined, for purposes of this Section 2.05, in Section 262(a) of Delaware Law) has) properly exercised appraisal rights with respect to such shares in accordance with Delaware Law and who has (and, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of Delaware Law with respect to such shares shall not be converted into the right to receive the Merger Consideration, unless such holder or beneficial owner fails to perfect, withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder or beneficial owner fails to perfect, withdraws or otherwise loses the right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.
Section 2.06   Treatment of Company Warrants.   At the Effective Time, each Company Warrant outstanding and unexercised as of immediately prior to the Effective Time will automatically, without any action on the part of NICE, Parent, Merger Subsidiary, the Company or the holder thereof, cease to represent a Company Warrant exercisable for shares of Company Stock and shall become a Company Warrant exercisable for the Merger Consideration (with respect to each share of Company Stock underlying such Company Warrant) that such holder would have received if such Company Warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the Effective Time. Notwithstanding the foregoing, if a holder of a Company Warrant that is outstanding and unexercised as of immediately prior to the Effective Time properly exercises such Company Warrant within 30 days following the public disclosure of the consummation of the Merger, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise shall be treated in accordance with the terms of Section 4.4 of the Warrant Agreement.
Section 2.07   Withholding Rights.   Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from any amount otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or non-U.S. Tax law. If the Exchange Agent, the Surviving Corporation or Parent, as the case may be, so withholds amounts and pays over to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.
Section 2.08   Lost Certificates.   If any Certificate representing shares of Company Stock that have been converted into the right to receive the Merger Consideration shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.
ARTICLE 3
The Surviving Corporation
Section 3.01   Certificate of Incorporation.   At the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law and the certificate of incorporation of the Surviving Corporation, subject to Section 7.02.
Section 3.02   Bylaws.   At the Effective Time, the bylaws of Merger Subsidiary as in effect at the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Subsidiary shall be automatically amended and shall become references to the Surviving Corporation, until amended in accordance with Applicable Law, the certificate of incorporation of the Surviving Corporation and such bylaws, subject to Section 7.02.
Section 3.03   Directors and Officers.   From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
Representations and Warranties of the Company
Subject to Section 11.05, except as disclosed in any Company SEC Document filed or furnished before the date of this Agreement or as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent that:
Section 4.01   Corporate Existence and Power.   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, franchises, authorizations, permits, certificates, consents and approvals required to carry on its business as now conducted, except for those licenses, franchises, authorizations, permits, certificates, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing (with respect to jurisdictions that have the concept of good standing) in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date hereof.
Section 4.02   Corporate Authorization.
(a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the required approval of the Company’s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock entitled to vote is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger (the “Company Stockholder Approval”). The delivery of the Written Consent will constitute the Company Stockholder Approval. Assuming the due authorization, execution and delivery of this Agreement by NICE, Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
(b)   At a meeting duly called and held, the Company’s Board of Directors has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, and (iii) resolved, subject to Section 6.04(b), to recommend approval and adoption of this Agreement by its stockholders (such recommendation, the “Company Board Recommendation”), (iv) fixed a record date for the determination of stockholders of record entitled to consent to adoption and approval of this Agreement and (v) determined to submit the adoption and approval of this Agreement to its stockholders for action by written consent without a meeting.

Section 4.03   Governmental Authorization.   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any other foreign Antitrust Laws as set forth on Section 4.03 of the Company Disclosure Schedule, (iii) compliance with any applicable requirements of NASDAQ, the Securities Act, the Exchange Act, and any other applicable state or federal securities laws, (iv) filings as may be required with, submissions as may be necessary or advisable to, and clearances, permits, authorizations, consents and approvals as may be required from, CFIUS in order to obtain the CFIUS Clearance and (v) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
Section 4.04   Non-contravention.   The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law with respect to the Company or any of its Subsidiaries, (iii) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, authorization, permit, certificate, consent, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
Section 4.05   Capitalization.
(a)   The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Stock and (ii) 25,000,000 shares of preferred stock, $0.0001 par value (the “Preferred Stock”). As of 5:00 p.m. (New York time) on October 2, 2023, there were outstanding (A) 102,014,263 shares of Company Stock (of which 5,000,000 were held in escrow as Earnout Shares and 2,543,750 were held in escrow as Lock-Up Shares), (B) no shares of Preferred Stock, (C) Company Warrants exercisable for an aggregate of 13,333,328 shares of Company Stock, (D) Units representing 59,806 shares of Company Stock and 29,903 Company Warrants (which shares of Company Stock and Company Warrants are included in the amounts set forth in clauses (A) and (C) above), (E) 11,447,666 shares of Company Stock that are subject to issuance and/or delivery pursuant to Company RSUs granted and outstanding under the Company Stock Plan and (F) 1,732,978 shares of Company Stock (assuming maximum performance) that are subject to issuance and/or delivery pursuant to Company PSUs granted and outstanding under the Company Stock Plan. As of the date hereof, there were 17,681,156 shares of Company Stock reserved for issuance under the Company Stock Plan. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and were not issued in violation of preemptive rights.
(b)   Section 4.05 of the Company Disclosure Schedule contains a complete and correct list as of the date hereof of all Company RSUs and Company PSUs, including with respect to each such award, as applicable, the holder, date of grant, vesting schedule (including whether such award accelerates or is subject to “single-trigger” or “double-trigger” vesting on a change in control transaction), expiration date and the number of shares of Company Stock subject thereto (the “Equity Award Schedule”).
(c)   There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in this Section 4.05 and Section 4.05 of the Company Disclosure Schedule and for changes since October 2, 2023, resulting from the settlement of any Company RSUs or Company PSUs outstanding on such date, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company or (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities, other ownership interests or securities convertible into or exchangeable for capital stock or voting securities of or ownership interests in the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of or other ownership interests in the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities.
(d)   The Company does not have in place, nor is it subject to, a stockholder rights plan, “poison pill” or similar plan or instrument.
(e)   No Company Securities are owned by any Subsidiary of the Company.
Section 4.06   Subsidiaries.
(a)   Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization and has all organizational powers and all governmental licenses, franchises, authorizations, permits, certificates, consents and approvals required to carry on its business as now conducted, except for those licenses, franchises, authorizations, permits, certificates, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
(b)   All Subsidiaries of the Company and their respective jurisdictions of organization are identified in the Company 10-K and no new Subsidiaries have been incorporated or organized since the date of the Company 10-K.
(c)   All of the outstanding capital stock or other voting securities of or other ownership interests in each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), except for transfer restrictions imposed by applicable securities laws or the organizational documents of such Subsidiaries. All filings required to be made with respect to all outstanding capital stock or other voting securities of or other ownership interests in LiveVox Solutions Private Limited have been duly made in accordance with Applicable Law, including under applicable exchange control regulations, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Other than shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company that are owned by the Company, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, (iii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of or other ownership interests in or any securities convertible into, or exchangeable for, any capital stock or other voting securities of or other ownership interests in, any Subsidiary of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except for the capital stock or other voting securities of or ownership interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.
Section 4.07   SEC Filings and the Sarbanes-Oxley Act.
(a)   The Company has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since June 21, 2021 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).
(b)   As of its filing date (or, if amended, as of the date of the last such amendment), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, each as in effect on the date so filed (or, if amended, as of the date of the last such amendment).
(c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(d)   Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(e)   As of the date of this Agreement, there are no outstanding or unresolved comment letters received from the SEC staff with respect to any of the Company SEC Documents. As of the date of this Agreement, to the knowledge of the Company, there are no pending (i) formal or informal investigations of the Company by the SEC or (ii) inspections or an audit of the Company Financial Statements by the Public Company Accounting Oversight Board.
(f)   The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(g)   The Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Such controls are reasonably designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company Financial Statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls over financial reporting. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee, since June 21, 2021.
(h)   There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(i)   Since June 21, 2021, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ Capital Market (the “NASDAQ”).

(j)   Since June 21, 2021, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NASDAQ, and the statements contained in any such certifications are complete and correct.
(k)   There have been no, nor as of the date of this Agreement are there any proposed, securitization transactions or other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K of the SEC) that existed or were effected by the Company or its Subsidiaries that would be required to be disclosed under Item 303 of Regulation S-K of the SEC.
(l)   Since June 21, 2021, there has been no transaction, or series of similar transactions, Contracts, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that has not been so disclosed.
Section 4.08   Financial Statements.   The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (collectively, the “Company Financial Statements”) included or incorporated by reference in the Company SEC Documents fairly present in all material respects, in conformity with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments and the absence of footnotes, in each case the effect of which would not be material in the case of any unaudited interim financial statements and except as indicated in the notes to such Company Financial Statements or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC).
Section 4.09   Disclosure Documents.   At the time the Information Statement or Proxy Statement (if any), or any amendments or supplements thereto, is first mailed to the stockholders of the Company and, in the case of the Proxy Statement (if any), at the time of the Company Stockholder Approval, the Information Statement or Proxy Statement (if any), or supplement or amendment, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Information Statement or Proxy Statement (if any) based upon information supplied by Parent, Merger Subsidiary or any of their respective Representatives or advisors specifically for use or incorporation by reference therein.
Section 4.10   Absence of Certain Changes.
(a)   Since December 31, 2022 until the date hereof, except for (i) the execution and performance of this Agreement and the discussions and negotiations related thereto and (ii) any modifications, suspensions or alternations of operations resulting from, or determined by the Company to be advisable and reasonably necessary in response to, COVID-19, any COVID-19 Measures or any Cybersecurity Measures, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
(b)   From the Company Balance Sheet Date until the date hereof, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Sections 6.01(a), 6.01(b), 6.01(c), 6.01(e), 6.01(f), 6.01(h), 6.01(j), 6.01(k), 6.01(m), 6.01(n), 6.01(o), or 6.01(p).
Section 4.11   No Undisclosed Material Liabilities.   There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities or obligations disclosed on, reserved against or provided for in the Company Balance Sheet or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date (it being understood that in no event will any liabilities or obligations incurred as a result of any breach of contract, tortious conduct or violation or noncompliance with Applicable Law be deemed to have been incurred in the ordinary course of business); (iii) liabilities or obligations incurred under this Agreement or in connection with the transactions contemplated hereby or in connection with (A) existing Contracts or (B) Applicable Law (it being understood that neither clause (A) nor (B) will be deemed to include any liabilities or obligations incurred as a result of any breach of contract, tortious conduct or violation or noncompliance with Applicable Law); and (iv) liabilities or obligations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.
Section 4.12   Compliance with Laws and Court Orders.   The Company and each of its Subsidiaries is and, since June 21, 2021, has been in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened in writing to be charged with or given written notice of any violation of, any Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or that seeks to prevent, enjoin or materially delay the Merger or any of the other transactions contemplated hereby.
Section 4.13   Litigation.   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and except for any Transaction Litigation filed after the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened in writing against, or any order, judgment, ruling or decree imposed upon, the Company, any of its Subsidiaries, any present or former executive officer, director or employee of the Company or any of its Subsidiaries, in their capacities as such or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, that would be before) or by (or, in the case of threatened actions, suits, investigations or proceedings, that would be by) any Governmental Authority.
Section 4.14   Properties.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, in each case free and clear of all Liens, other than Permitted Liens. Notwithstanding the foregoing, it is understood and agreed that matters regarding the infringement, misappropriation or other violation of Intellectual Property Rights of a Third Party are addressed solely in Section 4.15 and not in this Section 4.14.
(b)   Section 4.14 of the Company Disclosure Schedule sets forth an accurate and complete list of all real property leased, subleased, licensed or sublicensed by the Company or any of its Subsidiaries (collectively, the “Leased Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have good and valid leasehold interests in all Leased Real Property, in each case, free and clear of all Liens, other than Permitted Liens.
(c)   Neither the Company nor any of its Subsidiaries owns any real property or are party to any agreement or option to purchase any real property.
Section 4.15   Intellectual Property, Data Privacy and Cybersecurity.
(a)   Section 4.15(a) of the Company Disclosure Schedule sets forth a true and complete list of all of the following registrations and applications for registration that are Owned Intellectual Property Rights: (i) issued patents and pending patent applications, (ii) registered trademarks and pending trademark applications, (iii) registered copyrights and pending copyright applications, and (iv) domain names (the Owned Intellectual Property Rights referred to in clauses (i) through (iv), collectively, the “Owned Registered

Intellectual Property Rights”). The Company and its Subsidiaries have paid all registration, maintenance and renewal fees and have made all filings required to maintain their respective ownership, and the validity and enforceability of, such Owned Registered Intellectual Property Rights, except in each case where failure to do so would not reasonably be expected to constitute a Material Adverse Effect.
(b)   The Company and its Subsidiaries are sole and exclusive owners of all material Owned Intellectual Property Rights and hold all right, title and interest in and to all material Owned Intellectual Property Rights free and clear of any Liens, except Permitted Liens. Effective, written, present assignments, constituting an unbroken, complete chain-of-title, for each of the registrations and applications identified in Section 4.15(a), from each original creator, owner or inventor to the Company or its Subsidiaries have been obtained with respect to all Owned Registered Intellectual Property Rights and have been duly recorded with any applicable Governmental Authority.
(c)   The Company and its Subsidiaries own, are licensed or have a valid and enforceable right to use, any and all of the Intellectual Property Rights used or held for use in the conduct of the business of the Company and each of its Subsidiaries as presently conducted, including all data used in or to train any Software.
(d)   To the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor the conduct of the business of the Company and each of its Subsidiaries nor the products, processes and services of the Company and each of its Subsidiaries have, in the past six years, infringed, misappropriated or otherwise violated, and do not infringe, misappropriate or otherwise violate, the Intellectual Property Rights of any other Person, in each case in a manner that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, no Person has, in the past three years, challenged, infringed, misappropriated or otherwise violated any Owned Intellectual Property Rights in a manner that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received in the past three years any written notice of or, to the knowledge of the Company, is there threatened, in writing, any material Legal Proceeding (i) challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Owned Intellectual Property Rights or (in each case, other than non-material office actions from the United States Patent and Trademark Office, the United States Copyright Office, or any equivalent foreign Governmental Authority in the ordinary course of prosecution), or (ii) alleging that any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of any other Person.
(e)   None of the material Owned Registered Intellectual Property Rights have been adjudged invalid or unenforceable in whole or part, and, to the knowledge of the Company, all such Owned Registered Intellectual Property Rights are valid, subsisting and enforceable.
(f)   No government funding, facilities of a university, college, other educational institution or research center was used or is presently being used in any material respect in the development of any material Intellectual Property Rights included in the Owned Intellectual Property Rights that would limit or impair the worldwide use or exploitation of such Intellectual Property Rights by the Company or any of its Subsidiaries following the Merger or any of the other transactions contemplated hereby.
(g)   The Company and its Subsidiaries have taken commercially reasonable steps in accordance with normal industry practice to maintain, enforce and protect all material Owned Intellectual Property Rights, including the confidentiality of all material Trade Secrets owned by the Company or any of its Subsidiaries and no such Trade Secrets have been disclosed other than to employees, Representatives, contractors, consultants, service providers and agents of the Company or any of its Subsidiaries, all of whom are bound by confidentiality obligations, provided that all of the foregoing who have participated in the development of any material Owned Intellectual Property Rights for or on behalf of the Company or any of its Subsidiaries (i) assign to the Company or any of its Subsidiaries any ownership interest and right they may have in all such Intellectual Property Rights and (ii) acknowledge the Company’s and its Subsidiaries’ ownership of all such Intellectual Property Rights.
(h)   Neither the Company nor any of its Subsidiaries use, license or distribute any Software that is licensed under any “copyleft” terms or conditions in a way that would require that any Software included in the Owned Intellectual Property Rights be (i) made available or distributed in source code form, (ii) licensed for the purpose of making modifications or derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (iv) redistributable at no charge.
(i)   No Software included in the Owned Intellectual Property Rights is subject to any agreement with any Person under which the Company or any of its Subsidiaries has deposited, or is required to deposit, into escrow the source code of such Software and no such source code has been released to any Person, or is entitled to be released to any Person. The consummation of the transactions contemplated by this Agreement will not trigger the release of any source code of any such Software.
(j)   Neither the Company nor any Subsidiary is a member, contributor to or other participant of any industry standards bodies. No license or other right or immunity with respect to any material Owned Intellectual Property Rights has been or is required to be granted by the Company or any of its Subsidiaries to any Person as a direct result of the Company’s or any Subsidiary’s membership in, contribution to, or other participation in any industry standards body or “open source” initiative.
(k)   The Company and its Subsidiaries use all commercially reasonable efforts to scan, with commercially available virus scan Software, the Software used in the business of the Company and its Subsidiaries as presently conducted or that is otherwise distributed by the Company or any of its Subsidiaries. None of the Software included in the Owned Intellectual Property Rights contains any virus, worm, Trojan horse, bomb, backdoor, clock, timer, or other disabling device code, design or routine which can cause Software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any Person in a manner that would materially adversely affect the operation thereof.
(l)   The IT Assets operate and perform in a manner that permits the Company and each of its Subsidiaries to conduct its business as presently conducted in all material respects. Each of the Company and its Subsidiaries have taken commercially reasonable actions, to protect the confidentiality, integrity and security of the IT Assets and all data, information and transactions stored or contained therein or transmitted thereby against any unauthorized use, access, interruption, modification or corruption. In the past three years, there have been no material security breaches of any of the IT Assets or any data, information or transactions stored or contained therein or transmitted thereby.
(m)   The Company and its Subsidiaries have for the past three years complied, and are currently in compliance, in each case in all material respects with all Applicable Law relating to data privacy, data protection, cybersecurity and the collection and use or other processing of Personal Information and user information gathered or accessed in the course of the operations of the Company or any of its Subsidiaries (“Applicable Data Protection Law”) and contractual obligations and external policies established by the Company or any of its Subsidiaries from time to time with respect to the foregoing. No claims have been asserted or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging a violation of (i) any Applicable Data Protection Law, (ii) any external policies, binding industry standards applicable to the Company or any of its Subsidiaries, and restrictions and requirements contained in any Contract to which the Company or any of its Subsidiaries is bound, in each case, relating to data privacy, data protection, cybersecurity or the processing of Personal Information (collectively, with Applicable Data Protection Laws, “Applicable Data Protection Requirements”), or (iii) a Person’s privacy, personal or confidentiality rights under any Applicable Data Protection Requirements.
(n)   The Company and each of its Subsidiaries have at all times (i) taken all commercially reasonable steps to protect the Personal Information in its possession or control against loss and against a breach, or unauthorized access, use, exfiltration, theft, interruption, modification, disclosure, corruption or other misuse (each, a “Data Breach”). There has not been, for the past three years, any material Data Breach with respect to any Personal Information in the possession or control of the Company or any of its Subsidiaries, and neither the Company nor its Subsidiaries have been required under any Applicable Data Protection Law to provide any notice to any Governmental Authority in connection with any Data Breach.
Section 4.16   Taxes.
(a)   All income Tax Returns and all other material Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law (taking into account valid extensions), and all such Tax Returns are true and complete in all material respects.
(b)   Each of the Company and its Subsidiaries has paid or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.
(c)   The U.S. federal and state and non-U.S. income and franchise Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 2018 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired.
(d)   There is no claim, audit, action, suit, proceeding or investigation now pending or threatened in writing (or otherwise to the knowledge of the Company) against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax Asset.
(e)   During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
(f)   Neither the Company nor any of its Subsidiaries owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property.
(g)   Section 4.16(g) of the Company Disclosure Schedule contains a list of all jurisdictions (whether U.S. or non-U.S.) in which the Company or any of its Subsidiaries currently files income or other material Tax Returns.
(h)   Neither the Company nor any of its Subsidiaries (i) is, or has been, a party to any Tax Sharing Agreement (other than an agreement exclusively between or among the Company and its Subsidiaries or among the Company’s Subsidiaries) pursuant to which it will have any obligation to make any payments for Taxes after the Effective Time, (ii) has been a member of a group filing a consolidated, combined or unitary Tax Return that includes any Person other than the Company or any of its Subsidiaries, or (iii) has any liability for the payment of any Tax imposed on any Person (other than the Company or any of its Subsidiaries) pursuant to Treasury Regulations Section 1.1502-6 (or any analogous provision of state, local or non-U.S. law), or as a transferee or successor by Contract.
(i)   No jurisdiction in which neither the Company nor any of its Subsidiaries files Tax Returns has made a claim in writing which has not been resolved that the Company or any of its Subsidiaries is or may be liable for Tax in that jurisdiction.
(j)   Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of U.S. federal or state or non-U.S. income or franchise Taxes or agreed to any extension of time with respect to a U.S. federal or state or non-U.S. income or franchise Tax assessment or deficiency, which waiver or extension is currently effective, other than in connection with an extension of time for filing a Tax Return.
(k)   Neither the Company nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.
(l)   Section 4.16(l) of the Company Disclosure Schedule contains a correct and complete list of all non-U.S. Subsidiaries of the Company that are disregarded entities for U.S. federal income tax purposes. With respect to each such non-U.S. Subsidiary, a valid entity classification election to treat such Subsidiary as a disregarded entity has been made as of the date of its formation.
(m)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period beginning after the Closing Date as a result of any installment sale, open transaction or any change of method of accounting made on or prior to the Closing Date.

(n)   To the knowledge of the Company, no Tax Asset of the Company or any of its Subsidiaries is currently subject to limitation on its use pursuant to Section 382 or Section 383 of the Code or comparable provisions of state or non-U.S. law.
Section 4.17   Employees and Employee Benefit Plans.
(a)   Section 4.17 of the Company Disclosure Schedule contains a correct and complete list identifying each material Employee Plan and specifies whether such plan is a US Plan or an International Plan. For each material US Plan, the Company has provided to Parent (i) a copy of such plan document (or a description, if such plan is not written) and all amendments thereto, as applicable, (ii) all trust agreements, insurance contracts or other funding arrangements and amendments thereto, (iii) the current prospectus or summary plan description and all summaries of material modifications thereto, (iv) the most recent favorable determination or opinion letter from the IRS, (v) the most recently filed annual return/report (Form 5500) and accompanying schedules and attachments thereto, (vi) the most recently prepared actuarial report and financial statements and (vii) any notices from the last three years to or from the IRS or any office or representative of the United States Department of Labor or any other Governmental Authority relating to any compliance issues in respect of any such Employee Plan. For each material International Plan (other than such plans that are maintained by a Governmental Authority), the Company has provided to Parent copies of such International Plans or summaries of the material terms of such International Plans, and any notices from the last three years to or from any Governmental Authority relating to any compliance issues in respect of any such International Plan.
(b)   The Company has provided to Parent a schedule that sets forth, for each employee of the Company or any of its Subsidiaries: (i) employee identification number, (ii) job title, (iii) annual base salary, (iv) most recent annual bonus received and current target annual bonus opportunity, (v) employing entity, (vi) hire date, (vii) primary work location, (viii) full- or part-time status and (ix) leave status (and, if on leave, the nature of the leave and the expected return date) (collectively, the “Employee Census”). Notwithstanding anything to the contrary in this Section 4.17(b), the information provided by the Company regarding employees will be anonymized to the extent reasonably necessary for compliance with Applicable Law. No Key Employee has notified the Company or any of its Subsidiaries in writing (or otherwise to the knowledge of the Company) that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within six months after the date hereof.
(c)   With respect to any Employee Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Sections 406, 407 or 408 of ERISA) has occurred that has caused or would reasonably be expected to cause the Company or any of its Subsidiaries to incur any material liability under ERISA or the Code. No Employee Plan is, and neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past six years sponsored, maintained, administered or contributed to (or had any obligation to contribute to), or has or is reasonably expected to have any direct or indirect liability (including on account of an ERISA Affiliate) (whether actual or contingent) with respect to, any plan that is (i) subject to Section 412 of the Code or Title IV of ERISA (including, without limitation, and “multiemployer plan” (as defined in Section 3(37) of ERISA)), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); (iii) a defined benefit pension plan; or (iv) a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code.
(d)   Each Employee Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A or 457A of the Code has been established, maintained and operated in material compliance with all applicable requirements of Section 409A and 457A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider under Section 409A, 457A or 4999 of the Code.
(e)   Each US Plan that is intended to be qualified under Section 401(a) of the Code has been established pursuant to a preapproved prototype plan for which an IRS opinion letter has been obtained, and, to the Company’s knowledge, no circumstances exist that would reasonably be expected to result in the loss of such qualification or any such opinion letter being revoked or the Company’s reliance on same being rejected by the IRS. Each US Plan is in compliance with and has been maintained in compliance in all material respects with its terms and with the requirements of Applicable Law, including ERISA and the Code. Neither the Company nor any of its Subsidiaries has incurred, and, to the Company’s knowledge, no events have occurred with respect to any US Plan that could result in payment or assessment by or against the Company or any of its Subsidiaries of, any material excise taxes or penalties under ERISA, the Code or other Applicable Law, including, without limitation, Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(f)   All contributions, premiums and payments that are due have been made for each Employee Plan within the time periods prescribed by the terms of such plan and Applicable Law or, to the extent not due, are properly accrued to the extent required to be accrued under applicable accounting principles. There has been no written amendment, commitment or announcement to increase or enhance the payments or benefits provided under any Employee Plan that would reasonably be expected to materially increase the Company’s aggregate benefit and compensation expense above the aggregate benefit and compensation expense for the most recently completed fiscal year.
(g)   Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or together with any other event) will: (i) entitle any current or former Service Provider to any payment or material benefit, including any bonus, retention, severance, or retirement payment or benefit under any Employee Plan, (ii) enhance or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of any compensation or benefits under, or increase the amount payable under, any Employee Plan, or (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after Closing, Parent, to merge, amend or terminate any Employee Plan (for the avoidance of doubt excluding International Plans mandated by Applicable Law). There is no Contract, plan or arrangement (written or otherwise) covering any current or former Service Provider that is reasonably expected to, and no payment, benefit or other right that will be made or provided in connection with the Merger (whether alone or in conjunction with any other event, whether contingent or otherwise) is reasonably expected to, individually or collectively, give rise to any excess parachute payments within the meaning of Section 280G of the Code.
(h)   Neither the Company nor any of its Subsidiaries has any current or projected liability for, and no Employee Plan provides or promises, any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (other than coverage mandated by Applicable Law, including the Consolidated Omnibus Budget Reconciliation Act of 1985).
(i)   There is no action, suit, investigation, audit, proceeding or claim (other than routine claims for benefits) pending against, or, to the Company’s knowledge, threatened against or involving any Employee Plan before any arbitrator or any Governmental Authority, including the IRS or the Department of Labor. The Company and its Subsidiaries are, and have been since January 1, 2021, in compliance with all Applicable Laws with respect to labor relations, employment and employment practices, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes, except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and each of its Subsidiaries is, and since January 1, 2021 has been, in compliance with WARN, except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
(j)   In the past three years, (i) no material allegations of sexual harassment have been made through the Company’s internal reporting procedures against any employee of the Company or its Subsidiaries, other than any allegations that the Company or Subsidiary thereof determined, after due inquiry, did not have merit and (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or sexual misconduct by any employee.
(k)   Each International Plan (i) has been established and maintained in compliance in all material respects with its terms and Applicable Law, (ii) if intended to qualify for special tax treatment, complies in all material respects with all the requirements for such treatment and (iii) if required under Applicable Law, to any extent, to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved or secured by an insurance policy, as applicable, to the extent required in accordance with Applicable Law or the terms of the applicable International Plan, based on reasonable actuarial assumptions in accordance with applicable accounting principles.
(l)   Neither the Company nor any of its Subsidiaries is party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement. To the knowledge of the Company, there are no and, during the three-year period ending on the date hereof, there has not been any organizational campaign, petition or other material unionization activity seeking recognition of a collective bargaining unit relating to any Service Provider. There are no, and for the three-year period ending on the date hereof there have not been any, labor strikes, concerted work stoppages, picketing or lockouts pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries. There are no material unfair labor practice complaints pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving Service Providers. The consent of, or, except for failures to comply that would not reasonably be expected to be material, the consultation of, or notification to, any labor or trade union, works council, or other employee representative body representing employees of the Company or any of its Subsidiaries is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby.
Section 4.18   Environmental Matters.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:
(i)   no written notice, order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any Environmental Laws, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Company’s knowledge, threatened which allege a violation by the Company or any of its Subsidiaries of any Environmental Laws;
(ii)   the Company and each of its Subsidiaries have all Environmental Permits necessary for their operations to comply with all applicable Environmental Laws and are in compliance with the terms of such permits; and
(iii)   the operations of the Company and each of its Subsidiaries are in compliance with the terms of applicable Environmental Laws.
(b)   For purposes of this Section 4.18, the terms “Company” and “Subsidiaries” shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.
Section 4.19   Licenses and Permits.
(a)   The Company and its Subsidiaries each own or possess all material Permits that are necessary to enable it to carry on its operations as presently conducted (the “Material Permits”).
(b)   Except as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (i) all Material Permits are valid, subsisting and in full force and effect, and (ii) the Company and each of its Subsidiaries is currently, and, since January 1, 2021, has been, in compliance with such Material Permits. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, no event has occurred or condition or state of facts exists which constitutes or after notice or lapse of time or both, would constitute a breach or default in any material respect under any such Material Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Material Permit, or which would materially and adversely affect the rights of the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, as of the date of this Agreement, no notice of cancellation, or of any default, concerning any such Material Permit has been received by the Company or any of its Subsidiaries.

Section 4.20   Material Contracts.
(a)   Section 4.20 of the Company Disclosure Schedule sets forth an accurate and complete list of each Contract of the following nature to which the Company or any of its Subsidiaries is currently a party or by which the Company or any of its Subsidiaries is currently bound or is a third-party beneficiary of, in each case, excluding any Employee Plan:
(i)   any Contract for the purchase of materials, supplies, goods, services, equipment or other assets that resulted in annual payments by the Company and its Subsidiaries of $500,000 or more in any of the last three years or that is expected to result in annual payments by the Company and its Subsidiaries of $500,000 or more in any future year;
(ii)   any sales, distribution or other similar Contract providing for the sale by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets that resulted in annual payments to the Company and the Subsidiaries of $1,000,000 or more in any of the last three years or that is expected to result in annual payments to the Company and its Subsidiaries of $1,000,000 or more in any future year;
(iii)   any agency, reseller or other similar Contract providing for the payment of at least $50,000 or more in any of the last two years by the Company or any of its Subsidiaries of commissions to any Person;
(iv)   any Government Contract;
(v)   any lease or sublease (whether of real or personal property) providing for annual payments of $300,000 or more;
(vi)   any Contract relating to (A) the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or (B) the purchase or sale of any material assets or properties, in the case of this clause (B), outside of the ordinary course of business;
(vii)   any Contract under which the Company or its Subsidiaries have continuing or contingent payment obligations after the date of this Agreement in excess of $100,000, pursuant to “earnout,” indemnification, amounts held in escrow or other similar contingent payment obligations;
(viii)   any partnership, joint venture, strategic alliance or other similar Contract;
(ix)   any Contract that by its terms limits the freedom of the Company or any of its Subsidiaries to sell any products or services or to compete in any line of business or with any Person or in any area or during any period of time or which would so limit the freedom of the Company, Parent or any of their respective Subsidiaries after the Closing Date;
(x)   any Contract relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), in each case in excess of $1,000,000 (and excluding any expense advances made in the ordinary course to any Service Providers and/or loans made under the 401(k) plans(s) of the Company or its Subsidiaries);
(xi)   any Contract pursuant to which the Company or any of its Subsidiaries grants any Person, including any agent, reseller or partner, exclusivity, “most favored nation” status or any type of special discount rates or rebates or includes minimum purchase requirements;
(xii)   any Contract that grants any right of first refusal or right of first offer or similar right or that by its terms limits the ability of the Company or any of its Subsidiaries to sell, transfer, pledge, or otherwise dispose of any material amount of its assets or its business;
(xiii)   any Related Party Contract;
(xiv)   any Contract (including employment agreements and agreements that contain non-competition, non-solicitation or confidentiality covenants) with any executive officer of the Company;
(xv)   any collective bargaining or similar written labor-related agreement with any labor union, works council or similar labor organization;

(xvi)   any Contract pursuant to which the Company or any Subsidiary obtains any license, sublicense, right to use, or covenant not to be sued with respect to any Intellectual Property Right, other than any (A) commercial off-the-shelf Software licensed by the Company or any Subsidiary with a license fee of less than $500,000 per annum in the aggregate, (B) non-disclosure agreements entered into in the ordinary course of business, (C) Contracts that contain a license that is merely incidental to the transaction contemplated in such Contract, the commercial purpose of which is primarily for something other than such license or (D) open source Software licenses;
(xvii)   any Contract pursuant to which the Company or any Subsidiary grants any license, sublicense, right to use, or covenant not to be sued with respect to any Owned Intellectual Property Right, other than non-exclusive licenses granted in the ordinary course of business; and
(xviii)   any settlement Contract arising out of any Legal Proceeding asserted by any Person (including any Governmental Authority), or any Contract involving the settlement, release, compromise or waiver by the Company or any of its Subsidiaries of any litigation, material rights, claims, material obligations, duties or liabilities, in each case, involving payment by the Company or any of its Subsidiaries after the date hereof in excess of $150,000, or that imposes material ongoing obligations after the date hereof on the Company and its Subsidiaries (each contract, agreement, arrangement or understanding of the type described in clauses (i) through (xviii), a “Material Contract”).
The Company has made available to Parent an accurate and complete copy of each Material Contract.
(b)   Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) each Material Contract is a valid and binding obligation of the Company or its applicable Subsidiary and, to the knowledge of the Company, of the other party or parties thereto enforceable against the Company or its applicable Subsidiary and, to the knowledge of the Company, against the other party or parties thereto in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity); (ii) the Company has performed all obligations required to be performed by it under each Material Contract and, to the knowledge of the Company, each other party to each Material Contract has performed all obligations required to be performed by it under such Material Contract; and (iii) the Company has not received written notice of any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with or without notice or lapse of time or both would cause such a violation of or material default under) any Material Contract. As of the date hereof, the Company has not received written or, to the knowledge of the Company, non-written notice from any Person that such Person intends to terminate or not renew, or seek renegotiation of the terms of, any Material Contract. Except as set forth on Section 4.19(b) of the Company Disclosure Schedule, from the Company Balance Sheet Date through the date of this Agreement, there has been no material amendment or modification of any Material Contract.
(c)   Government Contracts.   Except as would not reasonably have a Material Adverse Effect on the Company, neither the Company nor its Subsidiaries have, since January 1, 2021: (i) breached or violated any law, certification, representation, clause, provision or requirement pertaining to any Government Contract; (ii) been suspended or debarred from bidding on government contracts by a Governmental Authority; (iii) been audited or investigated by any Governmental Authority with respect to any Government Contract; (iv) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (v) received from any Governmental Authority or any other person any written notice of breach, cure, show cause or default with respect to any Government Contract; (vi) had any Government Contract terminated by any Governmental Authority or any other Person for default or failure to perform; (vii) received any small business set-aside contract, any other set aside contract or other order or contract requiring small business or other preferred bidder status or (viii) entered any Government Contracts payable on a cost-reimbursement basis. To the knowledge of the Company, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits by any Governmental Authority with regard to any of the Company’s or its Subsidiaries’ Government Contracts.
Section 4.21   Insurance.   The Company maintains insurance coverage with reputable and financially sound insurers in such amounts and covering such risks as are in accordance with customary industry practice for participants in the industry in which the Company and its Subsidiaries operate. The Company has made available to Parent all material insurance policies and fidelity bonds relating to the business, equipment, properties, employees, officers or directors, assets and operations of the Company and its Subsidiaries (collectively, the “Insurance Policies”). Except as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, each of the Insurance Policies is in full force and effect, all premiums due and payable thereon have been paid when due and the Company is in compliance in with the terms and conditions of the Insurance Policies. The Company has not received any written notice regarding any invalidation or cancellation of any Insurance Policy that has not been renewed in the ordinary course without any lapse in coverage. As of the date of this Agreement, there are no pending material claims under any Insurance Policies in respect of which the insurer has issued a notice of denial or a reservation of rights.
Section 4.22   Customers, Partners, Resellers, Suppliers.
(a)   Section 4.22(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the top thirty largest customers (based on net revenue received by the Company or any of its Subsidiaries) for the twelve-month period ending June 30, 2023.
(b)   Section 4.22(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of the top ten largest partners and resellers (based on net revenue received by the Company or any of its Subsidiaries) for the twelve-month period ending June 30, 2023.
(c)   Section 4.22(c) of the Company Disclosure Schedule sets forth a true, correct and complete list of the twenty largest suppliers and vendors (based on spend by the Company or any of its Subsidiaries) for the twelve-month period ending June 30, 2023.
(d)   Since December 31, 2022 through the date of this Agreement, no customer, partner, reseller, supplier or vendor listed on Section 4.22(a)-(c) of the Company Disclosure Schedule has notified the Company or any of its Subsidiaries in writing that it shall, or intends to, terminate its relationship with (including by allowing its Contract to expire without renewal) or stop, materially decrease the rate or volume of, or materially increase or decrease the price of buying or selling products and services from or to the Company or any of its Subsidiaries. Since December 31, 2022 through the date of this Agreement, no material disagreement, indemnity claim, claim for damages or other dispute has arisen between the customers, partners, resellers or suppliers listed on Section 4.22(a)-(c) of the Company Disclosure Schedule, on the one hand, and the Company or its Subsidiaries, on the other hand, with respect to the business relationship or any agreements between such customers, partners, resellers, suppliers or vendors and the Company or any of its Subsidiaries.
Section 4.23   CFIUS and National Security Matters.
(a)   All technologies, products, technical data, and any other material manufactured or exported by the Company or any of its Subsidiaries and subject to the United States International Traffic in Arms Regulations or subject to elevated license requirements under the Export Administration Regulations are scheduled on Section 4.23 of the Company Disclosure Schedule.
(b)   As of the date hereof, (i) neither the Company nor any of its Subsidiaries is, and for the three years prior to the date of this Agreement, neither the Company nor any Company Subsidiary has been, a party to any U.S. federal Government Contract and (ii) neither the Company nor any of its Subsidiaries has, for the five years prior to the date of this Agreement, entered into any Government Contract with respect to a classified program.
(c)   Neither the Company nor any of its Subsidiaries stores information that is classified for national security purposes under Executive Order 13256 (or similar law, regulation or order) or holds a facility security clearance.
Section 4.24   AML and Anti-Corruption Compliance.   Since January 1, 2021, none of the Company, any of its Subsidiaries, or any of their respective officers, directors or employees, or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries has (in each case acting on behalf of the Company or its Subsidiaries), taken any action that would cause any of the foregoing to be in violation of any provision of the United States Foreign Corrupt Practices Act of 1977 or any

other applicable anticorruption law, anti-bribery law, anti-money laundering or similar laws and any other regulation or guidance related to any of the foregoing (collectively, “AML and Anti-corruption Laws”). Since January 1, 2021, there has been no voluntary or involuntary disclosure to a Governmental Authority, written notice, inquiry, investigation or internal or external allegation from any Governmental Authority or other Person, or pending or, to the knowledge of the Company, threatened litigation or enforcement action, in each case relating to violations of AML and Anti-corruption Laws, Sanctions and Export Control Laws or U.S. antiboycott requirements involving the Company, any of its Subsidiaries or any of their respective officers, directors or employees (in their capacity as such), or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries (in their capacity as such).
Section 4.25   Economic Sanctions & Export Controls Compliance.
(a)   The Company and each of its Subsidiaries are and, since January 1, 2021, have been in material compliance with all applicable Sanctions and Export Control Laws.
(b)   None of the Company, any of its Subsidiaries or any of their respective officers, directors or employees, or, to the knowledge of the Company, any Person acting on its behalf is currently or has since January 1, 2021 been: (i) a Sanctioned Person, (ii) organized in, operating in, conducting business with, ordinarily resident, or is otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in Russia, Lebanon or a country or territory which is (or whose government is) currently or has in the last five years been itself the subject of or target of comprehensive Sanctions and Export Control Laws (at present, the Crimea, Kherson, Zaporizhzhia, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, Syria and Venezuela) (each, a “Sanctioned Country”), (iii) engaging in any export, reexport, transfer or provision of any goods, Software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Sanctions and Export Control Laws, or (iv) otherwise in violation of any Sanctions and Export Control Laws or U.S. antiboycott requirements.
Section 4.26   Related Party Transactions.   Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any other Person that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders (the “Related Party Contracts”).
Section 4.27   Finders’ Fees.   Except for Jefferies LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement. The total fee payable by the Company and its Subsidiaries collectively to Jefferies LLC in connection with the transactions contemplated by this Agreement is currently estimated to be as set forth on Section 4.27 of the Company Disclosure Schedule.
Section 4.28   Opinion of Financial Advisor.   The Board of Directors of the Company (in its capacity as such) has received an opinion from Jefferies LLC, financial advisor to the Company, to the effect that, as of the date of such opinion and based upon and subject to the various qualifications, assumptions, limitations and other matters set forth therein, the Merger Consideration to be received in the Merger by holders of shares of Company Stock (other than holders of Company Stock that execute a written consent in connection with the Merger, parties to earnout or lockup arrangements in their capacities as holders of Earnout Shares and Lock-Up Shares thereunder, NICE, Merger Subsidiary, and their respective Affiliates) is fair, from a financial point of view, to such holders. It is understood and agreed by the parties hereto that such opinion is for the benefit of the Board of Directors of the Company (in its capacity as such) and may not be relied upon by Parent or Merger Subsidiary. A signed copy of such opinion shall be delivered to Parent as soon as practicable following the date of this Agreement.
Section 4.29   Antitakeover Statutes.   Assuming the accuracy of the representations and warranties of NICE, Parent and Merger Subsidiary in Article 5, the Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of Delaware Law, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions (“Takeover Statutes”). Assuming the accuracy of the representations and warranties of NICE, Parent and Merger Subsidiary in Article 5, no other “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.
Section 4.30   No Other Representations and Warranties.   Except for the express written representations and warranties made by the Company in this Article 4, neither the Company nor any other Person makes any express or implied representation or warranty whatsoever regarding the Company or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to NICE, Parent and Merger Subsidiary or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. The Company expressly disclaims any other representations or warranties. None of the Company or any of its Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding Parent or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, other than the express written representations and warranties expressly set forth in Article 5.
ARTICLE 5
Representations and Warranties of Parent
Subject to Section 11.05, Parent and NICE each represent and warrant to the Company that:
Section 5.01   Corporate Existence and Power.   Each of Parent, NICE and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, franchises, authorizations, permits, certificates, consents and approvals required to carry on its business as now conducted, except for those licenses, franchises, authorizations, permits, certificates, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby. Merger Subsidiary was incorporated solely for the purpose of engaging in and consummating the Merger and the transactions contemplated hereby. All of the outstanding shares of capital stock of Merger Subsidiary have been validly issued, are fully paid and nonassessable and are owned, and at the Effective Time will be owned, directly or indirectly, by Parent. All of the outstanding shares of capital stock of Parent have been validly issued, are fully paid and not assessable and are owned, and at the Effective Time will be owned, directly or indirectly, by NICE. Parent has heretofore made available to the Company true and complete copies of the articles of association of NICE and the certificates of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect.
Section 5.02   Corporate Authorization.   The execution, delivery and performance by Parent, NICE and Merger Subsidiary of this Agreement and the consummation by Parent, NICE and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent, NICE and Merger Subsidiary and have been duly authorized by all necessary corporate action. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Parent, NICE and Merger Subsidiary, enforceable against Parent, NICE and Merger Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
Section 5.03   Governmental Authorization.   The execution, delivery and performance by Parent, NICE and Merger Subsidiary of this Agreement and the consummation by Parent, NICE and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR

Act and any other foreign Antitrust Laws as set forth on Section 4.03 of the Company Disclosure Schedule, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other state or federal securities laws, (iv) filings as may be required with, submissions as may be necessary or advisable to, and clearances, permits, authorizations, consents and approvals as may be required from, CFIUS in order to obtain the CFIUS Clearance, and (v) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
Section 5.04   Non-contravention.   The execution, delivery and performance by Parent, NICE and Merger Subsidiary of this Agreement and the consummation by Parent, NICE and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or other constitutional documents, as applicable) of Parent, NICE or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which NICE, Parent or any of their respective Subsidiaries is entitled under any provision of any agreement or other instrument binding upon NICE, Parent or any of their respective Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of NICE, Parent and their respective Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of NICE, Parent or any of their respective Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
Section 5.05   Disclosure Documents.   At the time the Information Statement or Proxy Statement (if any) of the Company to be filed with the SEC in connection with the Merger, or any amendments or supplements thereto, is first mailed to the stockholders of the Company and, in the case of the Proxy Statement (if any), at the time of the Company Stockholder Approval, the Information Statement or Proxy Statement (if any), or supplement or amendment, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.05 will apply solely to statements or omissions included or incorporated by reference in the Information Statement or Proxy Statement (if any) based upon information supplied by Parent, NICE, Merger Subsidiary or any of their respective Representatives or advisors specifically for use or incorporation by reference therein.
Section 5.06   Litigation.   As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Parent, NICE and Merger Subsidiary, threatened against, or any order, judgment, ruling or decree imposed upon, Parent, NICE or Merger Subsidiary or any of their respective Affiliates before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by (or, in the case of threatened actions, suits, investigations or proceedings, would be by) any Governmental Authority or arbitrator, that would reasonably be expected to prevent or materially impair or delay the consummation of the Merger or other transactions contemplated by this Agreement.
Section 5.07   Ownership of Shares.   None of Parent, NICE, Merger Subsidiary or any of their respective Affiliates (i) is, or has been at any time during the last three years, an “interested stockholder” of the Company, as defined in Section 203 of Delaware Law or (ii) owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company other than this Agreement, other than shares over which NICE, Parent or their respective Subsidiaries have no voting or dispositive power and held in investment funds or other managed accounts with Third Party managers.
Section 5.08   Financing.   NICE and Parent have ready access to, and will have as of the Effective Time, sufficient available funds to consummate the Merger and to make all payments required to be made in connection therewith, including: (a) the payments to the holders of Company Stock and Terminating Company RSUs; (b) any payments made in respect of any other compensation obligations that become payable in connection with the transactions contemplated by this Agreement; (c) all payments in respect of any indebtedness required to be repaid, redeemed, retired, canceled, terminated or otherwise satisfied or discharged in connection with the Merger and all premiums and fees required to be paid in connection therewith; and (d) all other amounts to be paid pursuant to this Agreement, including the fees, costs and expenses incurred by or on behalf of the parties hereto in connection with the negotiation, performance and consummation of the transactions contemplated hereby. As of the date hereof, NICE and Parent have no reason to believe that the representations contained in the immediately preceding sentence will not be true at and as of the Closing Date. Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent, NICE or Merger Subsidiary hereunder.
Section 5.09   Vote/Approval Required.   No vote or consent of the holders of any class or series of capital stock of Parent or NICE is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Subsidiary (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Subsidiary necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.
Section 5.10   Brokers.   There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, NICE, Merger Subsidiary or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.
Section 5.11   Stockholder and Management Arrangements.   Except as expressly set forth in this Agreement (including the support agreements entered into by and between Parent and certain shareholders of the Company in respect of the Merger), none of Parent, NICE, Merger Subsidiary or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any arrangements with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (other than the Company) (a) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Stock would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Company Stock (including through any “roll-over” of existing equity in connection with the transactions contemplated hereby); (ii) any holder of Company Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any Person has agreed to provide, directly or indirectly, equity investment to Parent, NICE, Merger Subsidiary or the Company to finance any portion of the Merger.
Section 5.12   Solvency.   As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article 2 in connection with or as a result of the Merger and all related fees and expenses of Parent, NICE, Merger Subsidiary, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries (on a consolidated basis), including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be able to pay their liabilities, including contingent and other liabilities, as they mature. No transfer of property is being made by Parent, NICE, Merger Subsidiary, the Surviving Corporation or any their respective Affiliates (or is contemplated being made) and no obligation is being incurred (or is contemplated being incurred) by Parent, NICE, Merger Subsidiary, the Surviving Corporation or any of their respective Affiliates in connection with the transactions contemplated by this Agreement (or any series of related transactions or any other transactions in close proximity with the transactions contemplated by this Agreement) (x) with the intent to hinder, delay or defraud either present or future creditors of the Surviving Corporation, Parent, NICE, Merger Subsidiary or any of their respective

Affiliates, (y) that could reasonably be expected to render the Surviving Corporation, Parent, NICE, Merger Subsidiary or any of their respective Affiliates insolvent or (z) that as of the date hereof, is reasonably expected to have a material adverse effect on the long term financial sustainability of the Surviving Corporation, Parent, NICE, Merger Subsidiary or any of their respective Affiliates.
Section 5.13   Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.   In connection with the due diligence investigation of the Company by Parent, NICE and Merger Subsidiary, Parent, NICE and Merger Subsidiary have received and may continue to receive from the Company certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent, NICE and Merger Subsidiary hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, with which Parent, NICE and Merger Subsidiary are familiar, that Parent, NICE and Merger Subsidiary are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that, except for the representations and warranties expressly set forth in Article 4, Parent, NICE and Merger Subsidiary have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto. Without limiting the generality of the foregoing, Parent, NICE and Merger Subsidiary each acknowledges and agrees that neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information (or omissions therefrom) made available to Parent, NICE, Merger Subsidiary or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement).
Section 5.14   No Other Representations and Warranties.   Except for the express written representations and warranties made by Parent in this Article 5, neither Parent nor any other Person makes any express or implied representation or warranty regarding NICE or Parent or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, and Parent expressly disclaims any other representations or warranties. None of Parent, NICE, Merger Subsidiary or any of their respective Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties or other written or oral information regarding the Company or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with their due diligence investigation of the Company, the negotiation of this Agreement or the transactions contemplated by this Agreement, other than the express written representations and warranties expressly set forth in Article 4.
ARTICLE 6
Covenants of the Company
The Company agrees that:
Section 6.01   Conduct of the Company.   From the date hereof until the earlier of the Effective Time and the termination of this Agreement, except (w) as expressly contemplated by this Agreement, (x) as set forth in Section 6.01 of the Company Disclosure Schedule, (y) as required by Applicable Law, or (z) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course consistent with past practice, except as necessary in response to any COVID-19 Measures or any Cybersecurity Measures, (ii) preserve intact its present business organization in all material respects, (iii) maintain in effect all of its material foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations, (iv) keep available the services of its officers and other Key Employees and (v) maintain in all material respects its significant commercial relationships with third parties. Without limiting the generality of the foregoing, except (A) as expressly contemplated by this Agreement, (B) as set forth in Section 6.01 of the Company Disclosure Schedule, (C) as required by Applicable Law, (D) as necessary in response to any COVID-19 Measures or any Cybersecurity Measures, or (E) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Subsidiaries to:
(a)   amend its articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);
(b)   (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends by any of its wholly owned Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities (other than acquisitions of Company Securities tendered by holders of Company RSUs or Company PSUs in the ordinary course of business consistent with past practice to satisfy obligations to pay the Tax withholding obligations with respect thereto in accordance with their terms as in effect as of the date of settlement);
(c)   (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company or (B) any shares of Company Stock upon the settlement of Company RSUs or Company PSUs and as required pursuant to the terms of the Company Stock Plan governing such awards as in effect as of the date of settlement or (ii) amend any term of any Company Security (including, for the avoidance of doubt, the Earnout Shares or Lock-Up Shares) or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);
(d)   incur any capital expenditures or any obligations or liabilities in respect thereof, other than capital expenditures or any obligations or liabilities in respect thereof in an amount not exceeding $150,000 in the aggregate;
(e)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than acquisitions (not including acquisitions of securities, interests or businesses) in the ordinary course of business of the Company and its Subsidiaries in a manner that is consistent with past practice;
(f)   sell, lease or otherwise transfer, or create or incur any Lien (other than Permitted Liens) on, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests or businesses, other than (i) sales of obsolete equipment in the ordinary course of business consistent with past practice, (ii) Intellectual Property Rights, which are exclusively addressed in Section 6.01(k), (iii) sales, leases, licenses or other dispositions of assets in the ordinary course of business consistent with past practice that both (x) have a fair market value not in excess of $200,000 in the aggregate and (y) individually or in the aggregate, are not otherwise material to the business of the Company or its Subsidiaries as currently conducted or as proposed to be conducted, or (iv) pursuant to Contracts specifically disclosed on Section 4.20(a)(vii) of the Company Disclosure Schedule as in effect on the date hereof;
(g)   make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) loans, advances or capital contributions to, or investments in, wholly owned Subsidiaries of the Company, (ii) advances to its employees in respect of travel or other related business expenses, (iii) participant loans under the Company’s 401(k) plan in the ordinary course of business consistent with past practice and pursuant to the terms of the Company’s 401(k) plan as in effect as of the date hereof and (iv) extensions of credit to customers, in each case in the ordinary course of business consistent with past practice;
(h)   create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof, other than with respect to available capacity pursuant to a revolving credit facility as in effect as of the date hereof;

(i)   other than in the ordinary course of business consistent with past practice, enter into, amend or modify in any material respect or terminate any Material Contract or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries;
(j)   except as required by Applicable Law or the terms of an Employee Plan as in effect on the date hereof, (i) grant or increase any severance, retention or termination pay to, or enter into or amend any retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former Service Provider, (ii) increase the compensation or benefits provided to any current or former Service Provider, except for merit or promotion increases in base salary in the ordinary course of business consistent with past practice for up to 50 current Service Providers in the aggregate with annual base cash compensation of not more than $140,000, but in no event to exceed 5% on an individual basis, (iii) grant any equity, equity-based or other incentive awards to, or discretionarily accelerate the vesting, performance achievement or performance-period end date, payment or exercisability of any such awards held by, any current or former Service Provider (or any Service Provider hired in accordance with clause (v) below) or amend or modify any such awards to provide for any “single-trigger” or “double-trigger” acceleration provisions, (iv) establish, adopt, enter into, materially amend or terminate any Employee Plan or Collective Bargaining Agreement, except for (A) changes made to welfare plans in the ordinary course of business consistent with past practice in conjunction with annual renewals of welfare benefits that do not materially increase the cost of maintain such plans or (B) the entry into offer letters or similar agreements in the ordinary course of business consistent with past practice in connection with hiring permitted by clause (v) below (provided that such offer letters and similar agreements shall be on a form consistent with that made available to Parent prior to the date hereof and shall not otherwise provide for any severance, change in control or similar payments or benefits), or (v) hire or terminate (other than for cause) any Service Provider (other than the hiring to fill a vacancy of an existing position or termination in the ordinary course of business, in each case, of any Service Provider with annual base cash compensation of not more than $140,000);
(k)   transfer, sell, assign, lease, license, dispose of, or abandon or permit to lapse any material Owned Intellectual Property Rights, or fail to take any action necessary to maintain, defend, enforce or protect any such material Owned Intellectual Property Rights, in each case other than non-exclusive licenses granted in the ordinary course of business;
(l)   update, modify, revise or otherwise change (i) any external privacy policy of the Company or (ii) any internal policies or procedures of the Company relating to Personal Information or the collection, storage, use, sharing, disposal or other processing thereof, in each case, other than (A) to the extent required under Applicable Data Protection Laws, (B) to remediate any security issue, (C) to enhance data privacy, security, or integrity or (D) as recommended, directed or required by any Governmental Authority;
(m)   change the Company’s methods of accounting, except as required by Applicable Law or GAAP;
(n)   settle, or offer or propose to settle, any Legal Proceeding involving or against the Company or any of its Subsidiaries, other than any such settlement (i) involving only the payment of cash which amounts (including costs and expenses associated with such Legal Proceeding) are fully covered by insurance coverage maintained by the Company or any of its Subsidiaries (other than with respect to deductibles and ancillary costs and expenses), (ii) for an amount not materially in excess of the amount, if any, reflected or reserved in the Company Balance Sheet or (iii) involving only the payment of cash in an amount not exceeding $100,000 individually or $300,000 in the aggregate, and in each case of clauses (ii)-(iii), which does not include any admission of liability of the Company or any of its Subsidiaries and pursuant to which the Company and its Subsidiaries receive a full release of claims;
(o)   enter into any new line of business;
(p)   make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any material amended Tax Returns that could reasonably be expected to increase the Taxes payable by the Company or its Subsidiaries, enter into any material closing agreement, settle or compromise any material Tax claim, audit, investigation, proceeding or assessment, surrender or settle any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment; or
(q)   agree, resolve or commit to do any of the foregoing.
Notwithstanding the foregoing, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.
Section 6.02   Stockholder Consent; Information Statement Filing; Information Supplied.
(a)   Immediately after the execution of this Agreement and in lieu of calling a meeting of the Company Stockholders, the Company shall submit the Written Consent, in the form attached hereto as Exhibit B, to record holders of at least 51% of the outstanding shares of Company Stock as of the date hereof, including the holders set forth on Schedule A-3, and shall use its best efforts to cause such holders to execute and deliver the Written Consent. As soon as practicable upon receipt of the Written Consent, executed by holders of at least 51% of the outstanding shares of Company Stock as of the date hereof, by the Company, the Company will provide Parent with a copy of such Written Consent, certified as true and complete by the corporate secretary of the Company. Upon delivery to the Company of the Written Consent executed by holders of at least 51% of the outstanding shares of Company Stock as of the date hereof, the Company Stockholder Approval shall be deemed to have been received for all purposes of this Agreement.
(b)   In connection with the Company Stockholder Approval, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with Delaware Law, including Section 228 and Section 262 thereof, and the organizational documents of the Company.
(c)   The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date of receipt of the Written Consent (but in no event later than the 15th Business Day following the date of receipt of the Written Consent), with the assistance and cooperation of NICE, Parent and Merger Subsidiary as reasonably requested by the Company, a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Company Stockholder Approval and the Merger, (ii) the notice of action by written consent required by Section 228(e) of Delaware Law and (iii) the notice of availability of appraisal rights and related disclosure required by Section 262 of Delaware Law (including any amendment or supplement thereto, the “Information Statement”). The Company shall provide Parent with a reasonable opportunity to review drafts of the Information Statement and will consider in good faith any comments provided by Parent in connection with such review.
(d)   The Company shall promptly notify Parent, and Parent shall promptly notify the Company, as applicable, of the receipt of all comments from the SEC with respect to the Information Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to the other party copies of all correspondence between such party and/or any of its Representatives and the SEC with respect to the Information Statement, as applicable. Each of the Company and Parent shall provide Parent and the Company, as applicable, and their respective outside legal counsel and other Representatives a reasonable opportunity to participate in any material discussions or meetings with the SEC (or portions of any such discussions or meetings) with respect to the Information Statement. The Company and Parent shall use their respective reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Information Statement from the SEC, and the Company shall cause the definitive Information Statement to be mailed (including by electronic delivery if permitted) to the Company Stockholders as promptly as possible after confirmation from the SEC that it will not review, or that it has completed its review of, the Information Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth calendar day after filing the Information Statement that the SEC will or will not be reviewing the Information Statement.
(e)   The Company agrees, as to itself and its Subsidiaries, that the Information Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company, NICE, Parent and Merger Subsidiary shall ensure that none of the information supplied by it for inclusion in the Information Statement will, at the date of mailing (including by electronic delivery if permitted) to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company assumes no responsibility with respect to information supplied in writing by or on behalf of NICE, Parent, their respective Affiliates or its or their respective Representatives for inclusion or incorporation by reference in the Information Statement. If any information relating to the Company or Parent, or any of their respective Affiliates or its or their respective Representatives, should be discovered by a party, which information should be set forth in an amendment or supplement to the Information Statement, as applicable, so that either the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall as promptly as practicable following such discovery notify the other party or parties (as the case may be) and after such notification, as and to the extent required by applicable Law, (i) the Company shall promptly prepare (with the assistance of Parent as provided for in this Section 6.02) an amendment or supplement to the Information Statement, and/or (ii) the Company shall cause the Information Statement as so amended or supplemented to be filed with the SEC and to be disseminated to its stockholders.
Section 6.03   Proxy Statement; Company Stockholder Meeting.   If, and only if, the Written Consent is not obtained as provided in Section 6.02(a) and Parent has not exercised its right to terminate this Agreement pursuant to Section 10.01(c)(ii), in each case within ten days after the date of this Agreement, then promptly as reasonably practicable:
(a)   Proxy Statement.   The Company (with the assistance and cooperation of NICE, Parent and Merger Subsidiary as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 6.04, the Company shall include the Company Board Recommendation in the Proxy Statement.
(b)   Other Required Company Filing.   If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of NICE, Parent and Merger Subsidiary as reasonably requested by the Company) shall prepare and file such Other Required Company Filing with the SEC as promptly as reasonably practicable. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Except in connection with a Company Board Recommendation Change or thereafter, the Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon, and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other parties or their respective counsel.
(c)   Furnishing Information.   Each of the Company, on the one hand, and NICE, Parent and Merger Subsidiary, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, NICE, Parent, Merger Subsidiary or any of their respective Affiliates should be discovered by the Company, on the one hand, or NICE, Parent or Merger Subsidiary, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate party hereto and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.
(d)   Consultation Prior to Certain Communications.   Except with respect to, or following, an Adverse Recommendation Change, the Company and its Affiliates, on the one hand, and NICE, Parent, Merger Subsidiary and their respective Affiliates, on the other hand, shall use reasonable best efforts to provide the other party a reasonable opportunity to review and comment on any written communication with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, and each party hereto shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other parties or their respective counsel.
(e)   Notices.   The Company, on the one hand, and NICE, Parent and Merger Subsidiary, on the other hand, shall advise the other, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection with the items covered in clauses (i) and (ii) above.
(f)   Dissemination of Proxy Statement.   Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.
(g)   Company Stockholder Meeting.
(i)   Calling of Company Stockholder Meeting.   Subject to Section 6.04, following the clearance of the Proxy Statement by the SEC, the Company shall mail the Proxy Statement to the Company Stockholders and duly call and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Company Stockholder Approval; provided, however, that in no event shall the Company be required to hold the Company Stockholder Meeting prior to the thirtieth day following the mailing of the Proxy Statement.
(ii)   Adjournment of Company Stockholder Meeting.   Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Company Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff; or (iv) in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders (including in connection with any Company Board Recommendation Change).
Section 6.04   No Solicitation; Other Offers.
(a)   General Prohibitions.   Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors (in their capacities as representatives of the Company) to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) withdraw, modify or fail to make in a manner adverse to Parent the Company Board Recommendation

(or recommend an Acquisition Proposal) (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”); provided, that none of (A) the factually accurate disclosure by the Company of the receipt of an Acquisition Proposal, (B) the determination by the Board of Directors (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; or (C) the delivery by the Company of any notice contemplated by Section 6.04(c) will constitute an Adverse Recommendation Change, (iv) fail to enforce, or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, other than (A) in connection with a bona fide Acquisition Proposal or (B) to the extent the Board of Directors (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, (v) approve any transaction under, or any Person becoming an “interested stockholder” under, Section 203 of Delaware Law or (vi) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal. It is agreed that any violation of the restrictions on the Company set forth in this Section 6.04 by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section by the Company.
(b)   Exceptions.   Notwithstanding Section 6.04(a), at any time prior to the receipt of the Company Stockholder Approval:
(i)   the Company, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with any Third Party and its Representatives that, subject to the Company’s compliance with Section 6.04, has made after the date of this Agreement a bona fide, written Acquisition Proposal that the Board of Directors of the Company determines in good faith constitutes, or would reasonably be expected to lead to, a Superior Proposal and (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries, and afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries, pursuant to a confidentiality agreement with such Third Party with terms in all material respects no less favorable to the Company than those contained in the confidentiality agreement dated March 13, 2023 between the Company and NICE (the “Confidentiality Agreement”); provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party (subject to applicable Law and any applicable “clean team” or similar arrangement);
(ii)   subject to compliance with Section 6.04(d), the Board of Directors of the Company may make an Adverse Recommendation Change (A) following receipt of a Superior Proposal or (B) in response to an Intervening Event; and
(iii)   subject to compliance with the procedures set forth in Section 10.01(d)(i), the Company may terminate this Agreement to enter into a definitive agreement with respect to a Superior Proposal;
in each case referred to in the foregoing clauses (i), (ii) and (iii), only if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Delaware Law.
(c)   Required Notices.   The Company shall notify Parent promptly (but in no event later than 48 hours) after receipt by the Company (or any of its Representatives) of any written (or, in the case of receipt by the Company or any of its directors, officers or investment bankers, oral) Acquisition Proposal. The Company shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal, indication or request (unless such identification is prohibited pursuant to the terms of any confidentiality agreement with such Third Party in effect prior to the date of this Agreement). The Company shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of the Company’s compliance with this Section 6.04(c).
(d)   “Last Look”.   Further, the Board of Directors of the Company shall not make an Adverse Recommendation Change in response to an Acquisition Proposal (or terminate this Agreement pursuant to Section 10.01(d)(i)), unless (i) the Company notifies Parent (which notice shall not constitute an Adverse

Recommendation Change), in writing at least three Business Days before taking that action, of its intention to do so (such period, the “Negotiation Period”), attaching (A) in the case of an Adverse Recommendation Change to be made following receipt of a Superior Proposal, the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and the identity of the Third Party making the Acquisition Proposal, or (B) in the case of an Adverse Recommendation Change to be made in response to an Intervening Event, a reasonably detailed description of the reasons for making such Adverse Recommendation Change, and (ii) Parent does not, as determined by the Board of Directors of the Company in good faith, make, within three Business Days after its receipt of that written notification, an offer that (A) in the case of an Adverse Recommendation Change to be made following receipt of a Superior Proposal, is at least as favorable to the stockholders of the Company from a financial point of view as such Superior Proposal; provided, that in the event there is any material modification to the terms of any such Superior Proposal (including any modification in the amount, form or mix of consideration proposed to be payable to the Company’s stockholders pursuant to such Superior Proposal), the Company shall have provided to Parent a notice of such modification and such Superior Proposal shall be deemed a new Superior Proposal to which the requirements of this Section 6.04(d) shall apply; provided, further that with respect to such new Superior Proposal, the Negotiation Period shall be deemed to be a two Business Day period rather than a three Business Day period (except that such Negotiation Period shall not expire earlier than the original Negotiation Period would have expired) or (B) in the case of an Adverse Recommendation Change to be made in response to an Intervening Event, obviates the need for such recommendation change.
(e)   Obligation to Terminate Existing Discussions.   The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal. The Company shall promptly request that each Third Party, if any, that has executed a confidentiality agreement within the twelve-month period prior to the date hereof in connection with its consideration of any Acquisition Proposal and that is in possession of confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries to return or destroy all such confidential information (and those portion of all analyses and other materials prepared by or on behalf of such Person that contains, reflects or analyzes that information).
(f)   Nothing contained in this Agreement shall prohibit the Board of Directors of the Company from (i) complying with its disclosure obligations under United States federal or state law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act, it being agreed that the making of such communication shall not be an Adverse Recommendation Change or (iii) making any disclosure to the Company’s stockholders that is required by Applicable Law; provided, however, that any such disclosure or communication that constitutes or contains an Adverse Recommendation Change shall only be made in accordance with Section 6.04.
Section 6.05   Access to Information.   Subject to the last sentence of this Section 6.05, from the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, upon reasonable written prior notice and subject to restrictions or limitations as a result of COVID-19 or any COVID-19 Measures, the Company shall (i) give to Parent, its counsel, financial advisors, auditors and other authorized Representatives reasonable access during normal business hours to the offices, properties, books and records and personnel of the Company and its Subsidiaries for purposes that are reasonably necessary for the consummation of the Merger or for planning with respect to post-closing integration, operations or value creation, and (ii) promptly provide Parent, its counsel, financial advisors, auditors and other authorized Representatives with all reasonably requested information regarding the business of the Company and such additional information, including the financial and operating data set forth on Section 6.05 of the Company Disclosure Schedule, regarding the Company for purposes that are reasonably necessary for the consummation of the Merger or for planning with respect to post-closing integration, operations or value creation. Any investigation pursuant to this Section 6.05 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made by any party hereunder. Notwithstanding anything herein to the contrary, under no circumstances shall the Company, its Subsidiaries or their respective Representatives be required to furnish any person with, or be required to provide access to any person to, information to the extent that (a) any Applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or is otherwise bound would violate, or cause a default payment to, or give a third Person the right to terminate or accelerate rights pursuant to, such Contract; (d) such access would result in the disclosure of any Trade Secrets of any Third Party (including source code); or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided, however, that in such instances, the Company shall inform Parent of the general nature of the information being withheld and, upon Parent’s request, reasonably cooperate with Parent to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (a) through (e). Nothing in this Section 6.05 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analysis, appraisals, options or other information in addition to the reports, analysis, appraisals, options or other information already being prepared by the Company, any of its Subsidiaries or any of their respective Representatives. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor air, or other environmental media. Notwithstanding anything herein to the contrary, NICE, Parent and Merger Subsidiary shall not, and shall cause their respective Representatives not to, contact any employee, independent contractor or other service provider of the Company or any of its Subsidiaries not involved in the negotiation of the transactions contemplated by this Agreement or any customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other transactions contemplated by this Agreement, in each case, without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed), and NICE, Parent and Merger Subsidiary acknowledge and agree that any such contact may, at the Company’s option, be arranged and supervised by Representatives of the Company. All requests for access pursuant to this Section 6.05 must be directed to the General Counsel of the Company, the Company’s outside counsel retained in connection with this Agreement or other Person designated by the Company.
Section 6.06   Stockholder Litigation.   Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company will promptly provide Parent with any pleadings and correspondence received by the Company relating to any Transaction Litigation and will keep Parent reasonably informed regarding the status of any such litigation or dispute. The Company will cooperate with and, to the extent reasonably practicable, give Parent the opportunity to consult and participate with respect to the defense or settlement of any such proceeding (at Parent’s expense), and the Company will not agree to any such settlement without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Section 6.06, “participate” means that the Company shall keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent shall not be afforded decision-making power or authority.
Section 6.07   Tax Matters.   The payment of any transfer, documentary, sales, use, stamp, registration, value added and other Taxes and fees (including any penalties and interest) incurred solely by a holder of Company Stock in connection with the Mergers, and the filing of any related Tax Returns and other documentation with respect to such Taxes and fees, shall be the sole responsibility of such holder.
Section 6.08   Cooperation Regarding Termination of PNC Credit Agreement.   The Company shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ Representatives to, reasonably cooperate as may be requested by Parent in connection with discharging in full all Obligations (as defined in the PNC Credit Agreement) and terminating all Liens granted under or in connection with the PNC Credit Agreement effective as of the Closing, including, without limitation, obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered on the Closing Date to allow for the payoff, discharge and termination in full on the Closing of the PNC Credit Agreement.
ARTICLE 7
Covenants of Parent
Parent agrees that:
Section 7.01   Obligations of Merger Subsidiary.   Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Parent shall execute and deliver, in accordance with Section 228 of the Delaware Law and in its capacity as the sole stockholder of Merger Subsidiary, a written consent adopting this Agreement and approve the Merger in accordance with Delaware Law.
Section 7.02   Director and Officer Liability.   Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:
(a)   For six years after the Effective Time, the Surviving Corporation and its Subsidiaries shall indemnify and hold harmless the present and former directors, officers, employees or agents of the Company or any of its Subsidiaries (and any person who becomes a director, officer, employee or agent of the Company or any of its Subsidiaries prior to the Effective Time) (each, an “Indemnified Person”) to the fullest extent permitted by Delaware Law, any other Applicable Law or provided under the Company’s certificate of incorporation and bylaws in effect on the date hereof from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, employee or agent of the Company or such Subsidiary; (ii) any action or omission, or alleged action or omission, taken in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries, or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)) prior to the Effective Time; and (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Subsidiary with respect thereto, except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 7.02(a), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved; provided that such indemnification shall be subject to any limitation imposed from time to time under Applicable Law.
(b)   For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding exculpation, indemnification and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions of the Company’s and its Subsidiaries’ organizational documents in existence on the date of this Agreement.
(c)   Prior to the Effective Time, the Company shall, or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided that the Company shall give Parent a reasonable opportunity to participate in the selection of such tail policy and the Company shall give reasonable and good faith consideration to any comments made by Parent with respect thereto; and provided further that in no event shall the Company expend for such policies an aggregate premium amount in excess of 300% of the amount per annum the Company paid in its last full fiscal year, which amount is set forth in Section 7.02(c) of the Company Disclosure Schedule (the “Maximum Amount”). If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an aggregate premium amount in excess of the Maximum Amount; and provided further that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
(d)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.02.
(e)   The rights of each Indemnified Person under this Section 7.02 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries (the “Indemnification Agreements”). These rights, including the Indemnification Agreements, shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person and shall not be terminated or modified in such a manner as to adversely affect in any material respect any Indemnified Person without the consent of such affected Indemnified Person, subject to Applicable Law.
Section 7.03   Employee Matters.
(a)   During the period beginning at the Effective Time and ending on the first anniversary of the Closing Date (or if earlier, until the date of any Covered Employee’s termination of employment), Parent shall, or shall cause its Subsidiaries to, provide to each employee who is actively employed by the Company or its Subsidiaries at the Effective Time (each, a “Covered Employee”), (i) a base salary or rate of pay that is at least equal to such Covered Employee’s base salary or rate of pay immediately prior to the Effective Time and (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits (other than equity compensation and other long-term incentives, change in control, retention, transition, stay or similar arrangements, severance protection, nonqualified deferred compensation or defined benefit pensions) that are provided to similarly situated employees of Parent or its Affiliates. For the avoidance of doubt, if the Closing occurs prior to such time as the annual cash bonuses in respect of the Company’s 2023 fiscal year are paid, then Parent shall cause the Surviving Corporation to pay such bonuses following the Closing in accordance with the Company’s policies in effect as of the date of this Agreement and Section 7.03(a) of the Company Disclosure Schedule; provided that the aggregate amount of such bonuses shall not exceed the amount provided for 2023 annual cash bonuses set forth in the Company’s budget for 2023, as previously provided to Parent prior to the date hereof.
(b)   Crediting of Payments.   In the event any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy or arrangement of Parent or any of its Subsidiaries (each, a “Parent Plan”) following the Effective Time, Parent shall, or shall cause its Subsidiaries to use reasonable best efforts to: (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to such Covered Employee (and any eligible dependents thereof) under any Parent Plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under the Employee Plan such Covered Employee participated in immediately prior to coverage under such Parent Plan and (ii) provide such Covered Employee with credit for any copayments, coinsurance and deductibles paid under an Employee Plan prior to such Covered Employee’s coverage under any Parent Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the Employee Plan such Covered Employee participated in immediately prior to coverage under such Parent Plan in satisfying any applicable deductible or out-of-pocket requirements under such Parent Plan.
(c)    Service Crediting.   As of the Effective Time, Parent shall, or shall cause its Subsidiaries to, recognize all service of each Covered Employee prior to the Effective Time with the Company and its Subsidiaries (or any predecessor entities of either to the extent the Company or one of its Subsidiaries provides such past-service credit under a similar Employee Plan) for purposes of vesting and eligibility and for purposes of future vacation accrual and determining severance amounts (if any). In no event shall anything contained in this Section 7.03(c) result in any duplication of benefits for the same period of service.
(d)    Company 401(k)Plans.   Unless otherwise directed by Parent in writing no later than five Business Days prior to the Closing Date, the Company’s Board of Directors shall adopt board consents (the form of which shall be subject to Parent’s reasonable prior review and comment) terminating the Company’s 401(k) Plan (the “Company 401(k) Plan”) effective as of the calendar day prior to the Closing Date. In connection with a termination of the Company 401(k) Plan, Parent shall permit each Covered Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in cash and notes associated with plan loans in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such Covered Employee from the Company 401(k) Plan to an “eligible retirement plan” (within the meaning of Section 401(a)(31) of the Code) of Parent or any of its Subsidiaries. Parent shall also allow Continuing Employees to participate under a 401(k) plan sponsored by Parent or its Affiliates as soon as reasonably practicable following the Closing Date.
(e)    Without limiting the generality of Section 11.06, nothing in this Section 7.03, express or implied, (i) is intended to or shall confer upon any Person other than the parties hereto, including any Covered Employee or any former Service Provider, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, (ii) shall establish, or constitute an amendment, termination or modification of, or an undertaking to amend, establish, terminate or modify, any benefit plan, program, agreement or arrangement, (iii) shall alter or limit the ability of Parent or any of its Subsidiaries (or, following the Effective Time, the Company or any of its Subsidiaries) to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them or (iv) shall create any obligation on the part of Parent or its Subsidiaries (including, following the Effective Time, the Company or any of its Subsidiaries) to employ any Covered Employee for any period following the Closing Date.
(f)    Five Business Days prior to the Closing Date, the Company will make available to Parent a revised version of the Employee Census and Equity Award Schedule, in each case updated as of such date.
(g)   The Company shall use reasonable commercial efforts to provide to Parent on or prior to October 24, 2023 copies of each material International Plan and all amendments thereto, as well as documents that are substantially comparable to those set forth in Section 4.17(a) for U.S. Plans (taking into account differences in Applicable Law and practices).
ARTICLE 8
Covenants of Parent, NICE and the Company
The parties hereto agree that:
Section 8.01   Reasonable Best Efforts.
(a)   Subject to the terms and conditions of this Agreement, the Company, NICE and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided that the parties hereto understand and agree that the reasonable best efforts of Parent and NICE shall not be deemed to require Parent or NICE to, and, without the prior written consent of Parent, the Company shall not, (A) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby or (B) sell, divest or otherwise hold separate (including by establishing a trust or otherwise), or take any other action (or otherwise agree to do any of the foregoing), in each case of clauses (A) and (B), (1) with respect to any of NICE’s or its Subsidiaries’ businesses, assets or properties or (2) with respect to any of the Company’s or its Subsidiaries’ businesses, assets or properties, (unless, in the case of this clause (2) only, such action would not reasonably be expected to be, individually or in the aggregate, adverse in any material respect to the Company and its Subsidiaries, taken as a whole) or (C) litigate against any Governmental Authority. NICE shall control the timing and submission of information to Governmental Authorities in connection with efforts to obtain approvals, consents, registrations, permits, authorizations and other confirmations; provided that each of NICE and the Company shall (i) cooperate in all respects and consult with each other in connection with filings, including by providing each other with information as may reasonably be required to prepare any filings or submissions and by allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and by considering in good faith such other party’s views, (ii) to the extent not prohibited by Applicable Law, promptly inform the other party of any written or oral communication received by such party from, or given by such party to, Governmental Authorities, including by promptly providing copies to the other party of any such written communications and (iii) permit the other party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with Governmental Authorities, and to the extent not prohibited by a Governmental Authority, give the other party the opportunity to attend and participate in any in-person meetings with that Governmental Authority. Notwithstanding the foregoing, materials required to be provided pursuant to this Section 8.01 may be redacted to remove references (x) concerning the valuation of the Company, (y) as necessary to comply with contractual arrangements and (z) as necessary to comply with Applicable Law. Each party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material as “outside counsel only”.
(b)    Subject to Section 8.01(a), each of NICE and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within three Business Days of the date hereof and to supply as promptly as practicable an appropriate response to any request for additional information and documentary material from any Governmental Authority pursuant to the HSR Act and to use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.
(c)    NICE shall not, and shall cause its Affiliates not to, acquire, invest in or otherwise obtain any interest in or agree to acquire, invest in or otherwise obtain any interest in by merging or consolidating with, or by purchasing any assets of or equity in, or by any other manner, any Person or portion thereof that (i) is incorporated, has its headquarters, or conducts a substantially significant portion of its business, in the United States, (ii) provides a contact center as a service platform, including at least inbound voice applications, outbound voice applications or outbound dialing systems, and digital interaction routing and (iii) has a transaction value in excess of $100,000,000, if the entering into a definitive agreement relating to or the consummation of such acquisition, investment, purchase, merger or consolidation would reasonably be expected to materially (A) delay or (B) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated by this Agreement.
(d)    NICE shall be responsible for all filing fees payable to any Governmental Authority under the HSR Act and/or any other Antitrust Law in connection with the transactions contemplated by this Agreement.
(e)    Subject to Section 8.01(a), each party hereto agrees to use their reasonable best efforts with respect to any CFIUS Filing (defined below) made in connection with the transactions contemplated by this Agreement and obtaining CFIUS Clearance in connection with the transactions contemplated by this

Agreement as promptly as reasonably possible after the date hereof. Such reasonable best efforts shall include (i) as promptly as reasonably practicable providing any information to one another, or, as each party hereto reasonably determines in its sole discretion, confidentially to CFIUS, as needed to prepare and submit a joint voluntary notice pursuant to 31 C.F.R. § 800 Subpart E (a “CFIUS Filing”) or to respond to any request for information from CFIUS and (ii) reasonably cooperating with one another in connection with CFIUS’s review of the CFIUS Filing. Without limitation of the foregoing, each party hereto agrees to (A) within three Business Days after the date hereof, submit a CFIUS Filing in respect of the transactions contemplated by this Agreement with CFIUS and engage in any informal pre-filing discussions with representatives of CFIUS with respect thereto, (B) following such pre-notice consultation, as promptly as practicable after the receipt of any comments to the draft CFIUS Filing or confirmation from CFIUS that it has no comments to such draft CFIUS Filing, and in any event no later than five Business Days following receipt of comments from CFIUS or confirmation from CFIUS that it has no comments, make the formal CFIUS Filing, (C) as promptly as practicable, comply with any request received from CFIUS for any certification, additional information, documents or other materials in respect of the CFIUS Filing or the transactions contemplated by this Agreement, in any event no later than the time frame set forth in the DPA or within a longer time frame approved by CFIUS in writing, provided that any party, after consultation with each such other party, may request in good faith an extension of time pursuant to 31 C.F.R. § 800.403(a)(3) to respond to CFIUS requests for follow-up information, provided that under no circumstance may a party request any extension that would reasonably be expected to cause CFIUS to reject the CFIUS Filing, (D) ensure that any information furnished to CFIUS is true, complete and correct in all material respects, and (E) cooperate in good faith with one another in connection with CFIUS’s review of the CFIUS Filing and the transactions contemplated by this Agreement (including, to the extent permitted by applicable law or order, or unless prohibited by reasonable request of any Governmental Authority, providing copies, or portions thereof, of all such documents to each other prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Authority under the DPA with respect to the transactions contemplated by this Agreement. Parent will use reasonable best efforts to take any and all actions necessary, and agree to all such requirements or conditions to mitigate any national security concerns as may be requested or required by CFIUS in connection with, or as a condition of, the receipt of CFIUS Clearance, in each case, other than any actions that, individually or in the aggregate would be material in any adverse respect to (1) the Company and its Subsidiaries, taken as a whole or (2) Parent’s or NICE’s ability to control, and freedom of operation of, the Company, its Subsidiaries and their respective businesses as carried on as of the date hereof. Parent shall be responsible for payment of any filing fees in connection with the CFIUS Filing.
Section 8.02   Public Announcements.
(a)   The initial press release concerning this Agreement and the Merger shall be a joint press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement.
(b)   Parent, NICE and Merger Subsidiary shall consult with the Company in good faith before issuing any press release, having any communication with the press (whether or not for attribution) or making any other public statement in connection with this Agreement and the transactions contemplated hereby. The Company shall not issue any press release, have any communication with the press (whether or not for attribution), make any other public statement (including any broad-based communication to employees, suppliers, customers, partners or vendors) or schedule any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby without the consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.
(c)   The restrictions on the Company set forth in this Section 8.02 shall not apply to any release or public statement (i) required by Applicable Law or any applicable listing authority (in which case the Company shall use reasonable best efforts to (x) consult with Parent prior to making any such disclosure and (y) cooperate (at Parent’s expense) in connection with Parent’s efforts to obtain a protective order), or (ii) made or proposed to be made by the Company in compliance with Section 6.04 with respect to the matters contemplated by Section 6.04 (or by Parent in response thereto). Notwithstanding the foregoing, the Company will not be obligated to obtain Parent’s consent with respect to communications that are

(i) principally directed to its employees, suppliers, customers, partners or vendors so long as such communications are consistent with prior communications previously agreed to by Parent and the Company and do not add additional material information not included in such previous communication; (ii) related to a Superior Proposal or Adverse Recommendation Change or, in each case, any action taken pursuant thereto; (iii) with respect to any dispute or Legal Proceeding solely among the parties or their respective Affiliates; or (iv) substantively consistent with previous disclosures made by either party in compliance with this Section 8.02 and that do not add additional material information not included in such previous disclosure.
Section 8.03   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 8.04   Notices of Certain Events.   Each of the Company, on the one hand, and Parent and NICE, on the other hand, shall promptly notify the other of:
(a)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(b)    any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;
(c)    any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement;
(d)    any inaccuracy of any representation or warranty contained in this Agreement that would reasonably be expected to cause any condition set forth in Article 9 not to be satisfied; and
(e)    any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder that would reasonably be expected to cause any condition set forth in Article 9 not to be satisfied;
provided, that the delivery of any notice, or failure to provide such notice, pursuant to this Section 8.04 shall not affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder or result in the failure of a condition set forth in Article 9.
Section 8.05   Section 16 Matters.   Prior to the Effective Time, the Company shall take all steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) resulting from the transactions contemplated by Article 2 of this Agreement by each officer and director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 8.06   Company Warrants.
(a)    In accordance with the provisions of Section 4.5 of the Warrant Agreement, promptly after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, send, or cause to be sent, written notice to (i) the Warrant Agent of the Merger, which notice shall set forth in reasonable detail the treatment of Company Warrants pursuant to Section 2.06 and (ii) each holder of the Company Warrants advising such holders of the effective date of the Merger and any other information required to be provided to the holders of the Company Warrants in accordance with the Warrant Agreement.

(b)   In accordance with the provisions of Section 4.4 of the Warrant Agreement, promptly following the Closing, Parent shall cause the Surviving Corporation to make public disclosure of the consummation of the Merger by filing a Current Report on Form 8-K with the SEC.
Section 8.07   Stock Exchange De-listing; Exchange Act Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of the NASDAQ to enable the de-listing by the Surviving Corporation of the Company Stock, the Units and the Company Warrants from the NASDAQ and the deregistration of the Company Stock, the Units and the Company Warrants under the Exchange Act as promptly as practicable after the Effective Time (in the case of the Company Warrants, to the extent permitted by Applicable Law and rules and policies of the NASDAQ).
Section 8.08   Takeover Statutes.   If any Takeover Statute shall become applicable to the transactions contemplated by this Agreement, each of the Company, Parent and Merger Subsidiary and the respective members of their boards of directors shall, to the extent permitted by Applicable Law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.
ARTICLE 9
Conditions to the Merger
Section 9.01   Conditions to the Obligations of Each Party.   The respective obligations of each of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following conditions:
(a)    the Company Stockholder Approval shall have been obtained in accordance with Delaware Law;
(b)    no Applicable Law (whether temporary, preliminary or permanent) shall make consummation of the Merger illegal or otherwise prohibited;
(c)    any (i) applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated and (ii) agreement with a Governmental Authority entered into in accordance with Section 8.01 not to consummate, or to delay consummation of, the Merger shall have expired or been terminated;
(d)    the CFIUS Clearance shall have been obtained and be in full force and effect; and
(e)    all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Merger set forth on Section 9.01(e) of the Company Disclosure Schedule, shall have been taken, made or obtained.
Section 9.02   Conditions to the Obligations of Parent and Merger Subsidiary.   The obligations of NICE, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following further conditions:
(a)   (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) (A) the representations and warranties of the Company contained in Section 4.05(a) and the second and third sentences of Section 4.05(c) (other than the information set forth on Section 4.05 of the Company Disclosure Schedule with respect to the holder and the date of grant) shall be true at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with, in the case of this clause (A), only such exceptions that in the aggregate do not result in a net increase to the total amount of consideration to be paid by Parent pursuant to Article 2 by more than $800,000, (B) the Fundamental Representations that are qualified by materiality or Material Adverse Effect shall be true in all respects and the Fundamental Representations that are not qualified by materiality or Material Adverse Effect shall be true in all material respects, in each case, at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all material respects only as of such time) and (C) the other representations and warranties of the Company set forth in Article 4 (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with, in the case of this clause (C), only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and (iii) Parent shall have received a certificate signed by an executive officer of the Company certifying that the conditions set forth in Sections 9.02(a)(i) and 9.02(a)(ii) have been satisfied; and
(b)   there shall not have occurred any event, occurrence, or development of a state of circumstances or facts which, individually or in the aggregate, has had a Material Adverse Effect on the Company that is continuing or would reasonably be expected to have a Material Adverse Effect.
Section 9.03   Conditions to the Obligations of the Company.   The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following further conditions: (a) each of NICE, Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (b) the representations and warranties of NICE, Parent and Merger Subsidiary contained in this Agreement or in any certificate or other writing delivered by Parent or Merger Subsidiary pursuant hereto (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s ability to consummate the Merger and the other transactions contemplated by this Agreement and (c) the Company shall have received a certificate signed by an executive officer of the Parent certifying that the conditions set forth in Sections 9.03(a) and 9.02(b) have been satisfied.
ARTICLE 10
Termination
Section 10.01   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):
(a)   by mutual written agreement of the Company and Parent; or
(b)   by either the Company or Parent, if:
(i)   the Merger has not been consummated on or before 5:00 p.m. (New York time) on April 3, 2024 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party (treating Parent and Merger Subsidiary as one party for this purpose) whose breach of any provision of this Agreement is the primary cause of the failure of the Merger to be consummated by such time;
(ii)   there shall be any Applicable Law permanently preventing or prohibiting the consummation of the Merger in effect and such Applicable Law shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party (treating Parent and Merger Subsidiary as one party for this purpose) whose breach of any provision of this Agreement is the primary cause of the issuance of such Applicable Law (including Section 8.01); or
(iii)   the Company fails to obtain the Company Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger; or

(c)   by Parent, if:
(i)   prior to receipt of the Company Stockholder Approval, the Board of Directors has effected an Adverse Recommendation Change; provided, that Parent may not terminate this Agreement pursuant to this Section 10.01(c)(i) if Parent fails to terminate this Agreement pursuant to this Section 10.01(c)(i) prior to 11:59 p.m., Eastern Time, on the date which is ten Business Days after Parent is notified in writing that the Board of Directors has effected an Adverse Recommendation Change;
(ii)   the Written Consent constituting the Company Stockholder Approval and signed by each of the Company Stockholders set forth on Schedule A-3 shall not have been delivered to Parent within 24 hours of the entry into this Agreement; provided that the right to terminate this Agreement pursuant to this Section 10.01(c)(ii) shall not be available following the first to occur of (A) delivery of the Written Consent constituting the Company Stockholder Approval to Parent and (B) the date that is two days following the date of this Agreement; or
(iii)   a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date or, if curable, is not cured by the Company within 45 days of receipt by the Company of written notice of such breach or failure stating Parent’s intention to terminate this Agreement pursuant to this Section 10.01(c)(iii) and the basis for such termination; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.01(c)(iii) if, at the time of the delivery of such notice, Parent or Merger Subsidiary is in material breach of its or their representations, warranties, covenants or other obligations under this Agreement.
(d)   by the Company, if:
(i)   prior to receipt of the Company Stockholder Approval, the Board of Directors of the Company shall have made an Adverse Recommendation Change in compliance with the terms of this Agreement, including Section 6.04(d), in order to enter into a definitive, written agreement concerning a Superior Proposal; provided, that substantially concurrently with such termination, the Company shall enter into such definitive, written agreement; or
(ii)   a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date or, if curable, is not cured by Parent within 45 days of receipt by Parent of written notice of such breach or failure stating the Company’s intention to terminate this Agreement pursuant to this Section 10.01(d)(ii) and the basis for such termination; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(d)(ii) if, at the time of the delivery of such notice, the Company is in material breach of its representations, warranties, covenants or other obligations under this Agreement.
The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give written notice of such termination to the other party specifying the provisions of this Section 10.01 pursuant to which this Agreement is being terminated.
Section 10.02   Effect of Termination.   If this Agreement is validly terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or Representative of such party) to the other parties hereto; provided that, subject to Section 10.03(c), if such termination shall result from the intentional (i) failure of either party (treating Parent and Merger Subsidiary as one party for this purpose) to fulfill a condition to the performance of the obligations of the other party, (ii) failure of either party (treating Parent and Merger Subsidiary as one party for this purpose) to perform a covenant set forth in this Agreement or (iii) breach by either party (treating Parent and Merger Subsidiary as one party for this purpose) of any representation and warranty set forth in this Agreement, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Section 8.02, this Section 10.02, Section 10.03 and Sections 11.01, 11.04, 11.07, 11.08, 11.09 and Section 11.11 shall survive any termination hereof pursuant to Section 10.01. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any party pursuant to the Confidentiality Agreement or any applicable clean team or similar arrangement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
Section 10.03   Termination Payments.
(a)   Company Payments.
(i)   If this Agreement is validly terminated pursuant to Section 10.01(c)(i), then the Company must promptly (and in any event within three Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(ii)   If this Agreement is validly terminated pursuant to Section 10.01(d)(i), then the Company must prior to or substantially concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(iii)   If this Agreement is validly terminated pursuant to Section 10.01(c)(ii), then the Company must promptly (and in any event within three Business Days) following such termination pay, or cause to be paid, to Parent an amount of the Company Termination Fee in cash by wire transfer of immediately available funds to an account or accounts designated in writing by Parent as reimbursement for expenses incurred by Parent in connection with this Agreement and the transactions contemplated by this Agreement.
(b)   Single Payment Only.   The parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(c)   Sole Remedy.   Notwithstanding any other provision of this Agreement, if this Agreement is validly terminated in a circumstance in which the Company Termination Fee is payable, Parent’s receipt of the Company Termination Fee, to the extent owed pursuant to Section 10.03(a), or Parent’s right to specific performance pursuant to Section 11.13, as applicable, will be the sole and exclusive remedies of (x) Parent, NICE and Merger Subsidiary and (y) the former, current and future holders of any equity, controlling persons, Affiliates (other than Parent, NICE or Merger Subsidiary), Representatives, members, managers, general or limited partners, stockholders and assignees of each of Parent, NICE and Merger Subsidiary (collectively, the “Parent Related Parties”) against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligation to Parent or Merger Subsidiary or any Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the parties (or their Affiliates) will remain obligated with respect to, and Parent and Merger Subsidiary and their Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement and Section 11.04, as applicable). For the avoidance of doubt, in no event shall Parent be entitled to obtain both (x) a grant of specific performance pursuant to Section 11.13 that results in the Closing occurring and (y) payment of the Company Termination Fee in accordance with Section 10.03(a). The Company Related Parties are intended third party beneficiaries of this Section 10.03(c).
(d)   Acknowledgements.   The parties acknowledge that the agreements contained in this Section 10.03 are an integral part of this Agreement and that, without this Section 10.03, the parties would not have entered into this Agreement.

ARTICLE 11
Miscellaneous
Section 11.01   Notices.   All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as no “bounce back” or similar message of non-delivery is received) and shall be given, if to Parent, NICE or Merger Subsidiary, to:
NICE Headquarters
13 Zarhin Street
NICE 1,
P.O. Box 690
Ra’anana
4310602
Israel
Attention: Tali Mirsky
E-mail: Tali.Mirsky@nice.com
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Lee Hochbaum
Email: lee.hochbaum@davispolk.com
if to the Company, to:
LiveVox Holdings, Inc.
655 Montegomery Street, Suite 1000
San Francisco, California 94111
Attention:
John DiLullo
Aaron Ross

E-mail:
jdilullo@livevox.com
aross@livevox.com

with a copy (which shall not constitute notice) to:
Kirkland & Ellis
2049 Century Park East, Suite 3700
Los Angeles, CA 90067
Attention:
Monica Shilling
Dov Kogen

E-mail:
monica.shilling@kirkland.com
dov.kogen@kirkland.com

or to such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. Notwithstanding the foregoing, if the Written Consent or Parent’s notice of termination pursuant to Section 10.01(c)(ii) is delivered by e-mail, it shall be deemed received on the date of receipt irrespective of (i) the time of delivery and (ii) whether such date of receipt is a Business Day.
Section 11.02   Survival of Representations and Warranties.   The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 11.03   Amendments and Waivers.
(a)   Any provision of this Agreement may be amended, supplemented or waived prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, in the case of an amendment, after the Company Stockholder Approval has been obtained there shall be no amendment that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained.
(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 11.04   Expenses.   Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 11.05   Disclosure Schedule and SEC Document References.
(a)   The parties hereto agree that any reference in a particular section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such party that are contained in this Agreement, but only where the relevance of such exception or disclosure is reasonably apparent from the face of such disclosure. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that the inclusion of an item in either disclosure schedule as an exception thereto will not be deemed an admission that such item represents a material exception or material fact, event or circumstance, that such item is required to be disclosed by this Agreement or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company.
(b)   The parties hereto agree that any information contained in any part of any Company SEC Document shall only be deemed to be an exception to (or a disclosure for purposes of) the Company’s representations and warranties if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to a person who has read that information concurrently with such representations and warranties; provided that in no event shall any information contained in any part of any Company SEC Document entitled “Risk Factors” (except to the extent such information consists of factual and/or historical statements) or containing a description or explanation of “Forward-Looking Statements” or other information that is of a similarly predictive, cautionary or forward-looking nature be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of the Company contained in this Agreement; provided, further, that in no event shall any information contained in any part of any Company SEC Document be deemed to be an exception to (or a disclosure for purposes of) any representation or warranty set forth in Section 4.05(a) and the second and third sentences of Section 4.05(c).
Section 11.06   Binding Effect; Benefit; Assignment.
(a)   The provisions of this Agreement shall be binding upon and, except (i) as provided in or contemplated by Section 7.02 and this Section 11.06, (ii) if the Closing occurs, for the right of the holders of Company Stock, Company RSUs, Company PSUs, Units or Company Warrants, respectively, to receive the consideration specified in this Agreement, in each case, after the Effective Time, and (iii) as provided in Section 10.03(c), shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 7.02 and this Section 11.06, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, if NICE, Parent or Merger Subsidiary wrongfully terminates or willfully breaches this Agreement, then, following the termination of this Agreement, the Company may seek damages and other relief (including equitable relief) on behalf of the holders of the Company Stock, Company RSUs, Company PSUs, Units or Company Warrants.

(b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of each other party hereto, except that Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, (i) by written notice to the Company, to a wholly-owned direct or indirect Subsidiary of Parent, in which event all references herein to Merger Subsidiary, as applicable, shall be deemed references to such other Subsidiary; provided that any such assignment shall not materially impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement or otherwise materially impair the rights of the Company under this Agreement or relieve Parent of any of its obligations under this Agreement and (ii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve NICE, Parent or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary.
Section 11.07   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state that would result in the application of the laws of a jurisdiction other than the State of Delaware.
Section 11.08   Jurisdiction.   The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.
Section 11.09   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.10   Counterparts; Effectiveness.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.
Section 11.11   Entire Agreement.   This Agreement and the Confidentiality Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 11.12   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.13   Remedies.
(a)   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(b)   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree not to raise any objections to (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Subsidiary, on the other hand; and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Subsidiary pursuant to this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The parties hereto further agree that (x) by seeking the remedies provided for in this Section 11.13, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement; provided that in no event shall such party be entitled to obtain both (1) a grant of specific performance pursuant to this Section 11.13 that results in the Closing occurring and (2) an award of monetary damages, and (y) nothing set forth in this Section 11.13 shall require any party hereto to institute any Legal Proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 11.13 prior to, or as a condition to, exercising any termination right under Article 10 (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 11.13 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 10 or pursue any other remedies under this Agreement that may be available then or thereafter.
Section 11.14   No Recourse.   This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and (a) no Person (other than the parties to this Agreement) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated by this Agreement or in respect of any oral representations made or alleged to be made in connection herewith, including any and all causes of action arising from or otherwise relating to such Person’s receipt of consideration or other benefits from this Agreement and the transactions contemplated by this Agreement and (b) no Person shall have any shared or vicarious liability, or otherwise be the subject of legal or equitable claims, for the actions, omissions or Fraud of any other Person.
Section 11.15   Parent Guarantee.   NICE has the authority to and shall cause Parent and Merger Subsidiary to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Parent or Merger Subsidiary in accordance with the terms of this Agreement, subject to all terms, conditions and limitations contained in this Agreement. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, NICE hereby unconditionally guarantees and has the authority to and shall cause full performance and payment by Parent and Merger Subsidiary of each of the covenants, obligations and undertakings required to be performed by Parent and Merger Subsidiary under this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Parent or Merger Subsidiary shall also be deemed to be a breach or default, as applicable, of NICE, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against any of NICE, Parent and Merger Subsidiary in the first instance. As applicable, references in this Section 11.15 to “Merger Subsidiary” shall also include the Surviving Corporation following the Effective Time.
[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.
NICE LTD.
By:
/s/ Barak Eilam

Name: Barak Eilam
Title: Chief Executive Officer
LIVEVOX HOLDINGS, INC.
By:
/s/ John DiLullo

Name: John DiLullo
Title: Chief Executive Officer
INCONTACT, INC.
By:
/s/ Barry Cooper

Name: Barry Cooper
Title: President
LASER BRIDGE MERGER SUB INC.
By:
/s/ Barry Cooper

Name: Barry Cooper
Title: President
[Signature Page to Merger Agreement]

ANNEX B
Opinion of Jefferies LLC

Opinion of Jefferies LLC
October 3, 2023
The Board of Directors
LiveVox Holdings, Inc.
655 Montgomery Street, Suite 1000
San Francisco, California 94111
The Board of Directors:
We understand that LiveVox Holdings, Inc., a Delaware corporation (“LiveVox”), inContact, Inc., a Delaware corporation (“inContact”) and wholly owned subsidiary of NICE Ltd., a company organized under the laws of the State of Israel (“NICE”), Laser Bridge Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of inContact (“Merger Subsidiary”), and NICE, propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, (i) Merger Subsidiary will be merged with and into LiveVox (the “Merger”) and (ii) each outstanding share of Class A common stock, par value $0.0001 per share, of LiveVox (“LiveVox Common Stock”), other than shares of LiveVox Common Stock held in escrow pursuant to earnout or lockup arrangements, will be converted in the Merger into the right to receive $3.74 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Consideration to be received in the Merger by holders of LiveVox Common Stock (other than holders of LiveVox Common Stock that execute a written consent in connection with the Merger, parties to earnout or lockup arrangements in their capacities as holders of escrowed shares of LiveVox Common Stock thereunder, and NICE, Merger Subsidiary, and their respective affiliates) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
In arriving at our opinion, we have, among other things:
(i)
reviewed an execution version, provided to us on October 3, 2023, of the Merger Agreement;

(ii)
reviewed certain publicly available financial and other information relating to LiveVox;

(iii)
reviewed certain information furnished to us by the management of LiveVox relating to the business, operations and prospects of LiveVox, including financial forecasts and estimates provided to or discussed with us by the management of LiveVox;

(iv)
held discussions with members of the senior management of LiveVox regarding the business, operations and prospects of LiveVox and the other matters described in clauses (ii) and (iii) above;

(v)
reviewed the stock trading price history for LiveVox and the implied trading multiples of LiveVox and certain publicly traded companies that we deemed relevant in evaluating LiveVox;

(vi)
reviewed, to the extent publicly available, financial terms of certain transactions that we deemed relevant in evaluating the Merger; and

(vii)
conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by LiveVox or that was publicly available to us (including, without limitation, the information described above) or otherwise reviewed by us. We have relied on assurances of the management and other representatives of LiveVox that they are not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In our review, we have not made or obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor have we conducted a physical inspection of any of the properties or facilities, of LiveVox or any other entity and we assume no responsibility to obtain or conduct any such evaluations, appraisals or physical inspections. We have not evaluated the solvency or fair value of LiveVox or any other entity under laws relating to bankruptcy,

The Board of Directors
LiveVox Holdings, Inc.
October 3, 2023

insolvency or other matters. Our analyses and opinion also do not consider any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings to which LiveVox or any other entity are or in the future may be a party or subject.
With respect to the financial forecasts and estimates provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised, and we have assumed, that the financial forecasts and estimates relating to LiveVox that we have been directed to utilize for purposes of our analyses and opinion have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of LiveVox as to, and are an appropriate basis upon which to evaluate, the future financial performance of LiveVox and the other matters covered thereby. We express no opinion as to any financial forecasts or estimates or the assumptions on which they are based.
We have relied upon the assessments of the management of LiveVox as to, among other things, (i) the potential impact on LiveVox of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the technology industry, including the cloud contact-center-as-a-service sector thereof, or the operations of LiveVox, (ii) implications of the global COVID-19 pandemic on LiveVox, (iii) the products and platform solutions of, technology and intellectual property utilized in, and licensing arrangements for, LiveVox’s business, and (iv) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, partners, resellers, suppliers, third-party service providers and other commercial relationships of LiveVox. We have assumed that there will not be any developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion.
Our opinion is based on economic, monetary, regulatory, market and other conditions existing, and which can be evaluated, as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. As you are aware, the credit, financial and stock markets, the industry in which LiveVox operates and the securities of LiveVox have experienced and may continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on LiveVox or the Merger.
We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to LiveVox or the Merger and we have assumed the correctness in all respects meaningful to our analyses and opinion of all legal, regulatory, accounting and tax advice given to LiveVox and/or the Board of Directors of LiveVox (the “Board”), including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting LiveVox or the Merger and legal, regulatory, accounting and tax consequences to LiveVox or its securityholders of the terms of, and transactions contemplated by, the Merger Agreement and related documents. We have assumed that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on LiveVox or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed that the final Merger Agreement, when signed by the parties thereto, will not differ from the execution version reviewed by us in any respect meaningful to our analyses or opinion.
In connection with our engagement, we were requested to, and we contacted, at your direction, selected third parties regarding their potential interest in a possible acquisition of LiveVox. Our opinion does not address the relative merits of the Merger or other transactions contemplated thereby as compared to any alternative transaction or opportunity that might be available to LiveVox, nor does it address the underlying

The Board of Directors
LiveVox Holdings, Inc.
October 3, 2023

business decision by LiveVox to engage in the Merger or other transactions contemplated thereby or the terms of the Merger Agreement or related documents, including the form or structure of the Merger, the treatment of any warrants or units of LiveVox or any shares of LiveVox Common Stock held in escrow or underlying any securities of LiveVox, or any term, aspect or implication of any written consents or support agreements or other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view and as of the date hereof, of the Consideration to be received by holders of LiveVox Common Stock (to the extent expressly specified herein), without regard to individual circumstances of specific holders (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of LiveVox held by such holders, and our opinion does not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of LiveVox or otherwise. We have not been asked to, and our opinion does not, address the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of LiveVox or any other party. Furthermore, we express no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Consideration or otherwise. We also express no view or opinion as to the prices at which shares of LiveVox Common Stock or any other securities of LiveVox (including warrants and units of LiveVox) may trade or otherwise be transferable at any time, including following announcement or consummation of the Merger. The issuance of our opinion has been authorized by the Fairness Committee of Jefferies LLC.
It is understood that our opinion is for the use and benefit of the Board (in its capacity as such) in its evaluation of the Consideration from a financial point of view. Our opinion does not constitute a recommendation as to how the Board or any securityholder should vote or act with respect to the Merger or any other matter.
We have been engaged to act as financial advisor to LiveVox in connection with the Merger and will receive a fee for our services, of which a portion is payable upon delivery of this opinion and the principal portion is contingent upon consummation of the Merger. In addition, LiveVox has agreed to reimburse us for expenses incurred in connection with our engagement and to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.
As the Board is aware, we and our affiliates in the past have provided, and in the future may provide, certain financial advisory or financing services to LiveVox unrelated to the Merger, for which services we and our affiliates have received and may receive compensation, including, during the approximate two-year period prior to the date hereof, having acted as financial advisor to LiveVox in connection with its predecessor’s merger with Crescent Acquisition Corp in 2021. As the Board also is aware, we and our affiliates in the past have provided, are currently providing and in the future may provide, certain financial advisory or financing services to Golden Gate Private Equity, Inc., entities affiliated with which collectively are significant stockholders of LiveVox (“Golden Gate”), and/or its affiliates or portfolio companies associated with Golden Gate and/or its affiliates, for which services we and our affiliates have received and may receive compensation, including, during the approximate two-year period prior to the date hereof, having acted or acting as (i) joint lead arranger and joint bookrunner, and as a lender under, a credit facility of a portfolio company associated with Golden Gate and/or its affiliates and (ii) joint lead arranger for a debt offering of a portfolio company associated with Golden Gate and/or its affiliates. As the Board further is aware, Robert D. Beyer, a member of the Board, also is a member of the board of directors of Jefferies Financial Group Inc. Although we and our affiliates have not provided financial advisory or financing services to NICE during the past two years for which we and our affiliates received compensation, we and our affiliates in the future may provide such services, for which services we and our affiliates would expect to receive compensation. We maintain a market in the securities of LiveVox and, in the ordinary course of business, we and our affiliates may trade or hold securities or financial instruments (including loans and other

The Board of Directors
LiveVox Holdings, Inc.
October 3, 2023

obligations) of LiveVox, NICE and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities or financial instruments.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received in the Merger by holders of LiveVox Common Stock (other than holders of LiveVox Common Stock that execute a written consent in connection with the Merger, parties to earnout or lockup arrangements in their capacities as holders of escrowed shares of LiveVox Common Stock thereunder, and NICE, Merger Subsidiary, and their respective affiliates) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
JEFFERIES LLC